UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 1-A
REGULATION A OFFERING CIRCULAR
UNDER THE SECURITIES ACT OF 1933
TESSERACT COLLECTIVE, INC.
(Exact name of issuer as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)
45 Rockefeller Plaza, 20th Floor
New York, New York 10111
212-332-2017
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)
Richard Seet Chief Executive Officer 45 Rockefeller Plaza, 20th Floor New York, New York 10111 212-332-2017	Charles Riotto President 45 Rockefeller Plaza, 20th Floor New York, New York 10111 212-332-2017
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Janeane Ferrari, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000
7336	87-3751500
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
This offering circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.
PART II – Offering Circular
The registrant is submitting this draft offering statement for non-public review pursuant to Rule 252(d) of Regulation A under the Securities Act of 1933, as amended.
As Submitted to the Securities and Exchange Commission on May 23, 2024
Preliminary Offering Circular Dated May 23, 2024

TESSERACT COLLECTIVE, INC.
This is an initial public offering of our securities (this “Offering”). We are offering     shares of our common stock, $0.0001 par value per share (“Common Stock”). The offering price is $    per share of Common Stock. A description of these securities can be found beginning on page 78 of this offering circular (this “Offering Circular”).
The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “Commission”) and the relevant state regulators, as necessary. This offering will close upon the earlier of (1) the sale of the maximum number of shares of Common Stock offered hereby, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by our board of directors. This offering is on a “best efforts,” no minimum, basis. There is no minimum number of shares of Common Stock that we must sell in order to conduct a closing in this Offering.
We will commence the sale of the shares of Common Stock as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the Commission. The Company may close the entire Offering at one time or may have multiple closings. Throughout this Offering Circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. Additional closings, if any, will occur on a rolling basis throughout the offering period. The maximum Offering period is 12 months from the date of commencement, but we reserve the right to terminate this Offering for any reason at any time prior to the initial closing. Each time the company accepts funds is defined as a “closing.” We intend that the funds tendered in cash by potential investors will be received directly by Continental Stock Transfer & Trust Company (the “Escrow Agent”) and will be transferred to the company upon closing.
There is no minimum offering amount and the Company anticipates undertaking closings on a monthly basis without qualifications for such closings until such time as the maximum offering amount is reached. Prior to a closing, investor’s funds will be held in escrow and such investor will not have any rights as a shareholder of the Company, including the right to receive distributions and vote the shares. Funds held in escrow are not refundable and the Company may direct a closing regardless of the amount which is being held in escrow at such time. After each such closing, funds tendered by investors will be available to the Company and investors will become shareholders of the Company with the same rights as other holders of the Company’s Common Stock.
There is currently no public trading market for our securities. For the time being, we do not intend to apply for listing of our Common Stock on any securities exchange or for quotation in any automated dealer quotation system or other over-the-counter market, however, the Company reserves the right to later amend this Offering in the event that the Company seeks to apply for listing on an exchange or quotation in an over-the-counter market.
Our Chief Executive Officer, Mr. Richard Seet, owns 47.7% of our Common Stock and is expected to own approximately    % after the consummation of this Offering, assuming the maximum number of shares of Common Stock offered hereby are sold.
See “Risk Factors” beginning on page 16 of this Offering Circular for a discussion of information that should be considered in connection with deciding whether to make an investment.
The Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.
	Price to Public	Underwriting/Selling Agents’ discounts and commissions(a)	Proceeds to Issuer(b)
Common Stock		$0	$
Total Maximum Offering		$0	$
(a)
We do not currently intend to use commissioned sales agents, placement agents or underwriters. In the event we use commissioned sales agents or underwriters going forward, we will file an amendment to this Offering Circular.

(b)
The amount of total proceeds set forth in the table does not include deductions for expenses related to this Offering, including the filing, printing, legal, accounting, escrow agent and other miscellaneous expenses, estimated to be approximately $   .

This is a Regulation A+ Tier 2 offering.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. As a smaller reporting company within the meaning of Rule 405, we are following the Form S-1 disclosure requirements for smaller reporting companies. This offering circular is intended to provide the information required by Part I of Form S-1.
Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.
       , 2024

ABOUT THIS OFFERING CIRCULAR
This Offering Circular speaks only as of the date hereof.
We will amend this Offering Circular whenever the information it contains has become false or misleading in light of existing circumstances and for other purposes, such as to disclose material developments related to the securities offered hereby, to update required financial statements or if there has been a fundamental change in the information initially presented. We will file an amended offering circular as part of an amendment to our Form 1-A, which we will file with the Commission, state regulators or other appropriate regulatory bodies. Our shares of Common Stock are not available for offer and sale to residents of every state.
This Offering Circular contains all of the representations by the company concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.
Investment in small businesses involves a high degree of risk, and investors should not invest any funds in this Offering unless they can afford to lose their entire investment. In making an investment decision, investors must rely on their own examination of the company and the terms of the offering, including the merits and risks involved.
This Offering Circular does not constitute an offer to sell or solicitation of an offer to buy in any jurisdiction in which such offer or solicitation would be unlawful or any person to whom it is unlawful to make such offer or solicitation. The shares of Common Stock may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified.
Neither the delivery of this Offering Circular nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the company since the date hereof. Information contained in the preliminary Offering Circular is subject to completion or amendment.
NASAA uniform legend:
In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by the federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and the applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.
Notice to Foreign Investors
If the purchaser lives outside the United States, it is the purchaser’s responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase of the securities, including obtaining required governmental or other consents or observing any other required legal or other formalities. The Company reserves the right to deny the purchase of the securities by any foreign purchaser.

MARKET AND INDUSTRY DATA
Within this Offering Circular, we reference information and statistics regarding the industries in which we do or will operate, including fine art, High-End Art and licensing and merchandising industries, which include categories such as fashion, housewares, and leather goods, amongst others (all as defined herein). We are responsible for these statements included in this Offering Circular. We have relied, to the extent available, upon management’s review of information and statistics from various independent third-party sources, including the third-party sources listed below, and other publicly available information prepared by a number of sources. Some data and other information contained in this Offering Circular are also based on management’s knowledge of fine art, High-End Art and ancillary industries, and their good faith estimates and calculations, which are derived from their review and interpretation of independent sources. Data regarding the industries in which we do or will compete are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. All market data and industry information used in this Offering Circular involves a number of assumptions and limitations and you are cautioned not to give undue weight to such estimates. While we believe such information is reliable, we cannot guarantee the accuracy or completeness of this information and we have not independently verified any third-party information. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. Projections, assumptions and estimates of our future performance and the future performance of the industries in which we expect to operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties.
We have also obtained certain information from third-party sources, including Data published by Arts Economics (2023) The Art Market 2023, An Art Basel & UBS Report (“The Art Market 2023 Report”).
TRADEMARKS, SERVICE MARKS AND TRADE NAMES
We have proprietary rights to trademarks used in this Offering Circular that are important to our business, many of which are registered under applicable intellectual property laws.
Solely for convenience, the trademarks, service marks, logos and trade names referred to in this Offering Circular are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This Offering Circular contains additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this Offering Circular are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SUMMARY
This summary highlights certain information appearing elsewhere in this Offering Circular. For a more complete understanding of this Offering, you should read the entire Offering Circular carefully, including the risk factors and the financial statements.
Unless otherwise stated in this Offering Circular, “we”, “us”, “our”, “Company”, and “Tesseract” refer to Tesseract Collective, Inc.
Overview
Tesseract Collective, Inc., doing business as Tesseract Icons (“Tesseract” or the “Company”), is a developmental stage intellectual property company. We intend to build our intellectual property library through the creation and amassing of intellectual property rights to original fine artworks derived from iconic personalities, iconic brands, iconic characters, or iconic works from the physical art and collectibles markets (going forward, “Icon” will refer to iconic personalities, brands, characters, or art generally recognized as icons). We plan to commission original fine artworks derived from Icons created in partnership with renowned museums, prestige art galleries, and/or prestige art fairs such as Art Frieze, Art Basel, and the Venice Biennale (such museums, cultural institutions, art galleries, and art fairs will be referred to in this Offering Circular as “Art Curators” going forward), many of which are themselves recognized icons. Tesseract has entered into, and intends to enter into additional, license agreements which allow for the name, image, and/or likeness of the Icons to be utilized; our Art Curator will select artists to produce the fine artworks in collaboration with the Icon, and then exhibit the produced fine artworks in a gallery show at the museum. Each of the Icons, the Art Curator, and the selected artists who will produce the fine artworks will be deemed collaborators (“Collaborator(s)”). We call such fine artworks created for Tesseract by the museum selected artists in collaboration with the Icon we introduce, and then exhibited by the Art Curator, “Collaborative Original Fine Artwork(s)” or “COFA(s). The stakeholders of the COFA include the Icon, the Art Curator, and the artist. We plan to secure a global master license for all rights, excluding non-fungible token (“NFT(s)”) rights, in perpetuity, to the intellectual property underlying the COFA from each of its stakeholders (a “Global Master License”). Because Tesseract commissions the COFAs, we are in a position to leverage our Global Master Licenses as long termed arrangements: with an initial term for licensing of COFA merchandise of 10 years, and additional two terms of 10 years each triggered by automatic renewal provisions, for a total of 30 years, assuming all renewals are made. Thereafter, we intend to monetize the Global Master License via the sub-licensing of such rights to third party licensees in various categories to include fashion, apparel, accessories, home goods, and media, amongst other licensing categories.
Although some of the art our Art Curators or artists produce may be in the form of digital art, because the contractual rights to mint NFTs are currently, and will continue to be, specifically excluded from our intended Global Master License, placing the COFAs on the blockchain in the form of NFTs will not be a part of our business plan, and we have no intention of engaging in the business of creating, licensing or selling NFTs or operating in the NFT, crypto asset, or cryptocurrency markets, or transacting in cryptocurrency. We intend to use any digital art created by our Art Curators to generate physical art products and merchandise, use on websites, or sell to third parties without minting NFTs or placing the digital art on a blockchain.
Our existing assets include:
•
The exclusive license for COFAs derived from the original illustrations of Le Petit Prince/The Little Prince (“The Little Prince” going forward), that are commissioned by, or on behalf of, us, in collaboration with prestige museums, prestige art galleries, and/or prestige art fairs. The Little Prince has sold over 200 million copies worldwide, which makes it one of the best-selling books ever written; with translations in over 400 languages and dialects, it is the second most translated book after the Bible.

•
The exclusive license for COFAs derived from the Kremer Collection. The Kremer Collection is a collection of approximately 95—and growing—artworks of 17th century Dutch and Flemish masters owned by George and Ilone Kremer. The collection includes masterpieces by Rembrandt, Frans Hals, Pieter de Hooch, Jan Lievens, Michael Sweerts, amongst others. Over the past 20 years, many of the works from the Collection have been on display in a variety of exhibitions and on long-term loans with international museums, including the Mauritshuis in the Hague, the National Gallery in London, the National Gallery of Art in Washington, D.C., and the Rijksmuseum in Amsterdam.

•
The exclusive license for COFAs curated by Sentebale. Sentebale was founded in 2006 by Prince Harry, The Duke of Sussex, and Prince Seeiso of Lesotho. They are both deeply inspired by their mothers, Princess Diana and Queen Mamahato—courageous women who used their platforms to raise awareness about difficult subjects and brought hope and help to vulnerable communities. As a charity, Sentebale is focused on the creation and implementation of sustainable solutions that address issues of health, wealth inequity, and climate resilience for the youths in Lesotho, Botswana, and South Africa.

Our immediate objectives are: (i) to find Art Curators who will identify artists to develop COFAs derived from the original illustrations from The Little Prince and from the works of the Kremer Collection and Sentebale; and, (ii) to secure a partnership with a licensing agent to commercialize the soon to be created COFA intellectual property conferred by the Global Master Licenses for both The Little Prince and the Kremer Collection.
We intend to seek additional Global Master Licenses granting us rights to produce and license COFAs based on other Icons. By focusing on Icons and the creation of COFAs with Art Curators, we believe we significantly differentiate our intellectual property from other producers of art.
Our Team
To capitalize on collaborations between Icons, Art Curators, and artists; then securing the Global Master License from each stakeholder; and then exploiting the Global Master License in licensing and merchandising with third-party licensees, we have assembled a team of highly credentialed principals and advisors. Our team has deep industry expertise with Art Curators, art, fashion, music, entertainment, and luxury goods. Our team also has considerable experience in the structuring of fine art licenses from Icons; demonstrated virtuosity in developing COFAs via partnerships with cultural institutions, visual artists, musicians, entertainers, fashion designers, and/or luxury brands; and licensing and merchandising.
Because of our team’s relationships and experience, we have the highest-level access to Icons, Collaborators in Art Curators, art, music, entertainment, social influencing, fashion, and/or luxury brands, amongst others; and licensing and merchandising.
The Opportunity
We believe five forces create an economic opportunity for COFA licensing which Tesseract intends to exploit:
1.	Use of Icons—a scarce resource—to sell into their fan base.
2.	COFAs: scarce Icon x high barrier to entry via Art Curator exhibition = High-End Art with singular provenance and repute.
3.	Copyright protection afforded our newly created COFAs.
4.	Use of COFAs in developing visual identities associated with the collaboration between Icon and Art Curator.
5.	The use of collaborations to expand the licensing market potential of intellectual property underlying COFAs.

Use Of Icons—A Scarce Resource—To Sell Into Their Fan Base
Social media has made direct the connection between creators and their fans. Via social media, creators have direct access to their fans: creators can post their content to their fans directly—in so doing, they can aggregate an even larger fan base—and, they can message their fans directly, just as the fans can react and communicate directly with the creators. This direct access to a creator’s fans has made a creator’s fan count a new coin of the marketing realm. As such, creators with large fan bases, generally those greater than one million followers on social media platforms such as Facebook, Instagram, YouTube, TikTok, and/or X, are also known as influencers. They are called influencers because their calls to action on the social platforms, for example, are known to galvanize their followers to such actions. Creators with large fan bases are exceedingly scarce resources. According to Statista.com, below is the number of influencers on Facebook in the United States as of June 2023, by followers:

50,000
40,000
30,000
20,000
10,000
0
Number of influencers
42,240
13,414
12,869
10,971
4,938
5,536
5k-10k
10k-50k
50k-10k
100k-250k
250-1M
1M+

With approximately three billion active users on Facebook, influencers with greater than one million followers represent less than 0.000185% of all accounts. Similarly, on Instagram, according to DemandSage, there are approximately 2.4 billion accounts; and according to Sprout Social, there are approximately 9,000 accounts with more than 1 million Instagram followers. Thus, accounts with greater than one million followers represent only 0.000375% of total users.
Creators with large fan bases, unsurprisingly, have been approached by brands to serve as ambassadors of their brands. For posting or creating content associated with a brand, the creator is paid for the prescribed action. In some cases, instead of simply posting for third party brands, creators, especially creators with extremely large fan bases and high engagement rates, have created their own brands and have gone into business for themselves. Kim Kardashian, with 364 million followers on Instagram, has created Skims, for example. Skims, a shapewear brand, was built via the use of Kardashian’s social influence with her fan base: she announced the formation of the brand, she updated developments on the brand, and she modeled products from the brand, all via social media, with little to no out of pocket marketing expense. As of July 19, 2023, according to USA Today, Skims raised $270 million at a $4 billion valuation.

COFAs: Scarce Icon x High Barrier to Entry Via Art Curator Exhibition = High-End Art With Singular Provenance And Repute
According to Art Basel and UBS in their joint report, “The Art Market 2023”, the following bar graphs represent market share in auction price segments from 2009 to 2022.

a) By Value of Sales

100%
80%
60%
40%
20%
0%
% of sales
36%
47%
45%
45%
47%
51%
57%
53%
57%
59%
55%
54%
57%
60%
42%
37%
40%
39%
37%
35%
31%
34%
32%
30%
33%
34%
32%
30%
22%
16%
15%
16%
15%
14%
12%
13%
12%
11%
12%
12%
11%
10%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Low End
Middle Market
High End

b) By Volume (Number of Lots)

0.3%
1%
1%
1%
1%
1%
0.4%
0.5%
1%
1%
1%
1%
1%
1%
100%
80%
60%
40%
20%
0%
% of sales
8%
9%
10%
10%
9%
9%
6%
6%
7%
6%
6%
7%
8%
8%
92%
90%
89%
90%
90%
91%
93%
94%
92%
93%
93%
92%
91%
92%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Low End
Middle Market
High End

In 2022, the “middle market” and “high end” segment, defined by the authors as artworks with values between $50,000 and up to $1,000,000 and those greater than $1,000,000, respectively, represented 9% of the sales volume, but 90% of the sales value. Given the aforementioned statistic, we believe that value in the art market resides in the middle market through the high end (hereafter “High-End Art”) segment.
Yet, how does an artwork eventually sell as High-End Art at auction? While there is no definitive formula to create an artwork which sells for greater than $50,000, most High-End Art in the contemporary art market share common characteristics defined by high barriers: the artists who created the artworks are often represented by prestige art galleries; they have been showcased by those galleries at prestigious art fairs such as Art Frieze, Art Basel, and/or the Venice Biennale; and/or, the artworks are often exhibited in museums.

Prestige Art Gallery: Almost all High-End Art is produced by an artist represented by a prestige art gallery. We define a prestige art gallery (“Prestige Art Gallery”) as a gallery with sales greater than $10 million per year AND with multiple galleries in multiple countries. Below are charts from “The Art Market 2023” for galleries with greater than $10 million in sales per year and galleries with multiple galleries in multiple countries:

Figure 2.3 Annual Sales Turnover of Survey Respondents in 2022

More than $10m: 7%
Less than $250k: 31%
$1m-$10m: 37%
$250k-$500k: 13%
$500k-$1m: 11%

Figure 2.1 Geographical Gallery Operations in 2022

No physical premises: 6%
Multiple galleries/multiple countries: 9%
Multiple galleries/one country: 14%
One gallery: 71%

Per the above charts, Prestige Art Galleries represent just 0.63% of the global art gallery market. Such galleries include Gagosian, Hauser & Wirth, Pace, and Zwirners, for example.

Copyright Protection Afforded Our Newly Created COFAs
By and large, a licensee licenses from a licensor the use of the licensor’s intellectual property because the licensor is a brand which is familiar to the broader public. Via the use of the licensor’s brand, the licensee’s products could differentiate itself from a sea of commodified goods through the consumer’s attachment to the licensor. Unsurprisingly, in the world of art licensing, much of the imagery which is used in licensed merchandise sales are generally older recognized artworks not under copyright protection or those relatively newer works still under copyright protection. In the case of those not under copyright protection, the associated licensed art is generally sold in conjunction with a right to use the cultural institution’s name. For example, while the Mona Lisa is not under copyright protection, most licensed images of the Mona Lisa are sold in tandem with the use of the Louvre trademark, the cultural institution where the Mona Lisa hangs. In either case, intellectual property protection exists in the trademark of the institution and/or the copyright of the protected newer artwork. Thus, a competitive barrier is erected.
Following from above, the Company believes there is an opportunity to excel with new art intellectual property in one of four mutually non-exclusive ways: (i) create art which could be quickly recognized by the public because of the acclaim of the artwork or artist; (ii) the use of new art intellectual property for which the general public may be less familiar, partnered with an Icon to gain recognition via the publicity through the Icon’s followers; (iii) the use of new art intellectual property for which the general public may be less familiar, paired with an elite Art Curator which is a distinguished brand; and/or (iv) a combination of (i), (ii), and/or (iii).
We choose to compete by commissioning new art, because new art creates new intellectual property. Thus, a copyright of such imagery from the new art would create a significant long-term competitive barrier.
As above, we believe that we can capture such opportunities for affinity marketing and selling by finding Icons with large follower counts on social media. It is Tesseract’s intent to find Icons, with large social media fan bases, to partner with the Company to create original intellectual property in the form of original artwork.
Elite Art Curators are well known brands. They are renowned for many reasons, including but not limited to: first, in the case of museums, because of recognized masterpieces many museums own within their permanent collections, they are endowed irreplicable advantages against those without; second, their curatorial talents in identifying artists and trends; and last, their ability to situate art within cultural contexts are acknowledged by the community at large. It is Tesseract’s intent to partner Icons with Art Curators, with the duo selecting artists who will create new art inspired by the Icon; furthermore, it is the Company’s intent that such new art will be exhibited at the partner Art Curator.
Taken together, the Company believes there is an opportunity in commissioning new art, our COFAs, inspired by Icons and curated by the Art Curators themselves. By connecting the COFAs with an Icon and a recognized Art Curator brand, we can take a potentially less known newly created image, and tether that visual with a known brand. The goal is to confer a halo effect to the COFA images that might otherwise not be notable were it to stand in isolation.
The Use Of Collaborations To Expand The Licensing Market Potential Of The Intellectual Property Underlying COFAs
Below are data for licensing and merchandising sales, in millions of dollars, from various property types from Licensing International’s report entitled “2023 Global Licensing Industry Study”:

As per data evidenced above, were we to consider art licensing alone, the 2022 licensing market had $3.6 billion in sales; by bringing The Little Prince as a Collaborator for COFAs, we would expand our base market to include entertainment/character licensing, which was $138.1 billion in sales in 2022; and by utilizing celebrity Icon Collaborators for COFAs, we would expand our potential base market to include celebrity licensing, which was $6.7 billion in sales in 2022.
Thus, via various collaborations, one can significantly expand the traditional art licensing market to include other categories with potential market sizes as seen from the 2022 licensing revenue metrics above.
While increasing potential buying audiences via collaborations is conceptually straightforward, its execution is anything but. While we believe that Tesseract’s team is well placed to execute such collaborations, there are no assurances that we will be able to create such collaborations, that our sales will comprise a material portion of the overall market in each property type, or that our sales will increase as a result of broadening our market base outside of the traditional art market.
In conclusion, we believe the five forces articulated above create a unique opportunity for Tesseract via commissioning COFAs partnered with Icons, in return for Global Master Licenses to the COFAs.
Our Strategy
We intend to build ourselves into an intellectual property company. We intend to build our intellectual property library through the creation and amassing of rights to original artworks derived from iconic personalities, iconic brands, iconic characters, or iconic works from the physical art and collectibles markets.
We intend to commission original artworks derived from the Icons created in partnership with renowned Art Curators or cultural institutions. Tesseract has entered into, and intends to enter into, additional license agreements which allow for the name, image, and/or likeness of the Icons to be utilized. Our Art Curators will select the artists to produce COFAs in collaboration with the Icon we introduce, each of whom is a collaborator in the artistic endeavor, and then exhibit the produced fine artworks in a gallery show at the Art Curators’s space. The stakeholders of a COFA include the Icon, the Art Curator, and the artists.
We plan to secure a global master license for all non-NFT rights to the intellectual property underlying the COFAs from each of its stakeholders. Thereafter, we intend to monetize the Global Master License via the sub-licensing of such rights to third party licensees in various categories to include fashion, apparel, accessories, home goods, and media, amongst other licensing categories. Thus, the sub-licensees would imprint the visual imagery of the COFAs on:
•	T-shirts
•	Scarves
•	Bracelets and other jewelry wear
•	Plates and chinaware
For media, the COFAs could be used as part of the storytelling set against an audio narrative for an immersive experience created by a sub-licensee and exhibited in a museum or art gallery.
There are five features to our strategy:
1.
First, we believe it is noteworthy to partner an Icon with an Art Curator and their selected artists. We believe this construct of a rare Icon, partnered with the high curatorial standards of Art Curators, what we term “scarcity times high barrier,” allows for the creation of COFAs of distinction, and the agglomeration of an exceptional asset base available only from Tesseract.

2.
Second, by securing a Global Master License from each stakeholder to the produced COFAs, we would create a competitive barrier to our COFAs. Because we intend that the license would be long termed, our ability to utilize the intellectual property inherent in the license can unfold patiently. Our Global Master Licenses for the sale of merchandise related to The Little Prince, The Kremer Collection and Sentebale are for 10 years with automatic renewal for another 10-year term should Tesseract deliver at least $2 million in royalties to the Licensors during the first term of the license; and an additional 10 year renewal should the Company deliver an additional $1 million in royalties to the Licensors during the second term of the license. The total term, including renewals, is 30 years. Thus, the Company can build a library of enduring rights.
3.
Third, we believe that an Art Curator gallery show, especially with an Icon collaboration in producing the artwork, is rare. We believe the Art Curator showcase will elevate our exhibited works over non-Art Curator exhibited artworks in public minds.

4.
Fourth, we believe our COFAs will be instantly recognizable, as we intend that the Icons from which our COFAs are derived from will be well-known, and the artist creating the COFAs will be well-respected in the High-End Art community because they were selected by the Art Curator partner. Such recognition is prized when we enter sub-licensing discussions with third-party licensees.

5.
Last, by enlisting multiple Collaborators—the Icon, the Art Curator, and the artist—we would expand the COFA marketing and buying audience by piggybacking on the enthusiasts of each of the Collaborators.

Our Strengths
We believe Tesseract is well positioned to capitalize on the Icon and Art Curator developed COFA licensing market, and that executing on such a strategy requires bespoke skills resident within Tesseract.
We believe our principal strengths in capturing this opportunity are:
•	We have access to numerous Icons, Collaborators, and Art Curators: Because of the backgrounds of our team members, we have direct or indirect relationships with:
○	Owners or creators of Icons, their licensees, and/or their licensing agents; and
○	Renowned Collaborators, be they Art Curators, artists, musicians, celebrities, influencers, fashion designers, and/or luxury brands, amongst others.
•
Because of the credibility of our team, we believe that we will be seen as trusted stewards of Icons and Collaborators. We believe those in the industry will trust our respected team to not sully the brands or reputation of the Icons we license, or Collaborators with whom we work. We believe our team will inspire confidence in those with whom we plan to transact.

•	Because of our team’s experience in private equity, we believe we can obtain the Global Master License from all the COFA stakeholders at reasonable prices.
•	Because our core management team is steeped in licensing, we have an in-depth understanding of how to market our COFA visual inventory in ways which we believe will resonate with the market.
While we believe that there is a significant opportunity in the intellectual property of COFAs associated with Icons curated and exhibited by Art Curators, given our early stage of development, it will require substantial management resources, time, and capital, amongst other factors, for Tesseract to capture any portion of this market.
Our Business Model
We expect to derive our revenue from the exploitation of our Global Master Licenses via licensing and merchandising to third-party sub-licensees. That said, given the variety of licensing categories in which we can commercialize our license, we believe we are not beholden to any single genre nor licensee and the Company has the flexible wherewithal to pivot amongst licensing categories should specific segments stagnate.
We expect to have high operating leverage with a small core staff consisting of personnel in commissioning and creative direction in COFA development, COFA licensing and merchandising, marketing, and finance. With such lean staffing, we believe we can manage and execute Tesseract’s licensing and merchandising of COFAs effectively.
We carry no physical inventory. We expect that our minimal capital expenditure requirements will result in high cash flow conversion and increased capacity to invest in future growth initiatives, which include the commissioning of new COFAs in partnership with Icons and Art Curators, thus expanding our inventory of intellectual property for COFA licensing and merchandising opportunities.

Our Icons
Le Petit Prince/The Little Prince
We signed our Global Master License agreement with The Little Prince on May 16, 2023.
Tesseract acquired the exclusive rights to use the intellectual property of The Little Prince for the creation of COFAs, that are commissioned by, or on behalf of, us, in collaboration with prestige museums, prestige art galleries, and/or prestige art fairs, and for the Company to have the master license for the commercial exploitation of COFAs in all merchandise categories on a worldwide basis, with the exception of NFTs, which is considered a prohibited category under the Global Master License Agreement.

The Little Prince has sold over 200 million copies worldwide, which makes it one of the best-selling books ever written. With translations in over 400 languages and dialects, The Little Prince is the second most translated book after the Bible. It has been adapted to numerous art forms and media, including audio recordings, radio plays, live stage, film, television, ballet, and opera.
The Kremer Collection
We signed our Global Master License agreement with The Kremer Collection on October 6, 2023.
Tesseract acquired an exclusive license to exploit the intellectual property underlying the Kremer Collection for the creation of COFAs, and for the Company to have the master license for the commercial exploitation of COFAs in all merchandise categories globally, with the exception of NFTs, which is a prohibited category under the Global Master License Agreement.
The Kremer Collection is a collection of approximately 95—and growing—artwork of 17th century Dutch and Flemish masters owned by George and Ilone Kremer. The collection includes masterpieces by Rembrandt, Frans Hals, Pieter de Hooch, Jan Lievens, Michael Sweerts, amongst others. Over the past 20 years, many of the works from the Collection have been on display in a variety of exhibitions and on long-term loans with international museums, including the Mauritshuis in the Hague, the National Gallery in London, the National Gallery of Art in Washington, D.C., and the Rijksmuseum in Amsterdam.

Sentebale
We signed our Global Master License agreement with Sentebale on April 10, 2024.
Tesseract acquired an exclusive license to create COFAs and exploit the intellectual property underlying the COFAs in partnership with Sentebale. The master license for the commercial exploitation of COFAs in all merchandise categories globally, with the exception of NFTs, which is a prohibited category under the Global Master License Agreement.
Sentebale was founded in 2006 by Prince Harry, The Duke of Sussex, and Prince Seeiso of Lesotho. They are both deeply inspired by their mothers, Princess Diana and Queen Mamahato— courageous women who used their platforms to raise awareness about difficult subjects and brought hope and help to vulnerable communities. As a charity, Sentebale is focused on the creation and implementation of sustainable solutions that address issues of health, wealth inequity, and climate resilience for the youths in Lesotho, Botswana, and South Africa.
Early Stage of Development
We are a recently formed company with a limited operating history. Our COFAs are not yet under development. We have never been profitable. Currently, we have no products available for sale, and to date we have not generated any revenue from product sales or merchandising or licensing. Because the Company has recurring losses from operations and an accumulated deficit, our auditors have raised substantial doubt about the Company’s ability to continue as a going concern.
Competition
The visual imagery from our COFAs, which would underpin the intellectual property of our Global Master License, are subject to extensive competition from various domestic and foreign intellectual property owners of visual images available for licensing. Such competitors could include our potential collaborating museum partners themselves. We intend to license the imagery from our COFAs across a wide range of product categories, including apparel, accessories, media, home goods, amongst others, in which we and our potential licensees face intense competition, including, in the case of our potential licensees, from other licensees.
In general, competitive factors include visual art quality, name recognition, consumer preference, product quality, price, style and service. In addition, we face competition from other art intellectual property management companies in specific, and other intellectual property management companies in general, for licenses. Other companies owning established intellectual property may decide to enter into licensing arrangements similar to the ones we are currently contemplating. Furthermore, our potential licensees may decide to more prominently promote and market competing intellectual property, or develop or purchase other intellectual property, rather than enter into arrangements with us.
Corporate Information
We were incorporated in the State of Delaware on November 29, 2021. Our principal executive offices are located at 45 Rockefeller Plaza, 20th Floor, New York, New York 10111. Our corporate telephone number is 212-332-2017.
Our corporate website is www.tesseracticons.com. The information contained on or that can be accessed through our website is not incorporated by reference into this Offering Circular and you should not consider information on our website to be part of this Offering Circular or in deciding whether to purchase our shares of Common Stock.
Summary Risk Factors
Our business is subject to a number of risks of which you should be aware before making an investment decision. You should carefully consider all of the information set forth in this Offering Circular and, in particular, should evaluate the specific factors set forth under the “Risk Factors” section of this Offering Circular in deciding whether to invest in our Common Stock. Among these important risks are the following:
Risks Relating to our Early Stage of Development and our Financial Position
•	We are a recently formed company with a limited operating history.
•	Our products are not yet under development.

•	We only have three licenses securing rights to our intended product offerings and there can be no assurances that we will be able to acquire the rights to more Icons.
•	Although we have engaged in some operational activities since inception, we have an evolving and unpredictable business model.
•	Our business plan is speculative.
•
We have never been profitable. Currently, we have no products available for sale, and to date we have not generated any revenue from product sales or cash flows from operations. As a result, our ability to reduce our losses and reach profitability is unproven, and we may never achieve or sustain profitability.

•	We will need to expand the size of our company but we may not be successful in managing growth.
•
We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations.

•
We are a development stage company and are in the process of developing our products and services. The Company’s ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations and the Company’s ability to raise additional capital as required. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Risks Related to Our Business
•	The market and consumer demand for collectible products based on fine art is new and highly uncertain.
•
Consumer demand for art and collectibles is unpredictable, which may cause significant variability in our results of operations, and the volatility in prices for collectibles and other goods based on fine art may result in downward price pressure.

•	Economic uncertainty in our key markets may affect consumer purchases of discretionary items, which may adversely affect demand for our products.
•
We do not have certain critical capabilities in-house and, as a result, must rely on third parties, including, but not limited to, our Collaborators, to provide us with services and products essential to our business.

•	Our business is dependent on the creativity of our Collaborators, and they may not design or develop COFAs that will be popular with target consumers for our products.
•	Competition in the art and collectibles industry, and the ongoing creation of new art, as well as competition for licensing, may make it difficult for us to be successful.
•
The Art and licensing industries are highly competitive and the barriers to entry are low. If we are unable to compete effectively with existing or new competitors, our sales, market share and profitability could decline.

Risks Related to Intellectual Property
•
If we are unable to obtain, maintain and protect intellectual property rights associated with our products, in particular trademarks and copyrights, our ability to compete could be negatively impacted.

•
The failure to protect, or the loss of, intellectual property rights by us or our company’s licensor-partners could compromise our competitive position and result in the loss of revenue or other resulting damages.

•
Third-party claims regarding our licensed intellectual property rights could result in our being unable to continue using such rights, which could adversely impact our revenue or result in a judgment or monetary damages being levied against us.

•
Failure to obtain Global Master Licenses and renew any existing ones could materially adversely affect our operations, and we will lose our rights to protect against the future creation of duplicative products.

•	Variability in intellectual property laws may adversely affect our intellectual property position.
Risks Related to Government Regulation, Litigation and the International Nature of Our Business
•	We and our licensors are subject to local laws and regulations in the U.S. and abroad.

•	Organizations face growing regulatory and compliance requirements.
•	Legislative and regulatory actions taken now or in the future may increase our costs and impact our business, governance structure, financial condition or results of operations.
Risks Related to Management and Personnel
•
Our success is critically dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel and maintain our corporate culture, could adversely affect our business.

Risks Related to this Offering
•	The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an established operating company.
•	No public market for our securities currently exists, and an active trading market may not develop or be sustained.
•	There is no underwriter or placement agent for this Offering, so no outside independent party has verified any of the statements contained in this Offering Circular.
•	The shares of Common Stock are offered on a “best efforts” basis and the company may not raise the maximum amount being offered
•	An investment in our shares of Common Stock could result in a loss of your entire investment.
•	Investors in this Offering will experience immediate and substantial dilution.

THE OFFERING
Securities being offered by us
  shares of Common Stock at $    per share.
Securities outstanding prior to this Offering
25,259,330 shares of Common Stock.
Securities outstanding after this Offering
  shares of Common Stock, if the maximum amount of shares of Common Stock offering pursuant to this Offering Circular are sold
Maximum Offering Amount
    shares at $   per share, or $   .
Market for our securities
There is no public market for our securities, including the shares of Common Stock.
Use of proceeds
We estimate that the proceeds to us from the Offering, after deducting the offering expenses payable by us, will be approximately    . The net proceeds available to us will be used as set forth in Use of Proceeds on page 39. We will likely use the proceeds to fund the development of creative ideas for COFAs to develop new products, to negotiate, and license other Icons, to support the research of, and to engage, our micro-influencer community, and working capital and general corporate purposes.
Risk Factors
An investment in the Company is highly speculative and involves a significant degree of risk. Prospective investors should carefully consider the Risk Factors beginning on page 16 before investing in the shares of Common Stock offered hereby.
Termination of the offering
This offering will close upon the earlier of (1) the sale of the maximum number of shares of Common Stock, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by our board of directors.
Except as otherwise indicated, the number of shares of Common Stock outstanding after this Offering include:
•	2,000,000 shares of Common Stock underlying the 2,000,000 shares of Series A Preferred Stock outstanding, which are convertible by the holder at any time.
Except as otherwise indicated, the number of shares of Common Stock outstanding after this Offering exclude:
•	423,615 shares of Common Stock issuable upon exercise of the warrants outstanding, which have a weighted average exercise price of $0.63 per warrant;
•	2,239,836 shares of Common Stock issuable upon exercise of the options outstanding, which have a weighted average exercise price of $0.66 per option;
•	an aggregate of 360,164 shares of our Common Stock available for future equity awards under the 2022 Equity Incentive Plan (the “2022 Plan”); and
•	an aggregate of shares of our Common Stock that will be available for future equity awards under the 2024 Equity Incentive Plan, that we plan to adopt (the “2024 Plan”).

SUMMARY FINANCIAL DATA
The following table sets forth a summary of our historical financial data as of, and for the periods ended on, the dates indicated. The summary financial data was derived from our audited financial statements, and should be read in conjunction with the financial statements and the accompanying notes, which are included elsewhere in this Offering Circular. In addition, the summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds,” “Capitalization,” and “Risk Factors,” also included elsewhere in this Offering Circular.
	For the Year Ended December 31
	2023	2022
Operating Data:
Sales and marketing expenses	$274,195	$525,625
General and administrative expenses	1,577,161	1,651,278
Net loss	(1,851,356)	(2,176,903)
Basic net loss per common share	(0.08)	(0.11)
Diluted net loss per common share	(0.08)	(0.11)
Weighted average common shares outstanding:
Basic and Diluted	22,014,252	20,050,004
	Actual December 31, 2022	Actual December 31, 2023	Pro Forma(1) December 31, 2023	Pro Forma As Adjusted(2) December 31, 2023
Balance Sheet Data:
Cash	$283,652	$384,578	$1,187,577	$
Total assets	571,067	1,062,928	1,865,927
Total liabilities	1,501,173	1,621,181	1,621,181
Total stockholders’ equity (deficit)	(930,106)	(558,253)	244,746
(1)
The “Pro Forma” information gives effect to the sale of 403,998 Common Stock share for gross cash proceeds $302,999, and the sale of 666,667 Series A preferred stock shares for gross cash proceeds of $500,000 from January 1 through March 31, 2024.

(2)
The “Pro Forma As Adjusted” information gives effect to the “Pro Forma” information set forth in footnote 1 as adjusted for the sale of all of the maximum number of shares of Common Stock by us in the offering (the “Maximum Offering Amount”) after deducting the estimated offering expenses payable by us. In addition, the “Pro Forma As Adjusted” information gives effect to the automatic conversion of the Series A preferred stock into 2,000,000 shares of Common Stock at any time by the holder. See “Securities Being Offered and Description of Securities — Series A Preferred Stock — Conversion Rights.”

RISK FACTORS
An investment in the Common Stock offered by this Offering Circular involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this Offering Circular, before making a decision to invest in the company’s securities. If any of the following risk factors actually occur, our business, financial condition, results of operations and prospects could suffer, the trading price of our securities could decline and you could lose all or part of your investment.
The Risks Relating to our Early Stage of Development and our Financial Position
We are a recently formed company with a limited operating history.
We are a recently formed company with a limited operating history. As a result, there is no basis upon which to evaluate our ability to implement our business plan. We are subject to all of the challenges, complications, problems, expenses and other risks, including unforeseen risks, inherent in establishing a new business. There can be no assurance that we will be able to successfully implement our business plan. No investment should be made by investors who cannot afford to lose their entire investment.
Our products are not yet under development.
We may commit significant resources to product development. There can be no assurance, however, we will successfully complete product development on a timely basis, or at all. Failure to complete or timely complete product development will have a significant adverse impact on our business prospects and financial condition.
We only have three licenses securing rights to our intended product offerings and there can be no assurances that we will be able to acquire the rights to more Icons.
Although we intend to acquire rights to additional Icons, we currently have three licenses to develop COFAs derived from the original illustrations from The Little Prince, the Kremer Collection, and Sentebale, and to create and sell merchandise and other products based on such COFAs. While part of our business model is to protect the scarcity of the products we offer, this approach also substantially limits the art offerings that we can generate from our license. There can be no assurances that we will be able to acquire the rights to additional iconic Art in the future at a reasonable price, or at all, and we are substantially reliant on the product offerings that can be derived from the original illustrations from The Little Prince and from the works of the Kremer Collection and Sentebale.
Further, the license for the Little Prince only provides exclusive rights to the original artwork produced in the form of COFAs that are commissioned by, or on behalf of, us, in collaboration with prestige museums, prestige art galleries, and/or prestige art fairs, and accordingly, limits the value of our license because third parties may produce other products or COFAs from the same artwork.
Although we have engaged in some operational activities since inception, we have an evolving and unpredictable business model.
Although we have engaged in some operational activities, we were organized in November 2021, and our lack of long-term operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets, such as in the derivative fine art space. Such risks for us include, but are not limited to, an evolving and unpredictable business model, the ability to facilitate growth during continuing advances in technology, methods or processes, and the ability to evolve with changes in the market. To address these risks, we must, among other things, build our customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offerings, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.
Our business plan is speculative.
Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that we will generate significant revenues or profits.

We have never been profitable. Currently, we have no products available for sale, and to date we have not generated any revenue from product sales. As a result, our ability to reduce our losses and reach profitability is unproven, and we may never achieve or sustain profitability.
We have never generated revenue and have never been profitable and do not expect to generate revenue or be profitable in the foreseeable future. We have not yet created any product offerings for purchase by consumers. We have incurred net losses since our inception, including the net loss of $1,851,356 for the year ended December 31, 2023, and had an accumulated deficit of $4,030,763 as of December 31, 2023.
To date, we have devoted most of our financial resources to licensing our intellectual property and our corporate overhead. We have not generated any revenues from product sales. We expect to continue to incur net losses and negative cash flows for the foreseeable future, and we expect these losses to increase when we seek to license further Icons and other High-End Art. These net losses and negative cash flows have had, and will continue to have, an adverse effect on our stockholders’ equity (deficit) and working capital.
Further, because of the numerous risks and uncertainties associated with the art industry, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. The amount of future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenues.
We will need to expand the size of our company but we may not be successful in managing growth.
We will need to expand the size of our company as we implement our business plan. This plan contemplates use of third-party providers for many products and services, including the development of COFAs and licensing of products associated with the COFAs. Nonetheless, it can be anticipated that expansion in the scope of our operations will result in increasing complexity of running our business. We currently have three employees, our Chief Executive Officer, our Chief Financial Officer, and our President. In addition to attracting and retaining additional personnel, we will be required to manage any growth, including implementing and continually improving our operational, financial and management controls, reporting systems and procedures. We may not be able to successfully manage the growth and increased complexity of our business, which could impede achievement of our business development objectives.
There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.
We are a development stage company and are in the process of developing our products and services. The Company’s ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations and the Company’s ability to raise additional capital as required. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.
There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Except from the proceeds of this Offering, we have no binding agreements, commitments or understandings to secure additional financing at this time. We also have no binding agreements, commitments or understandings to acquire any other businesses or assets. Our long-term future growth and success is dependent upon our ability to generate cash from operating activities and obtain additional financing, potentially beyond the proceeds of this Offering. There is no assurance that we will be able to generate sufficient cash from operations, sell shares of Common Stock in addition to this Offering or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business to a greater extent than we can with our existing financial resources.
However, a major assumption underlying management’s belief is that this Offering is successful, raising the maximum amount being offered in this Offering. As there is no assurance that this Offering will be successful or that the Company will be able to implement its current business plan for the reasons set forth herein and elsewhere in “Risk Factors,” there is no assurance the Company will meet its targets. No investor should rely on any assumption that the Company will meet these targets in making an investment decision concerning the shares of Common Stock in this Offering.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations.
Developing our COFAs and other products, purchasing Global Master Licenses and paying guarantees under our existing licenses are expensive. Our financial resources will also be used for general corporate purposes, general and administrative expenses, capital expenditures, working capital and maintenance of our licensed intellectual property to the extent required under our license agreement. Accordingly, we will continue to require substantial additional capital to meet these capital requirements. Because the availability of licensing and product creation opportunities are uncertain, we are unable to estimate the actual funds we will require to complete our product offerings under development, and the acquisition of rights to additional art.
The amount and timing of our future funding requirements will depend on many factors, including but not limited to:
•	the progress, costs, results and timing of our COFAs and other associated products to be created based on the original artwork of The Little Prince, the Kremer Collection, the Sentebale;
•	our ability to enter into Global Master Licenses with museums for development of COFAs and products based on the COFAs;
•	the number and characteristics of product offerings that we pursue;
•	the cost associated with, and ability of, our third-party service providers and Collaborators to produce and complete the COFAs and the products we intend to offer to consumers;
•	our need to expand our product offerings;
•	market acceptance of our product offerings;
•	the costs of acquiring, licensing or investing in businesses, products, and technologies;
•
our ability to maintain, expand and defend the scope of our intellectual property portfolio rights, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with our agreement with our licenses and other products we intend to offer;

•	our need and ability to hire additional management, technical, and other personnel;
•	the effect of competing fine art, fashion, music, and luxury brand market developments;
•	our need to implement additional internal systems and infrastructure, including financial and reporting systems; and
•	the economic and other terms, timing of and success of our existing licensing arrangement and any collaboration, licensing or other arrangements into which we may enter in the future.
Some of these factors are outside of our control. Based on our current financial resources, our expected level of operating expenditures and the net proceeds and/or the anticipated net proceeds, respectively, from this Offering, assuming we receive the maximum amount being offered in this Offering, we believe that we will be able to fund our projected operating requirements for at least the next     months. This period could be shortened if there are any significant increases in planned spending on our capital needs as summarized above. Thereafter, we will need to obtain additional financing to fund future guarantee payments, licenses, service provider costs and other expenses. We expect to finance our cash needs primarily through equity offerings and debt. We may also raise capital through collaborations and development agreements, strategic alliances and licensing arrangements.
Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. In addition, the issuance of additional shares by us, or the possibility of such issuance, may cause the market price of our shares of Common Stock, if and when established, to decline.
If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our business plans. We also could be required to seek funds through arrangements with collaborative partners or otherwise that may require us to relinquish rights to some of our licenses or otherwise agree to terms unfavorable to us.

We face risks from increases in inflation.
Recent increases in inflation in the United States and elsewhere may lead to national, regional and international economic disruptions, any of which could affect the Company’s operations and ability to effect a public offering. In addition, the Company’s ability to effect a public offering may be impacted by inflation, including as a result of increased market volatility or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all.
Risks Related to Our Business
We face risks from doing business internationally.
We intend for our business to be global, and we may therefore sell our products outside the U.S. and potentially derive revenue in foreign jurisdictions. As a result, our business may be subject to certain risks inherent in international business, many of which are beyond our control. These risks include:
•	laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;
•	the Foreign Corrupt Practices Act and similar laws regulating interactions and dealings with foreign government officials;
•	changes in local regulatory requirements;
•	differing degrees of protection for intellectual property;
•	differing consumer tastes and preferences;
•	the instability of foreign economies and governments;
•	fluctuating foreign exchange rates;
•	the spread of communicable diseases in such jurisdictions, which may impact business in such jurisdictions; and
•	war and acts of terrorism.
Events or developments related to these and other risks associated with international operations could adversely affect our revenue from non-U.S. sources, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.
The market and consumer demand for products based on fine art is highly uncertain.
Prices of products based on fine art are highly uncertain, and will likely correspond in part to the attractiveness of the artwork from which the COFAs are based. No assurance can be given that our investment in various licenses, or our development or future creation of COFAs and derivative collectible products, will attract consumer interest to the extent necessary to be successful and achieve our business goals.
Consumer demand for art is influenced not only by overall economic conditions, but also by changing trends in the art market as to which collecting categories and artists are most sought after and by the preferences of individual collectors. The art and collectibles market has also been subject to volatility in demand in recent periods. Demand for high value art and collectibles depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collector or art enthusiast community resulting in changes in the types of art and collectibles that are most sought after. High-End Art and Icons in particular are purchased comparatively by only a small consumer base and accordingly face additional challenges to gain interest in light of significant competition and changing trends. Volatility in demand may lead to volatility in the value of art and collectibles, which may result in further downward price pressure. There can also be no assurance that even where High-End Art and Icons are in high demand, that products based on COFAs will be similarly sought after by consumers. These conditions and trends are difficult to predict and may adversely impact our ability to obtain and sell our products, potentially causing significant variability in our results of operations from period to period.

The sales prices of products based on our COFAs are unpredictable, and there is no assurance that the price of the art from which our products will derive will be sold at prices similar to prices for the underlying art.
The selling prices of products based on our COFAs are highly unpredictable. COFAs are a new type of asset, and, historically, the prices of art in the market have been highly volatile, and we anticipate that such volatility will continue in the future, including with regard to the potential sale price of our COFAs. Merchandise and other products based on COFAs is a new type of asset and the sale of such products does not have a significant historical track record. Additionally, there is no assurance that the price of the art from which our products will derive, or the art market itself, will correlate with the salability or prices of our merchandise and other products based on the COFAs.
Economic uncertainty in our key markets may affect consumer purchases of discretionary items, which may adversely affect demand for our products.
Our products, for many consumers, will be discretionary items. Factors affecting the level of consumer spending for such discretionary items include general economic conditions and other factors such as consumer confidence in future economic conditions, fears of recession and trade wars, the availability and cost of consumer credit, the availability and timing of government stimulus programs to increase general economic growth, levels of unemployment, and tax rates. As global economic conditions continue to be volatile or economic uncertainty remains, particularly in light of the COVID-19 pandemic and military conflicts such as those in Ukraine, trends in consumer discretionary spending also remain unpredictable and subject to reductions as a result of significant increases in employment, financial market instability, and uncertainties about the future. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products. Consumer demand for our products may decline as a result of an economic downturn, or economic uncertainty in our key markets, particularly in North America, Europe, and Asia. Our sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on our business, results of operations, and financial condition.
We do not have certain critical capabilities in-house and, as a result, must rely on third parties, including, but not limited to our Collaborators, to provide us with services and products essential to our business.
We do not have any Collaborators or sales capabilities in-house. Developing and managing such capabilities in-house is complex and would require the commitment of substantial resources without any assurance of success. Accordingly, we will rely on third parties to provide a variety of services and products that are central to establish and operate our business. It is possible that some of these third parties will fail to provide essential products and perform their services or will perform them in an unacceptable manner. It is possible that we will experience delays, defects, errors, or other problems with their work that will materially impact our operations and we may have little or no recourse to recover damages for these losses. A disruption in these key or other third-party operations could adversely affect our business.
In addition, the use of third-party providers may require us to disclose certain proprietary information to these parties, which could increase the risk that this information will be misappropriated. There are a limited number of third-party providers that specialize or have the requisite expertise to create, maintain and provide products, such as products derived from our COFAs and services required to implement our business plan. Identifying, qualifying and managing performance of third-party providers can be difficult, time consuming and cause delays in the development and progression of our business.
Our business is dependent on the creativity of our Collaborators and other artists, and they may not design or develop COFAs that will be popular with consumers.
We are dependent, in part, on the creativity of our Collaborators and other artists to produce COFAs that will be popular with consumers sufficient to create derivative merchandise and other products that will be attractive to customers. The ultimate consumer interest in and success of, such COFAs, and thereby our products, depends on the efforts of these third parties. We do not control the creative process of our Collaborators or the other artists who will create the COFAs. Further, the interests of consumers evolve extremely quickly and can change dramatically from year to year. To be successful we must correctly anticipate the COFAs that will be attractive enough to consumers to sell products based on the COFAs, and we will need to work with our Collaborators to quickly develop and introduce products that can compete successfully for consumers’ spending.
We have limited internal resources available to identify and monitor third-party providers.
We have limited internal resources available to identify and monitor third-party providers. It is very difficult to identify and engage highly skilled Collaborators who have the capabilities to design products based on Icons, even in collaboration with artists engaged by museums, that would attract significant attention and demand. To the extent we are unable to identify, retain and successfully manage the performance of third-party providers, our business may be adversely affected, and we may be subject to the imposition of civil or criminal penalties if any of their products, services, or actions violates applicable law.
Any harm to the brand of our Collaborators, other artists or third-party providers with which we work, may have a material adverse effect on our brand and reputation.
The demand for products based on our COFAs created, at least in part, by a Collaborator, may be influenced by the general perception of the art and collectibles that such Collaborator has produced. Any actions by Collaborators may impact the image and perceived value of the COFAs and the derived products to be sold by us. Further, any negative publicity surrounding any of our Collaborators or third-party providers, may have a material adverse effect on our brand or the perception of our brand. In particular, we have no control over the personal and sometimes professional actions of our Collaborators and other third-party providers, and therefore any effect such actions have directly or indirectly on our brand due to personal and professional actions is out of our control.
We or our Collaborators may not be able to design and develop products that will be popular with consumers, and we may not be able to maintain the popularity of successful products.
The interests of consumers evolve extremely quickly and can change dramatically from year to year. To be successful we must correctly anticipate the Icons and the products we license and sell that will appeal to consumers and quickly develop and introduce products that can compete successfully for consumers’ limited time, attention and spending. Evolving consumer tastes and shifting interests, coupled with an ever changing and expanding pipeline of products and content that compete for consumers’ interest and acceptance, create an environment in which some products and content can fail to achieve consumer acceptance, while others can be popular during a certain period of time but then be rapidly replaced. If we devote time and resources to developing and marketing products that consumers do not find appealing enough to buy in sufficient quantities, our sales and profits may decline, and our business performance may be damaged. Similarly, if our product offerings fail to correctly anticipate consumer interests, our sales and earnings will be adversely affected.
Additionally, we intend for our business to be global and it will depend on interest in and acceptance of our products and our licensors’ brands by consumers in diverse markets around the world with different tastes and preferences. As such, our success depends on our ability to successfully predict and adapt to changing consumer tastes and preferences in multiple markets and geographies and to design products that can achieve popularity globally over a broad and diverse consumer audience. There is no guarantee that we will be able to successfully develop and market products with global appeal.
Consumer demand for culture-based products can and does shift rapidly and without warning. As a result, even if our product offerings are initially successful, there can be no guarantee that we will be able to maintain their popularity with consumers. Accordingly, our success will depend, in part, on our ability to continually design and introduce new products that consumers find appealing. To the extent we are unable to do so, our sales and profitability will be adversely affected.
An inability to develop and introduce products in a timely and cost-effective manner may damage our business.
Our sales and profitability depend on our ability to bring products to market to meet customer demands and before consumers begin to lose interest in a given property. There is no guarantee that we will be able to introduce new or continuing products in a timely manner or on a cost-effective basis to meet constantly changing consumer demands. Furthermore, our license agreements to develop COFAs derived from the original illustrations from The Little Prince, and from the works of the Kremer Collection and Sentebale to sell merchandise and other products based off the COFAs requires us to obtain the licensors’ approvals of the products we develop under the license prior to making any sales, and future license agreements may similarly contain such restrictions, which can have the effect of delaying our product releases and limiting the types of products we produce. Moreover, unforeseen delays or difficulties in the development process or significant increases in the planned cost of development may cause the introduction date for products to be later than anticipated, may reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be cancelled.

Competition in the art, merchandising and collectibles industries, and the ongoing creation of new art, as well as competition for licensing, may make it difficult for us to be successful.
The amount of art available globally is constantly growing. As new artists become involved in the art market, the amount of art will continue to increase. The flood of art into the market could create an overabundant supply compared to demand and impact the interest in our various products. We will need to consistently distinguish ourselves from our competition and the other art being introduced into the market, but there can be no assurance we will be able to do so.
Furthermore, competition for licenses to Icons is intense, and we must vigorously compete to obtain licenses to the intellectual property we need to produce our COFAs and sell products based on the COFAs. This competition could lessen our ability to secure, maintain, and renew our existing licenses, or require us to pay licensors higher royalties and higher minimum guaranteed payments in order to obtain new licenses or retain our existing licenses. To the extent we are unable to license properties on commercially reasonable terms, or on terms at least as favorable as our competitors, our competitive position and demand for our products will suffer. Because our ability to compete for licensed properties may likely be based on our ability to generate royalty revenues for our licensors, any reduction in the demand for and sales of our products will further inhibit our ability to obtain licenses on commercially reasonable terms or at all. As a result, any such reduction in the demand for and sales of our products could have a material adverse effect on our business, financial condition and results of operations.
The art and licensing industries are highly competitive and the barriers to entry are low. If we are unable to compete effectively with existing or new competitors, our sales, market share and profitability could decline.
The art and licensing industries are, and will continue to be, highly competitive. We compete with other artists across other iconic properties, music, fashion, and sports, some of which have substantially more resources than us, stronger name recognition, longer operating histories and greater economies of scale. We also compete with numerous smaller designers and creators. Across our business, we face competitors who are constantly monitoring and attempting to anticipate consumer tastes and trends, seeking ideas that will appeal to consumers and introducing new products that compete with our products for consumer acceptance and purchase.
In addition to existing competitors, the barriers to entry for new participants in the art and licensing industries are low, and the increasing use of digital technology, social media, and the internet to spark consumer interest has further increased the ability for new participants to enter our markets and has broadened the array of companies against which we compete. New participants can gain access to our customers and consumers and become a significant source of competition for our products in a very short period of time. Our competitors, including those with more resources and greater economies of scale, can obtain licenses to design and sell products based on the same properties that we license, potentially on more favorable terms. Any of these competitors may be able to bring new products to market more quickly, respond more rapidly than us to changes in consumer preferences and produce products of higher quality or that can be sold at more accessible price points. To the extent our competitors’ products achieve greater market acceptance than our products, our business, financial condition and results of operations will be adversely affected.
Our operating results may fluctuate from quarter to quarter and year to year due to the timing and popularity of new product releases and the seasonal sales of the auction houses.
Our business may be stronger in certain periods where we have product releases especially in the earlier stages of the business’ development. Additionally, as we currently intend to utilize auction houses for our sales, we will be subject to the seasonality experienced by auction houses. The global art auction market has two principal selling seasons, which generally occur in the second and fourth quarters of the year. In addition, as a result of the sporadic nature of our business in its early stages, we could be significantly and adversely affected by unforeseen events such as economic downturns, a terrorist attack, or pandemic that would impact demand around the introduction of a new group of products.
The timing and mix of products we sell in any given year will depend on various factors, including anniversaries, milestones, and celebratory occasions of both the licensor and/or third-party collaborator, as well as the timing of when certain auctions occur. Sales of a certain product or group of products tied to a particular celebratory occasion can dramatically increase our net sales in any given quarter or year and our results of operations may also fluctuate as a result of these factors. Therefore, in quarterly reporting periods, the comparison of our results between reporting periods can be significantly influenced by these factors.

If we fail to comply with federal, state, and foreign laws relating to privacy and data protection, we may face potentially significant liability, negative publicity, an erosion of trust, and increased regulation, any of which could materially adversely affect our business, results of operations, and financial condition.
Privacy and data protection laws, rules, and regulations are complex, and their interpretation is rapidly evolving, making implementation and enforcement, and thus compliance requirements, ambiguous, uncertain, and potentially inconsistent. Compliance with such laws may require changes to our data collection, use, transfer, disclosure, other processing, and certain other related business practices and may thereby increase compliance costs or have other material adverse effects on our business. The laws of many states and countries require businesses, which maintain personal data to implement reasonable security measures to keep such information secure and otherwise restrict the ways in which such information can be collected, processed, disclosed, transferred and used.
The U.S. government, including Congress, the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. In addition, numerous states have enacted or are in the process of enacting state level data privacy laws and regulations governing the collection, use, and processing of state residents’ personal data. For example, the California Consumer Privacy Act (the “CCPA”) took effect on January 1, 2020. The CCPA establishes a new privacy framework for covered businesses. The CCPA provides new and enhanced data privacy rights to California residents, such as affording consumers the right to access and delete their information and to opt out of certain sharing and sales of personal information. The law also prohibits covered businesses from discriminating against consumers (for example, charging more for services) for exercising any of their CCPA rights. The CCPA imposes potentially severe statutory damages as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action is expected to increase the likelihood of, and risks associated with, data breach litigation. It remains unclear how various provisions of the CCPA will be interpreted and enforced. In November 2020, California voters passed the California Privacy Rights and Enforcement Act of 2020 (the “CPRA”). The CPRA further expands the CCPA with additional data privacy compliance requirements that may impact our business, and establishes a regulatory agency dedicated to enforcing those requirements. Further, on March 2, 2021, Virginia enacted the Virginia Consumer Data Protection Act (the “CDPA”), a comprehensive privacy statute that shares similarities with the CCPA and CPRA. Similar laws have been proposed in other states and at the federal level, reflecting a trend toward more stringent privacy legislation in the United States. The effects of the CCPA, CPRA, CDPA, and any enactment of any other similar state or federal laws, are and will continue to be significant and may require us to modify our data processing practices and policies and may thereby increase compliance costs (and our potential liability) or have other material adverse effects on our business.
In the European Union, the General Data Protection Regulation (GDPR), which became effective on May 25, 2018, has also resulted in and may, if we re-enter the EU market, continue to result in significantly greater compliance burdens and costs for companies like ours. We are obligated to handle and safeguard any personal data we collect from EU residents in accordance with the GDPR for as long as we retain such personal data. This obligation extends to compliance with laws, rules, and regulations regarding cross-border transfers of personal data. Recent legal developments in Europe have created complexity and uncertainty in this area; for example, on July 16, 2020, the Court of Justice of the European Union (the “CJEU”) invalidated the EU-U.S. Privacy Shield Framework under which personal data could be transferred from the European Economic Area (“EEA”) to the United States. While the CJEU upheld the adequacy of the standard contractual clauses, it noted that reliance on them alone may not necessarily be sufficient in all circumstances. The European Commission adopted new standard contractual clauses on June 4, 2020. While the previous standard contractual clauses may be relied upon and considered adequate for a transitional period of 18 months, as of December 27, 2022, entities relying on the standard contractual clauses to transfer personal data outside the EEA will need to have the new standard contractual clauses in place. In addition, the United Kingdom’s Information Commissioner’s Office has published new data transfer standard contracts for transfers from the United Kingdom under the UK GDPR. This new documentation will be mandatory for relevant data transfers from September 21, 2022. Additionally, in certain circumstances, we rely on derogations provided for by law.
Failure to comply with the GDPR may result in fines of up to 20 million Euros or up to 4% of the annual global revenue of the infringer, whichever is greater. It may also lead to civil litigation, with the risks of damages or injunctive relief, or regulatory orders adversely impacting the ways in which our business can use personal data. Canada is in the process of passing comparable or other robust data privacy legislation or regulation, which may lead to additional costs and increase our overall risk exposure.

To the extent we send direct electronic marketing communications to EU residents and/or place cookies on electronic devices used by EU or UK residents within the European Union/United Kingdom, we may also be subject to evolving EU and UK privacy laws on cookies and e-marketing. In the European Union and the United Kingdom, regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem, and current national laws that are derived from the ePrivacy Directive are highly likely to be replaced across the European Union (but not directly in the United Kingdom) by an EU regulation known as the ePrivacy Regulation which will significantly increase fines for non-compliance. In the European Union and the United Kingdom, informed consent is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology. While the text of the ePrivacy Regulation is still under development, a recent European court decision and regulators’ recent guidance are driving increased attention to cookies and tracking technologies. For example, the CNIL is increasingly active in enforcement in this area, as are other regulators as a result of actions by NYOB (a not-for-profit privacy activist group), that has issued approximately 750 complaints to European website operators regarding their cookie banners and referred 422 of these to relevant national regulators - and has said that it aims to seek enforcement on up to 10,000 websites in Europe. To the extent we place cookies on electronic devices used by EU residents, we may be required to change our practices, which could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities.
Various other governments and consumer agencies around the world have also called for new regulation and changes in industry practices and many have enacted different and often contradictory requirements for protecting personal information collected and maintained electronically. Compliance with numerous and contradictory requirements of different jurisdictions is particularly difficult and costly for a business such as ours, which may collect personal information from individuals in multiple jurisdictions. If any jurisdiction in which we operate adopts news laws or changes its interpretation of its laws, rules, or regulations relating to data residency or localization such that we are unable to comply in a timely manner or at all, we could risk losing our rights to operate in such jurisdictions. Many of these regulations expose us to the possibility of material penalties, significant legal liability, changes in how we operate or offer our products, and interruptions or cessation of our ability to operate in key geographic regions, any of which could materially adversely affect our business, results of operations, and financial condition.
We also may conduct certain verification procedures, including background checks, in relation to prospective employees. Such verification procedures include using a third-party service provider which acquires information from a variety of sources, such as consumer credit reporting agencies and other providers of public data. The Fair Credit Reporting Act (the “FCRA”) applies to consumer credit reporting agencies as well as data furnishers and users of consumer reports, as those terms are defined in the FCRA. The FCRA promotes the accuracy, fairness, and privacy of information in the files of consumer reporting agencies that engage in the practice of assembling or evaluating information relating to consumers for certain specified purposes, including for employment. The FCRA limits the distribution and use of consumer reports, and establishes consumer rights to access and dispute their own credit files, among other rights and obligations. Many states have enacted laws with requirements similar to the federal FCRA. Some of these laws impose additional, or more stringent, requirements than the federal FCRA. Despite our compliance efforts, we may become subject to claims that we have violated the federal FCRA or state equivalents based on past, present, and future business practices. Violation of the FCRA can result in civil and criminal penalties. The U.S. Federal Trade Commission, the Consumer Financial Protection Bureau, and the State Attorneys’ General, acting alone or in cooperation with one another, actively enforce the FCRA. In addition to regulatory risks, verification procedures for prospective employees may not expose all potentially relevant information, and our third-party service provider may fail to conduct background checks adequately or disclose information that could be relevant to a determination of eligibility.
When we are required to disclose personal data pursuant to demands from government agencies, including tax authorities, state and city regulators, law enforcement agencies, and intelligence agencies, privacy regulators could perceive such disclosure as a failure by us to comply with privacy and data protection policies, notices, and laws, which could result in proceedings or actions against us in the same or other jurisdictions. Conversely, if we do not provide the requested information to government agencies due to a disagreement on the interpretation of the law, we are likely to face enforcement action from such government, engage in litigation, face increased regulatory scrutiny, and experience an adverse impact on our relationship with governments or our ability to offer our services within certain jurisdictions. Any of the foregoing could materially adversely affect our brand, reputation, business, results of operations, and financial condition.
Any failure or perceived failure by us to comply with privacy and data protection policies, notices, laws, rules, and regulations could result in proceedings or actions against us by individuals, consumer rights groups, government agencies, or others. We could incur significant costs in investigating and defending such claims and, if found liable, pay significant damages or fines or be required to make changes to our business. Further, these proceedings and any subsequent adverse outcomes may subject us to significant negative publicity, and an erosion of trust. If any of these events were to occur, our business, results of operations, and financial condition could be materially adversely affected.
Our operating plan relies in large part on assumptions and analyses conducted by the Company. If these assumptions prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.
Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:
•	whether the Company can obtain sufficient capital to sustain and grow its business;
•	our ability to manage the Company’s growth;
•	demand for the Company’s products and services;
•	the timing and costs of new and existing marketing and promotional efforts;
•	competition;
•	the Company’s ability to retain existing key management, and to attract, retain and motivate qualified personnel;
•	the overall strength and stability of domestic and international economies; and
•	consumer spending habits;
Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect our business, results of operations and financial condition.
Security threats to us could result in damage to our reputation and our brand, each of which could adversely affect an investment in us.
Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the markets. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations. Any breach of our or our service providers’ infrastructure could result in damage to our reputation which could adversely affect an investment in us. Furthermore, we believe that, as our assets grow, it may become a more appealing target for security threats such as hackers and malware.
The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our data. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in us.
In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in us.

Use of social media may materially and adversely affect our reputation or subject us to fines or other penalties.
We intend to significantly rely on our online presence and those of the micro influencers we intend to engage, to reach consumers, and to use third-party social media platforms as marketing tools. For example, we maintain Facebook, Twitter, Instagram, TikTok, Discord, and Reddit accounts. As e-commerce and social media platforms continue to rapidly evolve, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If we are unable to cost-effectively use social media platforms as marketing tools, our ability to acquire new consumers and our financial condition may suffer. Furthermore, the pool of micro influencers capable of promoting our products to our consumer base is small, and identifying and engaging ones that we believe will be successful in helping us achieve our business goals will be difficult. If we are unable to identify and engage such influencers, if it takes longer than expected, or if such influencers underperform or become subject to negative publicity, consumer interest in our products may not meet our expectations and our sales and results of operations may be materially impacted.
Geopolitical risks, such as those associated with Russia’s invasion of Ukraine as well as the military action between Hamas and Israel and the risk of escalations of other military conflicts, could result in a decline in the outlook for the U.S. and global economies.
The uncertain nature, magnitude, and duration of hostilities stemming from Russia’s military invasion of Ukraine, including the potential effects of sanctions and retaliatory cyber-attacks on the world economy and markets, as well as the military action between Hamas and Israel, have contributed to increased market volatility and uncertainty, and such geopolitical risks could have an adverse impact on macroeconomic factors which affect our assets and businesses.
The vendors and platforms that we work with, or may work with in the future, need to keep pace with changing technologies in order to provide effective solutions, and we will need to stay ahead of the technology changes and risks in order to be successful.
The vendors and platforms that we work with, or may work with in the future, need to keep pace with changing technologies in order to provide effective solutions. In addition, we will need to stay ahead of the technology changes and risks in order to be successful. Our current and future vendors and platforms need to anticipate, and quickly react to, rapid changes occurring in communications technologies and to the development of new and improved devices and services that result from these changes. Our current and future vendors and platforms must maintain their ability to remain technologically competitive and may require substantial expenditures and lead-time and the integration of newly acquired technologies will also take time. We will have the capability and flexibility to change providers, if necessary. We may not be able to successfully change platforms without significant time and effort. To the extent that we need to change providers and we are unable to do so in a timely manner, our sales and profitability may be impacted.
Risks Related to Intellectual Property
If we are unable to obtain, maintain and protect intellectual property rights associated with our products, in particular trademarks and copyrights, our ability to compete could be negatively impacted.
Intellectual property to which we have rights is central to our business. The market for our products depends to a significant extent upon the value associated with the Icons we license, the COFAs curated and/or designed by our Collaborators, and the products designed by our licensees. Although certain of intellectual property on which we rely for our business is registered in the United States and in several of the foreign countries in which we operate, there can be no assurances with respect to the rights associated with such intellectual property in those countries, including our ability to register, use, maintain or defend key trademarks and copyrights. We rely on a combination of trademark, trade dress, copyright and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our intellectual property or other proprietary rights. However, these laws, procedures and restrictions provide only limited and uncertain protection and any of the intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated, including by counterfeiters and parallel importers. The costs required to protect our licensors’ trademarks and copyrights may be substantial.
Third parties could bring infringement, invalidity, or similar claims with respect to any of our licensors’ trademarks and copyrights, or any trademarks or copyrights that we may seek to obtain in the future. Any such claims, whether or not successful, could be extremely costly to defend, divert management’s attention and resources, damage our reputation and brands, and substantially harm our business and results of operations.

In order to protect or enforce intellectual property and other proprietary rights on which our business relies, or to determine the enforceability, scope or validity of the intellectual or proprietary rights of others, we may initiate litigation or other proceedings against third parties. Any lawsuits or proceedings that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Litigation and other proceedings also put the intellectual property at risk of being invalidated, or if not invalidated, may result in the scope of the intellectual property rights being narrowed. In addition, our efforts to try to protect and defend our licensors’ trademarks and copyrights may be ineffective. Additionally, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits or other proceedings that we initiate, and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.
In addition, many of our products will bear the trademarks and other intellectual property rights of our licensor, and the value of our products is affected by the value of those rights. Our licensors’ ability to maintain and protect their trademarks and other intellectual property rights is subject to risks similar to those described above with respect to our intellectual property. We do not control the protection of the trademarks and other intellectual property rights of our licensors and cannot ensure that our licensors will be able to secure or protect their trademarks and other intellectual property rights. The loss of any of our significant owned or licensed trademarks, copyrights or other intellectual property could have a material adverse effect on our business, financial condition and results of operations. In addition, our licensors may engage in activities or otherwise be subject to negative publicity that could harm their reputation and impair the value of the intellectual property rights we license from them, which could reduce consumer demand for our products and adversely affect our business financial condition and results of operations.
The failure to protect, or the loss of, intellectual property rights by us or our company’s licensor-partners could compromise our competitive position and result in the loss of revenue or other resulting damages.
Our business model is reliant on the licensing of rare intellectual property content from the intellectual property owners for our company’s development of COFAs and commercialization of our products based on the licensed intellectual property. We are reliant on our licensor-partners to monitor for unauthorized uses of trademarks and copyrights on an ongoing basis. Depending upon the terms of our company’s license agreements with our licensor-partners, our company may share the obligation to enforce and protect the licensed intellectual property. For example, pursuant to our license agreement to develop COFAs derived from the original illustrations from The Little Prince and the sale of merchandise and other products based on the COFAs, we agreed to assist the licensor to the extent necessary to protect the copyright, trademark and any other rights licensed under the agreement. Collectively, we and our licensor-partners rely primarily upon a combination of federal, state and local laws in the U.S., Canada, Europe and other countries around the world, as well as contractual restrictions, to protect and enforce the intellectual property rights. However, we believe that such measures afford only limited protection and, accordingly, there can be no assurance that the actions taken by our partners and/or our company to establish, protect and enforce the licensed intellectual property rights will prevent infringement of such rights by others, or prevent the loss of revenue or other resulting damages.
For instance, despite the efforts of our licensor-partners and/or our efforts to protect and enforce the licensed intellectual property rights, unauthorized parties may misappropriate or attempt to copy aspects of the licensed intellectual property, which could harm our reputation, decrease the value of our COFAs and/or cause a decline in sales of our products and thus our revenue. Further, we and our licensors may not be able to detect infringement of our intellectual property rights quickly or at all, and at times we or our licensors may not be successful in combating counterfeit, knockoff, or other infringing products, thereby damaging our competitive position. In addition, we depend upon the laws of the countries where our products are sold to protect our intellectual property. Intellectual property rights may be unavailable or limited in some countries because intellectual property laws vary from jurisdiction to jurisdiction or because the intellectual property rights for certain works may have expired. Consequently, in certain foreign jurisdictions, there may be no protection under any copyright or trademark registrations. If our licensor-partners fail to timely file a trademark application in any such jurisdiction, they may be precluded from obtaining a trademark registration in such jurisdiction at a later date. Failure to adequately pursue and enforce trademark rights could damage our assets, and make it easier for others to compete with our assets.

Third-party claims regarding our licensed intellectual property rights could result in our being unable to continue using such rights, which could adversely impact our revenue or result in a judgment or monetary damages being levied against us.
We may be subject to legal proceedings and claims, including claims of alleged infringement or violation of the patents, trademarks and other intellectual property rights of third parties. In the future, we may be required to assert infringement claims against third parties or third parties may assert infringement claims against us and/or our licensor-partners. To the extent that any of our licensed intellectual property is deemed to violate the rights of others in any litigation or proceeding or, as a result of any claim, we may be prevented from using it. Further, litigation could also result in a judgment or monetary damages being levied against us. There can be no assurance that we or our licensors would prevail in any litigation relating to the licensed intellectual property rights. Further, even where we or our licensors prevail in any litigation relating to the licensed intellectual property rights, such litigation might result in substantial legal costs to us and diversion of resources and management attention away from our business.
Our license to use the brands or intellectual properties that we have or will contract with could be terminated in certain circumstances.
We do not own the brands or any other branded assets but have licenses to develop products under the license agreements for The Little Prince, the Kremer Collection and Sentebale. We intend to enter into other license agreements in the future. Although the licenses granted to us for the COFA rights to the Little Prince has a three-year term that is renewable at our option, the license may be terminated by the licensor if we fail to pay any sums due and to cure the deficiency within 30 days after receipt of notice, or otherwise fail to perform under the License Agreement. Further, the license for The Little Prince only provides for the exclusive grant of rights for COFAs only to original works of fine art that are commissioned by, or on behalf of, us, in collaboration with prestige museums, prestige art galleries, and/or prestige art fairs, and excludes works of fine art that are subject to existing and future third-party agreements, not in collaboration with prestige museums, prestige art galleries, and/or prestige art fairs. As a result, there are reduced competitive protections for certain artwork based on The Little Prince.
Failure to renew a licensing agreement such as The Little Prince License, could materially adversely affect our operations, and we will lose our rights to protect against the future creation of duplicative COFAs.
Although our license for the creation of COFAs pursuant to The Little Prince license agreement has a three-year term that is renewable for one additional three-year term at our option, and our license for the licensing of COFA merchandise has an initial term of ten years that is renewable for additional ten year periods, the license may not be renewed under certain circumstances, including where we have failed to pay all sums due and owing to the licensor or are in breach of the license agreement at the time of the exercise of the renewal, or have failed to achieve gross receipts of at least $2.0 million in the case of the initial renewals, or $1.0 million in the case of each additional renewal term for the licensing of COFA merchandise. Additional renewals for the creation of COFAs are not provided for in the License Agreement and would require further negotiations between the parties. The parties to the License Agreement have not agreed to any such future renewals as of the date hereof. We expect our future licenses may similarly have provisions with which we must comply in order to renew such license.
We may not realize the full benefit of our licenses if the properties we license have less market appeal than expected or if sales from the products that use those properties are not sufficient to satisfy the minimum guaranteed royalty payments, if any.
We seek to fulfill consumer preferences and interests by designing and selling products primarily based on properties owned by third parties and licensed to us. The popularity of the properties we license can significantly affect our sales and profitability. As we intend to produce COFAs based on iconic art, the success of the underlying content will likely have an important impact on the level of consumer interest in the associated products we are offering. If the performance of our licensors fails to meet expectations or if there was a shift in consumer tastes away from such assets generally, our results of operations could be adversely affected. In addition, competition in our industry for access to licensed properties can lessen our ability to secure, maintain, and renew our existing licenses on commercially reasonable terms, if at all, and to attract and retain the talented employees necessary to develop and market successful products based on these properties.
Our The Little Prince, the Kremer Collection, and Sentebale license agreements require us to pay minimum royalty guarantees, and we intend to enter into similar agreements in the future, which minimum payments may in some cases be greater than what we are ultimately able to recoup from actual sales. Relevant price information upon which we may base minimum royalty guarantees may be scarce or unreliable, and thus our pricing of minimum royalty guarantees may be, to some degree, speculative and/or subjective. Acquiring or renewing licenses may require the payment of minimum guaranteed royalties that we consider to be too high to be profitable, which may result in losing licenses that we currently hold when they become available for renewal, or missing business opportunities for new licenses. Additionally, we have no guarantee that any particular property or asset we license will translate into a successful product. The underperformance of any such product may result in reduced sales and operating profit for us.
Variability in intellectual property laws may adversely affect our intellectual property position.
Intellectual property laws and regulations, in particular, have been subject to significant variability either through administrative or legislative changes to such laws or regulations or changes or differences in judicial interpretation, and it is expected that such variability will continue to occur. Additionally, intellectual property laws and regulations differ among states, and countries. Variations in the laws and regulations or in interpretations of laws and regulations in the United States and other countries may diminish the value of our intellectual property and may change the impact of third-party intellectual property on us. Accordingly, we cannot predict the scope of what may be granted to us, the extent to which we will be able to enforce our intellectual property rights against third parties, or the extent to which third parties may be able to enforce their intellectual property rights against us.
Risks Related to Government Regulation, Litigation and the International Nature of Our Business
We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.
We may become involved in various legal proceedings, lawsuits and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.
We and our licensors are subject to local laws and regulations in the U.S. and abroad.
We and our licensors are subject to various foreign and U.S. federal, state and local laws and regulations affecting our business. While we actively identify and monitor our obligations and the applicability of all laws to ensure that we are compliant, our efforts to maintain compliance with laws and regulations may require us to incur significant expenses, and our failure to comply with such laws may expose us to potential liability. In addition, our ability to operate or compete effectively as well as our financial results could be materially adversely affected by the introduction of new laws, policies or regulations; changes in the interpretation or application of existing laws, policies and regulations; or our licensor’s failure to obtain or maintain required regulatory approvals. Our failure to remain compliant with local laws and regulations may negatively impact their financial condition and our ability to sell products, which could result in a material adverse effect on our business, results of operation and financial position.
Organizations face growing regulatory and compliance requirements.
New and evolving regulations and compliance standards for cyber security, data protection, privacy, and internal IT controls are often created in response to the tide of cyber-attacks and will increasingly impact organizations. Existing regulatory standards require that organizations implement internal controls for user access to applications and data. In addition, data breaches are driving a new wave of regulation with stricter enforcement and higher penalties. Regulatory and policy-driven obligations require expensive and time-consuming compliance measures. The fear of non-compliance, failed audits, and material findings has pushed organizations to spend more to ensure they are in compliance, often resulting in costly, one-off implementations to mitigate potential fines or reputational damage. Any substantial costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, could have a material adverse effect on our business and brand.

Risks Related to Management and Personnel
Our success is critically dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel and maintain our corporate culture, could adversely affect our business.
Our officers and employees are integral to all our efforts. It is their skill, creativity and hard work that drive our success. In particular, our success depends to a significant extent on the continued service and performance of our senior management team which consists of our Co-Founders, Richard X. Seet and Charles Riotto, and our Chief Financial Officer, David Todrin. The Company has had modest experience in the art industry and the management team has minimal experience developing business ventures in the art industry. Nevertheless, we are dependent on their talents and believe they are a key component to our relationships with our licensors and certain of our key agents and sales channels. The loss of any member of our senior management team, or of any other key employees, or the inability to successfully complete planned management transitions, could impair our ability to execute our business plan and could therefore have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key man life insurance policies on any member of our senior management team or on our other key employees.
In addition, competition for qualified personnel is intense. We compete with many other potential employers in recruiting, hiring and retaining our senior management team and our many other skilled officers and other employees around the world.
Furthermore, as we continue to grow our business and hire new employees, it may become increasingly challenging to hire people who will maintain our corporate culture. We believe our corporate culture, which fosters speed, teamwork and creativity, is one of our key competitive strengths. As we continue to grow, we may be unable to identify, hire or retain enough people who will maintain our corporate culture, including those in management and other key positions. If we are unable to maintain the strength of our corporate culture, our competitive ability and our business may be adversely affected.
Risks Related to this Offering
The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an established operating company.
Prior to this Offering there has been no public market for any of our securities. Factors considered in determining the prices and terms of the shares offered hereby include:
•	the history and prospects of companies similar to our company;
•	prior offerings of those companies;
•	our prospects;
•	our capital structure;
•	an assessment of our management;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.
However, although these factors were considered, the determination of the offering prices is more arbitrary than the pricing of securities for an established operating company.
No public market for our securities currently exists, and an active trading market may not develop or be sustained.
Our securities are not currently quoted or traded on any trading market and there can be no assurance that an active public market for our securities will ever develop in the future. In the absence of an active trading market:
•	investors may have difficulty buying and selling or obtaining market quotations;
•	market visibility for our securities may be limited; and
•	a lack of visibility for our securities may have a depressive effect on any market price for our securities that might develop.

The lack of an active trading market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional intellectual property assets by using our securities as consideration.
This investment is illiquid.
There is no currently established market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer. Although we intend to apply in the future for quotation of our Common Stock on an over-the-counter market, or similar, exchange, there are a number of requirements that the company may or may not be able to satisfy in a timely manner. Even if we obtain that quotation, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. You should assume that you may not be able to liquidate your investment for some time or be able to pledge these shares as collateral.
Even if our securities become publicly traded and an active trading market develops, the market price of our securities may be volatile, and purchasers of our securities could incur substantial losses.
Even if our securities become publicly traded and even if an active trading market develops for our securities, of which no assurances can be given, the market price of our securities may be volatile and subject to wide fluctuations in response to various factors. The stock market in general, and the market for new companies, in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our securities may also be influenced by many additional factors, including the following:
•	our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;
•	the performance of any merchandise and other products based on our COFAs and other products we may develop;
•	the success of competitive products or technologies;
•	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;
•	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;
•	actions taken by regulatory agencies with respect to our products;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	the success of our efforts to enter into Global Master Licenses and to license additional products or other products we may develop;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•
developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our or our licensors’ ability to obtain intellectual property protection for our products;

•	our ability or inability to raise additional capital and the terms on which we raise it;
•	the recruitment or departure of key personnel;
•	changes in the structure of the end markets for our products;
•
changes in market conditions in the art and collectibles sectors, actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our securities, other comparable companies or our industry generally;

•	general economic, industry and market conditions; and
•	the other risks described in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our securities, regardless of our operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and prospects.
There is no underwriter or placement agent for this Offering, so no outside independent party has verified any of the statements contained in this Offering Circular.
Although we may engage one or more sales agents, placement agents or underwriters in the future, currently there are no sales agents, placement agents or underwriters in connection with this Offering. As a result, no sales agents, placement agents or underwriters have performed a due diligence review or valuation of the company specifically in connection with this Offering.
Management will have discretion as to the use of proceeds from this Offering.
The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other purposes not presently contemplated that it deems to be in the best interests of the company and its stockholders in order to address changed circumstances or opportunities. Because of the foregoing, the success of the company will be substantially dependent upon the discretion and judgment of the company’s management with respect to application and allocation of the net proceeds of this Offering. Investors for the securities offered hereby will be entrusting their funds to the company’s management, upon whose judgment and discretion the investors must depend.
The shares of Common Stock are offered on a “best efforts” basis and the company may not raise the maximum amount being offered
Since we are offering the shares of Common Stock on a “best efforts” basis, there is no assurance that we will sell enough shares to meet our capital needs. If you purchase shares of Common Stock in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds which we have outlined in this Offering Circular or to meet our working capital needs.
If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise, and future issuances of equity could cause the market price of our Common Stock to decline and result in the dilution of your shareholding, whereas future issuances of debt, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.
There is no assurance that the maximum number of shares of Common Stock in this Offering will be sold. If the Maximum Offering Amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Future issuances of our Common Stock or securities convertible into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that new issuances of our Common Stock or other securities convertible into our Common Stock, could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.
Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Further, upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

Our chief executive officer and directors and principal stockholders have the ability to control all matters submitted to stockholders for approval.
Upon completion of this Offering, assuming the Maximum Offering Amount is sold, our chief executive officer, directors and stockholders who own 5% or more of our currently outstanding shares of Common Stock, will beneficially own shares, in the aggregate, representing approximately  % of our currently outstanding shares of Common Stock. As a result, if these stockholders were to choose to act together, they would continue to be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act collectively, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of the company on terms that other stockholders may desire.
An investment in our shares of Common Stock could result in a loss of your entire investment.
An investment in our shares of Common Stock offered in this Offering involves a high degree of risk and you should not purchase the shares of Common Stock if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.
Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful stockholder claims against us and may reduce the amount of money available to us.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated certificate of incorporation and by-laws provide that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the company or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our amended and restated certificate of incorporation provides that indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.
Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
The above limitations on liability and our indemnification obligations limit the personal liability of our directors and officers for monetary damages for breach of their fiduciary duty as directors by shifting the burden of such losses and expenses to us. Certain liabilities or expenses covered by our indemnification obligations may not be covered by such insurance or the coverage limitation amounts may be exceeded. As a result, we may need to use a significant amount of our funds to satisfy our indemnification obligations, which could severely harm our business and financial condition and limit the funds available to stockholders who may choose to bring a claim against the company.
Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees.
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any

(1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, (3) action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws, or (4) action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (1) through (4) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This exclusive forum provision applies to actions arising under the Exchange Act and the Securities Act. However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Further, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulation thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions, however, we note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company or its directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our amended and restated certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
Our outstanding securities may have an adverse effect on the market price of our securities.
As of the date of this Offering Circular, we have 23,159,997 shares of Common Stock and 2,000,000 shares of Series A preferred stock outstanding. The sale, or even the possibility of sale, of our securities could have an adverse effect on the future market price for our securities or on our ability to obtain future public financing.
We do not expect to declare or pay dividends in the foreseeable future.
We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.
Investors in this Offering will experience immediate and substantial dilution.
If all of the shares offered hereby are sold, investors in this Offering will own less than    % of the then outstanding shares of Common Stock, but will have paid over    % of the total consideration for our outstanding shares, resulting in a dilution of $    per share. See “Dilution” for further information.
Our securities may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.
The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). If the price of any class of our traded securities is less than $5.00, such securities will be deemed to be penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (a) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (b) a written agreement to transactions involving penny stocks; and (c) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore holders may have difficulty selling their securities once they are publicly traded.
Our use of Form 1-A and our reliance on Regulation A for this Offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-1.
Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), our Common Stock may be less attractive to purchasers and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, the growth of the product offerings and our financial condition and results of operations may be adversely affected, which may have a material adverse effect on the value of our Common Stock.
We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.
We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.
Financial Industry Regulatory Authority sales practice requirements may also limit your ability to buy and sell our securities, which could depress the price of our securities.
Financial Industry Regulatory Authority, or FINRA, rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our securities, which may limit your ability to buy and sell our securities once publicly traded, have an adverse effect on the market for our securities, and thereby depress their market prices.
We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our securities less attractive to investors.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, which was enacted in April 2012. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of an initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (3) the date on which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and their market prices may suffer or be more volatile.
Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.
We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis.
Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.
Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. Any inability to raise additional capital as and when we need it, could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.
Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.
Provisions in our corporate charter and our by-laws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for our securities, thereby depressing the market price of our Common Stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include the following:
•
our board of directors has the right to elect directors to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which will prevent stockholders from being able to fill vacancies on our board of directors;

•	our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates; and
•
our board of directors is able to issue, without stockholder approval, shares of undesignated preferred stock, which makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

These provisions may also frustrate or prevent any attempts by our stockholders to replace or remove our current management or members of our board of directors. In addition, we are subject to Section 203 of the Delaware General

Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our board of directors. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders. Further, other provisions of Delaware law may also discourage, delay or prevent someone from acquiring us or merging with us.
Because we do not have an audit or compensation committee, shareholders will have to rely on our directors who are not independent, to perform these functions.
We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The board of directors performs these functions as a whole. The members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in decisions concerning management compensation and audit issues that may affect management decisions.
Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.
We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.
The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.
Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our financial statements and our business.
If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.
Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our Common Stock could be negatively affected.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
The statements contained in this Offering Circular that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Offering Circular may include, for example, statements about our:
•	limited operating history;
•	reliance on third parties for technical and artistic capabilities;
•	results of operations;
•	ability to manage growth;
•	regulatory, legal or operational risks;
•	success in retaining or recruiting, or changes required in, our officers, advisors, key employees, if any, or directors;
•	capital structure;
•
unpredictable events, such as the COVID-19 pandemic, wars and military conflicts, and associated disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital;

•	ability to obtain additional financing when and if needed; and
•	liquidity.
The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), including, but not limited to, the duration and spread of the COVID-19 pandemic and those factors described under the heading “Risk Factors”, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We estimate that, if we sell the Maximum Offering Amount, the net proceeds of this Offering will be approximately $    from the sale of our Common Stock offered by us in this Offering based upon the public offering price of $    per share, and after deducting estimated offering expenses payable by us.
The principal purposes of this Offering are to obtain additional capital to support our operations and to facilitate our future access to the public capital markets. We will likely use the net proceeds of this Offering for:
•
$   for funding the development of creative ideas for COFAs, which include discussions, negotiations, and possible partnerships with Collaborators including Art Curators, and COFA licensing and merchandising for The Little Prince and the Kremer Collection licenses;

•	$ for engaging in discussions, negotiating, and licensing other Icons;
•	$ for finding sub-licensees for our Global Master License; and
•	$ for working capital and general corporate purposes.
Based on our current financial resources, our expected level of operating expenditures and the net proceeds and/or anticipated net proceeds, respectively, from prior financings and currently contemplated securities offerings, including this Offering, we believe that we will be able to fund our projected operating requirements for at least the next     months. This period could be shortened if there are any significant increases in planned spending on costs associated with acquiring licenses, or with developing and selling our COFAs and other related products derived therefrom. Thereafter, we will need to obtain additional financing to fund such activities. We expect to finance our cash needs primarily through equity and debt offerings. If we secure additional equity funding, investors in this Offering would be diluted. No plans for additional financing are currently being contemplated by the Company, and in all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us. See “Risk Factors—There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.”
Also, we do not currently have sufficient visibility to predict the sufficiency of our financial resources based upon the unpredictability and potential adverse impact of the global pandemic, as well as wars and other military conflicts, on our operations and overall business.
None of the proceeds from this Offering will be used to compensate or otherwise make payments to our named executive officers.
The expected use of net proceeds of this Offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this Offering or the amounts that we will actually spend on the uses set forth above. Accordingly, we will have significant flexibility in applying the net proceeds of this Offering. The timing and amount of our actual expenditures will be based on many factors, including our ability to obtain additional financing, the progress, cost and results of our development of COFAs and our additional research and business development strategies and other factors described in “Risk Factors”, as well as the amount of cash we use in our operations. See “Management will have discretion as to the use of proceeds from this Offering.”
Pending the use of the net proceeds described above, we intend to invest the net proceeds of this Offering in short-term, interest-bearing, investment-grade securities.

DILUTION
The difference between the offering price per share of Common Stock in this Offering and the pro forma as adjusted net tangible book value per share after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the total number of outstanding shares of Common Stock.
As of December 31, 2023, on an actual basis, a pro forma basis and a pro forma as adjusted basis, our net tangible book value (deficit) is as follows:
	Actual	Pro Forma(1)	Pro Forma As Adjusted(2)
Net book value (deficit)	$(558,253)	$244,736	$
Less: intangible assets	—	—
Net tangible book value	$(558,253)	$244,736	$
Total common shares outstanding	22,785,332	25,259,330
Net tangible book value (deficit) per common share	$(0.025)	$0.010	$
(1)
The “Pro Forma” information gives effect to the sale of 403,998 Common Stock shares for gross cash proceeds of $302,999, and the sale of 666,667 Series A preferred stock shares for gross cash proceeds of $500,000 from January 1 through March 31, 2024.

(2)
The “Pro Forma As Adjusted” information gives effect to the “Pro Forma” information set forth in footnote 1 as adjusted for the sale of all of the maximum number of shares of Common Stock by us in the offering (the “Maximum Offering Amount”) after deducting the estimated offering expenses payable by us. In addition, the “Pro Forma As Adjusted” information gives effect to the automatic conversion of the Series A preferred stock into 2,000,000 shares of Common Stock at any time by the holder. See “Securities Being Offered and Description of Securities — Series A Preferred Stock — Conversion Rights.”

After giving effect to the sale of the shares of Common Stock in this Offering, on a pro forma as adjusted basis, our net tangible book value would be $   , or $    per share of Common Stock, after deducting the expenses of this Offering totaling approximately $   . This would represent an immediate        in pro forma as adjusted net tangible book value of $    per share to our existing stockholders and an immediate dilution of  $    per share to investors purchasing shares of Common Stock in this Offering.
The following table illustrates the dilution to new investors on a per-share basis:
Offering price per share of Common Stock		$
Pro forma net tangible book value per common share before this Offering	$
in pro forma as adjusted net tangible book value per common share attributable to investors purchasing shares of Common Stock in this Offering
Pro forma as adjusted net tangible book value per share after this Offering		$
Dilution to new investors
The following table sets forth information with respect to our existing stockholders and the new investors as follows:
	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders(1)	25,259,330%		$3,987,549%		$0.158
New investors		%	$	%	$
Total		%	$	%	$
(1)
Gives effect to the automatic conversion of the Series A Preferred stock into 2,000,000 Common Stock shares at any time by the holder. See “Securities Being Offered and Description of Securities — Series A Preferred Stock — Conversion Rights.”

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2023 on an actual basis, on a pro forma basis to give effect to the events described in footnote (1) below, and on a pro forma as adjusted basis to give effect to the events described in footnote (2), below.

	Actual	Pro Forma(1)	Pro Forma As Adjusted(2)
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; 1,333,333, 2,000,000 and 0 issued and outstanding, actual, pro forma, and pro forma as adjusted, respectively	$133	$200	$
Common stock, $0.0001 par value, 80,000,000 shares authorized; 20,000,001, 21,495,001 and shares issued and outstanding, actual, pro forma, and pro forma as adjusted, respectively	2,286	2,326
Additional paid-in capital	3,470,091	4,272,983
Accumulated deficit	(4,030,763)	(4,030,763)
Total stockholders' equity (deficit)	(558,253)	244,746
Total capitalization	$(558,253)	$244,746	$
(1)
The “Pro Forma” information gives effect to the sale of 403,998 Common Stock shares for gross cash proceeds of $302,999, and the sale of 666,667 Series A preferred stock shares for gross cash proceeds of $500,000 from January 1 through March 31, 2024.

(2)
The “Pro Forma As Adjusted” information gives effect to the “Pro Forma” information set forth in Footnote 1 as adjusted for the sale of all of the maximum number of shares of Common Stock by us in the offering (the “Maximum Offering Amount”) after deducting the estimated offering expenses payable by us. In addition, the “Pro Forma As Adjusted” information gives effect to the automatic conversion of the Series A preferred stock into 2,000,000 shares of Common Stock at any time by the holder. See “Securities Being Offered and Description of Securities — Series A Preferred Stock — Conversion Rights.”

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and related notes appearing elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with “Cautionary Statement Regarding Forward-Looking Statements” and the “Risk Factors” section of this Offering Circular for a discussion of important factors which could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Overview
Tesseract Collective is a fine art company which intends to build a portfolio of intellectual property rights derived from iconic personalities, iconic brands, iconic characters, or iconic works from the physical art and collectibles markets, commission original fine artworks derived from this portfolio and generate revenues the via the sub-licensing of such rights to third party licensees in various categories to include fashion, apparel, accessories, home goods, and media, amongst other licensing categories. The Company has secured, and intends to secure additional, global master licenses for all rights, in perpetuity, to the intellectual property underlying the fine art (a “Global Master License”). The Company also intends to produce events in partnership with media organizations and cultural institutions.
For the years ended December 31, 2023 and 2022, we had net losses of $1,851,356 and $2,176,903, respectively. As of December 31, 2023, we had an accumulated deficit of $4,030,763.
We expect to incur operating losses over the next 12 months and we do not anticipate generating revenues from our Global Master Licenses. We anticipate that our expenses will increase as we add operational, financial and management information systems and personnel to support the expansion of our business and operate as a public reporting company.
Until the Company starts generating revenues sufficient to fund its operations, the Company plans to fund its activities from operations and through equity offerings and debt financings. There can be no assurance that we will be successful in partnering with the Collaborators and marketing artwork or in implementing any other growth strategies. Further, there can be no assurance as to the availability of such future equity and debt financings, or if available, on terms acceptable to the Company. If we are not able to secure adequate additional funding or generate sufficient revenue, it would have a negative impact on our overall financial condition and the Company may be forced to make reductions in spending and/or curtail or suspend operations.
License Agreement with SOGEX
In January 2022, the Company entered into an exclusive license agreement with Société de Gestion et d’Exploitation des Droits Dérivés de l’Œuvre d’Antoine de Saint- Exupéry (“SOGEX”), and amended that agreement on June 20, 2022 (as amended, the “Original SOGEX License Agreement”). Pursuant to the Original SOGEX License Agreement, SOGEX granted the Company the exclusive right to use the title “Le Petit Prince”, texts in short quotes, original artwork, sketches, designs, drawings, pictures, paintings and characters which appear in the masterwork “Le Petit Prince” book (the “Licensed Assets”) to develop and market digital art pieces, and related merchandise, based on and inspired by the Licensed Assets. Any copyrights or other similar rights in any digital art pieces that are derivative works incorporating elements of both the Licensed Assets and creative expression or work of a Collaborator, are owned equally among the Company, SOGEX, and the Collaborator; while any copyrights or other similar rights in any digital art pieces of the Licensed Asset’s original artwork will remain with SOGEX. Under the terms of the Original SOGEX License Agreement, the Company is obligated to pay earned royalties based on an upper single-digit percentage of net profits, as defined in the Original SOGEX License Agreement.
The Company terminated the Original SOGEX License Agreement on May 16, 2023 by mutual agreement with SOGEX and entered into a new agreement as discussed below. As a result, the Company does not expect to incur any revenue-related royalty obligations under the terms of the contract. The Company made minimum royalty payments totaling $100,000 and $150,000 under the Original SOGEX agreement during the years ended December 31, 2023 and 2022, respectively. The Company recorded expenses totaling $305,556 for the year ended

December 31, 2022, and the expense reversal of $55,556 due to the termination during the year ended December 31, 2023, included in General and administrative expenses in the Company’s statements of operations. As of December 31, 2023 and 2022, accrued expenses related to the SOGEX License Agreement totaled $0 and $155,556, included in Accounts payable and accrued expenses.
On May 16, 2023, the Company entered into an exclusive license agreement (the “New SOGEX License Agreement”) with Societe Civile Pour L’Oeuvre Et La Memoire D’Antoine De Saint-Exupery - Succession Saint-Exupery - D’Agay (“POMASE”) (the parent company and 100% owner of SOGEX), relating to the Licensed Assets as discussed above. The Company no longer has any copyright ownership rights, rather, the Company has obtained the exclusive right to use the Licensed Assets for the creation of “Collaborative Original Fine Artwork(s)” (“COFAs”). Additionally, the Company obtained the master license for the commercial exploitation of COFAs in all merchandise categories on a worldwide basis, with the exception of NFTs, which is a prohibited category under the New SOGEX License Agreement.
With respect to the creation of COFAs, the New SOGEX License Agreement has an original term of three years, with an option to renew for an additional three years at the Company’s option upon 90 days prior notice if the Company is in good standing with the Delaware Secretary of State, has paid all sums due and owing to the licensor, is not in breach of the New SOGEX License Agreement at the time of the exercise of the renewal, and has achieved gross receipts of at least $2.0 million during the original term of the agreement. With respect to the licensing of COFA merchandise, the New SOGEX License Agreement has an original term of ten years, with an option to renew for an additional ten year period at the Company’s option upon 90 days prior notice if the Company is in good standing with the Delaware Secretary of State, has paid all sums due and owing to the licensor, is not in breach of the New SOGEX License Agreement at the time of the exercise of the renewal, and has paid to POMASE at least $2.0 million in minimum guarantees and royalties under the agreement (or makeup payments if the earned royalties fall short). The Company can extend its rights with respect to the licensing of COFA merchandise for subsequent additional 10 year periods subject to the same conditions as previously described, except the Company must have paid to POMASE at least $1.0 million in royalties (or makeup payments if the earned royalties fall short) during the preceding ten-year renewal period.
Under the New SOGEX License Agreement the Company is obligated to pay earned royalties based on an upper single-digit percentage of net profits. Also, the Company is required to make minimum royalty payments totaling $300,000 and $450,000 during the years ended December 31, 2023 and 2024, respectively. The Company made the required minimum royalty payments totaling $300,000 in 2023.
The total minimum royalty obligation of $750,000 under the New SOGEX License Agreement will be capitalized into prepaid expenses as payments are made pursuant to the New SOGEX License Agreement to the extent that the amount paid to date exceeds expenses recorded. The related expenses are recognized on a straight-line basis over the expected ten-year period of benefit. During the year ended December 31, 2023, the Company recognized $46,875 of expenses, included in general and administrative expenses. As of December 31, 2023, prepaid expenses related to the New SOGEX License Agreement totaled $253,125, included in prepaid expenses.
The Kremer Collection license agreement
On October 6, 2023, the Company entered into an exclusive license agreement (the “Kremer License Agreement”) with Aetas Aurea Holding Ltd., (“Aetas”), relating to the Kremer Collection, and the “KC” logo as well as the goodwill, trademarks, and other intellectual property rights in the aforementioned, the copyrights and/or worldwide exclusive exploitation rights in copyrights in photographs and/or digital images of the Kremer Collection of original artwork, namely of 17th century Dutch and Flemish old masters, the goodwill, design rights and other intellectual property rights in the aforementioned (the “Licensed Assets”). The Company obtained the exclusive right to use the Licensed Assets for the creation of COFAs. Additionally, the Company obtained the master license for the commercial exploitation of COFAs in all merchandise categories on a worldwide basis, with the exception of NFTs, which is a prohibited category under the Kremer License Agreement.
With respect to the creation of COFAs, the Kremer License Agreement has an original term of three years, with an option to renew for an additional three years at the Company’s option upon 90 days prior notice if the Company is in good standing with the Delaware Secretary of State, has paid all sums due and owing to the licensor, is not in breach of the Kremer License Agreement at the time of the exercise of the renewal, and has achieved gross receipts of at least $1.0 million. With respect to the licensing of COFA merchandise, the Kremer License Agreement has an original term of ten years, with an option to renew for an additional ten year period at the Company’s option upon

90 days prior notice if the Company is in good standing with the Delaware Secretary of State, has paid all sums due and owing to the licensor, is not in breach of the Kremer License Agreement at the time of the exercise of the renewal, and has paid to Aetas at least $1.0 million in minimum guarantees and royalties under the agreement (or makeup payments if the earned royalties fall short). The Company can extend its rights with respect to the licensing of COFA merchandise for subsequent additional 10 year periods subject to the same conditions as previously described, except the Company must have paid to Aetas at least $1.0 million in royalties (or makeup payments if the earned royalties fall short) during the preceding ten-year renewal period. The parties to the License Agreement have not agreed to any future renewals as of the date hereof.
Under the Kremer License Agreement, the Company is obligated to pay earned royalties based on an upper single-digit percentage of net profits. The Company is also required to make minimum royalty payments totaling $37,500, $100,000, and $112,500 during the years ended December 31, 2023, 2024, and 2025, respectively. The Company made the required minimum royalty payments totaling $37,500 during the year ended December 31, 2023.
The total minimum royalty obligation of $250,000 under the Kremer License Agreement will be capitalized into prepaid expenses as payments are made pursuant to the Kremer License Agreement to the extent that the amount paid to date exceeds expenses recorded. The related expenses are recognized on a straight-line basis over the expected ten-year period of benefit. During the year ended December 31, 2023, the Company recognized $6,250 of expenses, included in general and administrative expenses. As of December 31, 2023, prepaid expenses related to the Kremer License Agreement totaled $31,250, included in prepaid expenses.
Financial Overview
For the years ended December 31, 2023 and 2022
The following table summarizes our results of operations for the years ended December 31, 2023 and 2022:
	For the year ended December 31,
	2023	2022	$ Change	% Change
Operating Expenses:
Sales and marketing	$274,195	$525,625	$(251,430)	(47.8)%
General and Administrative	1,577,161	1,651,278	(74,117)	(4.5)%
Net Loss	$ (1,851,356)	$ (2,176,903)	$ (325,547)	(15.0)%
Revenue
The Company did not generate any revenue during the years ended December 31, 2023 and 2022.
Operating Expenses
Sales and marketing costs
Sales and marketing costs incurred during the years ended December 31, 2023 and 2022, totaling $274,195 and $525,625, respectively, include costs incurred on public relations, website and logo design, advertising, field marketing, and market research services. Sales and marketing costs decreased $251,430, or 47.8%, primarily due to the decrease in the expenses incurred for logo and website development activities, which were conducted during the year ended December 31, 2022.
General and administrative expenses
General and administrative expenses totaled $1,577,161 and 1,651,278 during the years ended December 31, 2023 and 2022, respectively, consisting primarily of costs related to accounting and legal services and expenses associated with obtaining licenses. General and administrative expenses decreased by $74,117, or 4.5%, primarily due to a decrease in legal and accounting costs during the year ended December 31, 2023. Our general and administrative expenses are likely to increase over the next several years, including to the extent we are able to obtain additional financing to enable us to expand our operations.
Seasonality
Our business may be stronger in certain periods where we have product releases especially in the earlier stages of the business’s development. Additionally, as we currently intend to utilize auction houses for our sales, we will be subject to the seasonality experienced by auction houses. The global art auction market has two principal selling seasons, which generally occur in the second and fourth quarters of the year. The timing and mix of products we sell in any given year will depend on various factors, including anniversaries, milestones, and celebratory occasions of both the licensor and/or third-party collaborator, as well as the timing of when certain auctions occur. Sales of a certain product or group of products tied to a particular celebratory occasion can dramatically increase our net sales in any given quarter or year and our results of operations may also fluctuate as a result of these factors. See “Risk Factors — Our operating results may fluctuate from quarter to quarter and year to year due to the timing and popularity of new product releases and the seasonal sales of the auction houses.”
Liquidity and Capital Resources
Since its inception, the Company has devoted substantially all its efforts to its formation, business planning, and capital raising activities. The Company generated no revenues since its inception and the future profitability of the Company’s business is unproven. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. As of December 31, 2023, the Company had $384,578 of cash and a working capital deficit of $558,253 Since its inception, the Company has experienced net losses and negative cash flows from operating activities and has an accumulated deficit of $4,030,763 as of December 31, 2023. The Company plans to fund its activities through equity offerings and debt financings until it starts generating licensing and other revenues from its activities. There can be no assurance as to the availability of such future equity and debt financing on terms acceptable to the Company, if at all. If the Company is not able to secure adequate additional funding or generate sufficient revenues, the Company may be forced to make reductions in spending, suspend, or curtail operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.
From November 29, 2021 (inception) through December 31, 2023, we have funded our operations principally from the issuance of common and preferred stock shares. The Company raised the aggregate net proceeds of $900,248 and $1,227,555 from the issuance of common stock shares during the years ended December 31, 2023 and 2022, respectively.
On October 10, 2023, the Company issued 1,333,333 shares of Series A preferred stock to Homebase Ltd., a third-party investor (“Preferred Stock Investor”) at $0.75 per share, for total net proceeds of $923,523, after payment of $76,477 of issuance costs (the “Initial Closing”). Homebase Ltd. is an affiliate of Aetas, the licensor under the Kremer License Agreement. The Kremer License Agreement was entered into in connection with the Series A preferred stock investment, but neither was contingent on the other. George Kremer, the co-founder of the Kremer collection, is the Managing Director of Homebase Ltd. The Initial Closing was subject to the Company’s two founders’ and Board members’ (the “Founders”) purchase of 266,666 shares of Common stock each for $0.75 per share (for a total of $199,999.50 per Founder) as part of the May 2023 Private Placement (as discussed below).
After the Initial Closing, if the Founders purchased, in the aggregate, 266,666 additional Common shares on or prior to October 31, 2023 (the “Founders Purchase”), the Preferred Stock Investor would have been required to purchase 666,666 additional Series A shares (the “Additional Shares”) at a purchase price of $0.75 per Additional Share within thirty days upon being provided notice of the Founders Purchase (the “Additional Shares Option”). On December 27, 2023, the SPA was amended to extend the exercise period for the Additional Shares Option through December 29, 2023.
The Preferred Stock Investor also had the right to purchase up to 666,666 Additional Shares at a purchase price of $0.75 per share on or prior to November 30, 2023 (the “Investor Option”), which would have expired upon a Founders Purchase. If the Preferred Stock Investor exercised its Investor Option on or prior to November 30, 2023, then a Founders Purchase would have been terminated. On December 27, 2023, the SPA was amended to extend the Investor Option through January 14, 2024.
On December 27, 2023, the Founders Purchase was completed, and the Company sold 266,666 additional shares of Common Stock to the Founders for gross proceeds of $200,000. As a result of the Founders Purchase, the Preferred Stock Investor purchased 666,666 shares of Series A Preferred Stock on January 9, 2024 for the gross proceeds of $500,000.
Subsequent to December 31, 2023, the Company issued an additional 403,998 shares of Common Stock for net cash proceeds of $302,999.

The Company used $1,799,322 in cash for its operating activities during the year ended December 31, 2023 as compared to $870,619 in cash during the year ended December 31, 2022. The increase in cash used in operating activities was primarily due to the decrease in accrued compensation and increase in prepaids during 2023 totaling approximately $600,000 and $300,000, respectively.
Future Funding Requirements
We have not generated any revenue to date, and there is no assurance that we will be able to generate any revenue from sales. At the same time, we expect our expenses to increase in connection with our ongoing business development activities. We also expect to incur additional costs associated with operating as a public reporting company. We anticipate that we will need additional funding in connection with our continuing operations.
Based upon our current operating plan, until we raise the funds we are seeking under this Offering, we may need to continue to raise capital through private placements to fund our operating expenses. We may need to obtain additional financing to fund our continuing operations subsequent to this Offering. Because of the numerous risks and uncertainties associated with our operations, we are unable to estimate the amounts of increased capital outlays and operating expenditures necessary. Our future capital requirements will depend on many factors, including licensing or other arrangements into which we may enter in the future, marketing activities, implementing additional internal systems and infrastructure, including financial and reporting systems; and the economic and other terms, timing and success of any collaboration.
Until such time as we can generate substantial revenue from sales, we expect to finance our cash needs through a combination of equity and debt financings. To the extent that we raise additional capital through the sale of equity or convertible debt and equity securities, the ownership interests of our common stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
Critical Accounting Policies and Estimates
Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. The preparation of financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions. Critical accounting estimates address accounting matters that are inherently uncertain due to unknown future resolution of such matters. Management routinely discusses the development, selection, and disclosure of each critical accounting estimates.
Our significant accounting policies and estimates are more fully described in Note 2 to our financial statements appearing elsewhere in this Offering Circular. We believe that the accounting policies are critical for fully understanding and evaluating our financial condition and results of operations.
Recent Accounting Pronouncements
We have evaluated recent accounting pronouncements issued but not yet effective and has determined that upon adoption, none of these standards will have a material impact on the Company’s financial statements.
JOBS Act
On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.
We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of  (i) the last day of the fiscal year in which we have total annual gross revenues of  $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of an initial public offering; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We expect to be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2024. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls.
Effect of Inflation and Changes in Prices
Recent increases in inflation in the United States and elsewhere may lead to national, regional and international economic disruptions, any of which could affect the Company’s operations and ability to effect a public offering. In addition, the Company’s ability to effect a public offering may be impacted by inflation, including as a result of increased market volatility or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all.

OUR BUSINESS
Overview
Tesseract Collective, Inc., doing business as Tesseract Icons (“Tesseract” or the “Company”), is a developmental stage intellectual property company. We intend to build our intellectual property library through the creation and amassing of intellectual property rights to original fine artworks derived from iconic personalities, iconic brands, iconic characters, or iconic works from the physical art and collectibles markets (going forward, “Icon” will refer to iconic personalities, brands, characters, or art generally recognized as icons). We plan to commission original fine artworks derived from Icons created in partnership with renowned museums, cultural institutions, prestige art galleries, and/or prestige art fairs such as Art Frieze, Art Basel, and the Venice Biennale (such museums, cultural institutions, art galleries, and art fairs will be referred to in this Offering Circular as “Art Curators” going forward), many of which are themselves recognized icons. Tesseract has entered into, and intends to enter into, additional license agreements which allow for the name, image, and/or likeness of the Icons to be utilized; our Art Curator will select artists to produce the fine artworks in collaboration with the Icon, and then exhibit the produced fine artworks in a gallery show at the Art Curator’s space. Each of the Icons, the Art Curator, and the selected artists who will produce the fine artworks will be deemed collaborators (“Collaborator(s)”). We call such fine artworks created for Tesseract by the Art Curator selected artists in collaboration with the Icon we introduce, and then exhibited by the Art Curator, “Collaborative Original Fine Artwork(s)” or “COFA(s). The stakeholders of the COFA include the Icon, the Art Curator, and the artist. We plan to secure a global master license for all rights, excluding non-fungible token (“NFT(s)”) rights to the intellectual property underlying the COFA from each of its stakeholders (a “Global Master License”). Because Tesseract commissions the COFAs, we are in a position to leverage our Global Master Licenses as long termed arrangements: with an initial term for licensing of COFA merchandise of 10 years, and additional two terms of 10 years each triggered by automatic renewal provisions, for a total of 30 years, assuming renewals are made. Thereafter, we intend to monetize the Global Master License via the sub-licensing of such rights to third party licensees in various categories to include fashion, apparel, accessories, home goods, and media, amongst other licensing categories.
Although some of the art our Art Curators or artists produce may be in the form of digital art, because the contractual rights to mint NFTs are, and will continue to be, specifically excluded from our intended Global Master License, placing the COFAs on the blockchain in the form of NFTs will not be a part of our business plan, and we have no intention of engaging in the business of creating, licensing or selling NFTs or operating in the NFT, crypto asset, or cryptocurrency markets, or transacting in cryptocurrency. We intend to use any digital art created in connection with our COFAs, to produce physical art products and merchandise, use on websites, or sell to third parties without minting NFTs or placing the digital art on a blockchain.
Our existing assets include:
•
The exclusive license for COFAs derived from the original illustrations of Le Petit Prince/The Little Prince (“The Little Prince” going forward), that are commissioned by, or on behalf of, us, in collaboration with prestige museums, prestige art galleries, and/or prestige art fairs. The Little Prince has sold over 200 million copies worldwide, which makes it one of the best-selling books ever written; with translations in over 400 languages and dialects, it is the second most translated book after the Bible.

•
The exclusive license for COFAs derived from the Kremer Collection. The Kremer Collection is a collection of approximately 95—and growing—artworks of 17th century Dutch and Flemish masters owned by George and Ilone Kremer. The collection includes masterpieces by Rembrandt, Frans Hals, Pieter de Hooch, Jan Lievens, Michael Sweerts, amongst others. Over the past 20 years, many of the works from the Collection have been on display in a variety of exhibitions and on long-term loanswith international museums, including the Mauritshuis in the Hague, the National Gallery in London, the National Gallery ofArt in Washington, D.C., and the Rijksmuseum in Amsterdam.

•
The exclusive license for COFAs curated by Sentebale. Sentebale was founded in 2006 by Prince Harry, The Duke of Sussex, and Prince Seeiso of Lesotho. They are both deeply inspired by their mothers, Princess Diana and Queen Mamahato—courageous women who used their platforms to raise awareness about difficult subjects and brought hope and help to vulnerable communities. As a charity, Sentebale is focused on the creation and implementation of sustainable solutions that address issues of health, wealth inequity, and climate resilience for the youths in Lesotho, Botswana, and South Africa.

Our immediate objectives are: (i) to find Art Curators who will identify artists to develop COFAs derived from the original illustrations from The Little Prince and from the works of the Kremer Collection and Sentebale; and, (ii) to secure a partnership with a licensing agent to commercialize the soon to be created COFA intellectual property conferred by the Global Master Licenses for both The Little Prince and the Kremer Collection.
We intend to seek additional Global Master Licenses granting us rights to produce and license COFAs based on other Icons. By focusing on Icons and the creation of COFAs with Art Curators, we believe we significantly differentiate our intellectual property from other producers of art.
Our Team
To capitalize on collaborations between Icons, Art Curators, and artists; then securing the Global Master License from each stakeholder; and then exploiting the Global Master License in licensing and merchandising with third-party licensees, we have assembled a team of highly credentialed principals and advisors. Our team has deep industry expertise with Art Curators, art, fashion, music, entertainment, and luxury goods. Our team also has considerable experience in the structuring of art licenses from Icons; demonstrated virtuosity in developing COFAs via partnerships with Art Curators, visual artists, musicians, entertainers, fashion designers, and/or luxury brands; and licensing and merchandising.
Because of our team’s relationships and experience, we have the highest-level access to Icons, Collaborators in Art Curators, art, music, entertainment, social influencing, fashion, and/or luxury brands, amongst others; and licensing and merchandising.
Richard Seet. Mr. Seet is one of our co-founders and has been Chief Executive Officer and a director since our inception in November of 2021. Mr. Seet is also Chairman of RXS Enterprises, LLC, a private investment vehicle. Mr. Seet has been a director, trustee, and/or advisor to numerous private and public companies, including CellPoint Digital, the TED Residency, and CreateTOTALLY. In October 2020, RXS Enterprises led a $687 million take-private bid with Brookfield Special Investments for Iconix Brand Group, a leading brand management company.
Prior to RXS Enterprises, Mr. Seet was Chairman and CEO of Amity Entertainment, an independent film and children’s entertainment company he built in partnership with Angelo, Gordon & Co, a $43 billion alternative investment fund. In 2007, he won an Emmy award as an Executive Producer of The Big Comfy Couch, a children’s property owned by Amity.
Prior to Amity, Mr. Seet co-founded Qiosk.com, a startup venture with equity financing led by United Business Media, a FTSE 100 company, providing digital distribution of multimedia interactive magazines. Qiosk’s clients include Hearst, Cahners Business Information, Crain Communications, American Lawyer Media, ABP International, Penn Well and CMP Media LLC.
Prior to Qiosk, he was a principal with the Carlyle Group (“Carlyle”) where he initiated and led Carlyle’s entry into Asia and the creation of its first Asian focused private equity funds.
Prior to Carlyle, Mr. Seet was a research associate at the Harvard Business School where he developed and authored numerous teaching case studies on Asian competitive strategy.
Mr. Seet received his S.B. at the Massachusetts Institute of Technology and his doctoral education in molecular genetics at Harvard where he was a Baxter Fellow.
Charles Riotto. Mr. Riotto is one of our co-founders and has been President and a director since our inception. For over 32 years, Mr. Riotto has been a leader in the global licensing and toy industries. As President of LIMA (International Licensing Industry Merchandisers’ Association 1997-2018), he led the organization from a small US-based association into an international powerhouse with offices and affiliates in 12 different countries and members in more than 35 countries. At the time of his retirement in 2018, LIMA (now Licensing International) was renowned globally as the hub of the licensing industry for education, business connections, industry data and networking opportunities, and was recognized internationally as the authoritative voice of the worldwide licensing industry. Mr. Riotto was responsible for the day-to-day operations of the association and interactions with the Board of Directors which featured the industry’s most prominent executives from around the world.
Prior to joining LIMA, Mr. Riotto served as Executive Director of the International Recording Media Association, a global trade group based in Princeton, New Jersey. Previously, he was Executive Director of the Toy Manufacturers of America, Inc. (now The Toy Association), the leading trade association for the global toy industry, based in New York City.

Mr. Riotto graduated from Montclair State University with a B.A. in Business Administration.
David Todrin. Mr. Todrin is Chief Financial Officer of Tesseract. He joined the Company on September 1, 2022. Since January 2010, Mr. Todrin has been the President of David Todrin Consulting, the professional services firm he founded to provide CFO services primarily to early-stage companies. In this capacity, Mr. Todrin has served as CFO and advisor for over 35 companies ranging from $1.0 million seed capital funded companies through over $100 million in raised capital Series C level companies, with global teams ranging from two to 100 employees. His experience includes accounting, treasury, business modeling, AP, and tax, among others, and has experience building financial processes from the bottom up to ensure management has the information needed for decision–making, investor inquiries and overall planning.
Prior to that, Mr. Todrin led planning and analysis efforts for public and private companies ranging from $1 million to $2 billion in annual revenue for over 20 years, including Thomson Learning, Scholastic, Bloomberg (via Geller & Associates), Avon Products, and Save the Children. He has built financial processes from scratch, implemented enterprise-level planning systems; led M&A and Due Diligence efforts.
Mr. Todrin earned his B.S. from Georgetown University, his M.Sc. from Brown University and his MBA in Finance and Accounting from Columbia Business School. Mr. Todrin held his CPA license from 1990 through 2018.
Chris Michaels. Dr. Michaels has been a Senior Advisor since February 2022. Dr. Michaels is the Director of the Reel Store, a new center for digital creativity and immersive storytelling in Coventry, England. It is the United Kingdom’s first permanent digital gallery.
Previously, he was the Director of Digital, Communications and Technology at The National Gallery, London. Before he joined the Gallery, he was Head of Digital & Publishing at the British Museum, where he founded their digital department and created their digital strategy.
He is a Digital Consultant for Bolton & Quinn, the world's leading communications company to arts and cultural organizations, and the Haus Der Kunst, Munich. He was named one of a top 10 “power influencers” on the Museum sector in 2022. He is a Senior Visiting Research Fellow at King’s College London, a Bloomberg Technology Fellow and a Creative Industries Fellow of the Arts and Humanities Research Council. He was named a 5G Trailblazer by Ericsson in 2021. He has acted as an advisor for the Arts Council England, the Singapore National Heritage Board and the Humboldt Forum in Berlin.
He has a PhD from the University of Bristol and an MPA in Innovation from University College London. He is writing a book on research and development in the Creative Industries.
Lynn Hazan. Ms. Hazan has been a Senior Advisor since January 2022. Ms. Hazan is a co-Managing Partner of Influence Media Partners (“Influence”), a music catalog acquisition fund. Prior to Influence, Ms. Hazan was General Manager and CFO of Epic Records (“Epic”). At Epic, Ms. Hazan managed all operating divisions for Epic including Finance & Strategic Planning, Accounting, Strategic Marketing (Branding and Licensing), A&R Operations/Admin, Release Planning, IT and HR/People Planning and Development. Her team structured and negotiated all deals with established artists (including Mariah Carey, DJ Khaled/We The Best, Jennifer Lopez, Future, Meghan Trainor, Travis Scott, 21 Savage, Camila Cabello) as well as new and developing acts and labels.
Prior to Epic, Ms. Hazan was General Manager and CFO of RED Music, a division of Sony Music Entertainment. Prior to RED Music, she was CFO of RCA Records.
She has been selected as one of Billboard’s “Top Women in the Music Business” four times.
She received her S.B. from the Massachusetts Institute of Technology and her M.B.A. from The Wharton School.
Bruce David Klein. Mr. Klein has been a Senior Advisor since our inception. Mr. Klein is President of Atlas Media Corp (“Atlas”), among the world’s leading independent producers of award-winning non-fiction content. Atlas’ acclaimed specials and series have become staple programming for such prestigious programming services as Netflix, Discovery Channel, HBO, Travel Channel, National Geographic, Investigation Discovery, MTV, E! Entertainment, Animal Planet, Lifetime, AMC, TLC, A&E, SyFy, Food Network, and History – as well as countless programming services in 100+ countries worldwide. Atlas also produces premium feature documentaries that have won numerous awards at film festivals around the globe before launching theatrically and on services like NBC, IFC, Netflix. For eleven years in a row, Atlas was named to RealScreen Magazine’s prestigious annual “Global 100” list of the most respected and influential providers of non-fiction entertainment in the world.

Mr. Klein has created, written, directed, produced and/or executive-produced series and specials such as HOTEL IMPOSSIBLE (Travel), DR. G: MEDICAL EXAMINER (Discovery Health/TLC), PLAYING WITH FIRE (E!), EPIC WIN (MTV), STALKED: SOMEONE’S WATCHING (ID), BRAINWASHED (Discovery Channel), THE MIND OF A MURDERER (ID), BEHIND THE BASH with Giada De Laurentiis (Food), BREAKING VEGAS (History), and IT CAN HAPPEN TOMORROW (Weather). He wrote and directed the TV movie WHO KILLED CHANDRA LEVY? (TLC) and the theatrical documentary, MEAT LOAF: IN SEARCH OF PARADISE. He recently produced the acclaimed theatrical documentary BEST WORST THING THAT EVER COULD HAVE HAPPENED with Stephen Sondheim, Hal Prince, Jason Alexander (named on “Top 10 Films” lists by the NY Times, Newsweek, amongst others) which launched to raves at the New York Film Festival before its national theatrical run and Netflix premiere. Mr. Klein is the director of ICAHN: THE RESTLESS BILLIONAIRE which premiered on HBO in February 2022.
Mr. Klein is a member of the Academy of Television Arts & Sciences, and serves on the Executive Committee of the National Association of Television Program Executives (NATPE) and is a founding Board Member of the Nonfiction Producers Association (NPACT).
Mr. Klein graduated Phi Beta Kappa and summa cum laude from SUNY Binghamton with a B.A. in Psychology and Creative Writing.
Betsy Pearce. Ms. Pearce has been a Senior Advisor since our inception. Ms. Pearce is an attorney specialized in the international fashion/luxury industry. The law firm Pearce LLP was founded in 2001.
Ms. Pearce serves an international clientele from a base in New York and business presence in Paris. With 20 years in the luxury business, Ms. Pearce offers legal experience, business acumen, industry expertise and the insight of a certified business coach.
Ms. Pearce has represented numerous designer-founders, many in the sale of his/her company and namesake brand. Notable clients, past and present, include Alexander McQueen, Carolina Herrera, Tomas Meier, Kate Spade, Alexander Wang, Rick Owens, Kanye West, John Hardy and Ann Demeulemeester.
Ms. Pearce has also represented over 100 creative directors and CEOs, negotiating their engagements with international luxury brands including Louis Vuitton, Gucci, Bottega Veneta, Balenciaga, Chloe, Christian Dior, Jimmy Choo, Ralph Lauren, Balmain, Coach, Calvin Klein, Donna Karan, Vera Wang, Nina Ricci, Schiaparelli and Salvatore Ferragamo.
Ms. Pearce is on the board of Catholic Guardian Services and is a former board member of Balenciaga. She is a member of Plum Alley, private investment platform for women-founded companies; The Forum, a U.K. Social Club for business founders; and Salmagundi, a New York arts club founded circa 1871.
Prior to founding Pearce LLP, Ms. Pearce was a litigator at Cravath, Swaine & Moore, an entertainment lawyer at two NYC firms for a decade and a clerk for a federal district judge in the Southern District of New York.
Pearce has a law degree from Columbia University, a Certification in Coaching from Columbia Business School/Teachers’ College and a B.A. from Brown University.
Margaret Johnson, OBE. Ms. Johnson has been a Senior Advisor since our inception. Ms. Johnson is Group Chief Executive Officer and co-owner of Leagas Delaney, an independent global creative communications and branding agency with offices in London, Hamburg, Shanghai, Milan, Los Angeles, and Johannesburg. During her career at Leagas Delaney, Ms. Johnson developed deep expertise in strategy and branding having worked with global brand clients such as Unilever, P&G, adidas, InterContinental Hotels, William Grant, Bosch and Timberland; and luxury brands such as Patek Philippe, LVMH, Harrods, Pictet Group, Porsche, Brown Brothers Harriman, and The Dalmore.
In 2006, Ms. Johnson was appointed as a Non-Exec of the Admiral Group, one of the most successful UK FTSE 100 insurance companies with an international portfolio of companies in Europe and the USA. During her tenure at Admiral Group, Ms. Johnson was a member of the Audit and Remuneration Committees until she retired from the Board in 2016. From 2017 to 2021, Ms. Johnson took up the role of Non-Exec Director of Admiral Group’s price comparison site, Confused.com, where she was Chair of Risk and Compliance, and during that period also served as Non-Exec Director of Penguin Portals Group. She was also a member of the other international price comparison boards of the Admiral Group until their successful sale to RVU in 2020.

Ms. Johnson was awarded an OBE in 2013 for her services to the creative industry and voluntary services recognizing her achievements as a senior female leader and her contribution to the Red Cross.
Ms. Johnson received her BSc in Economics and a MSc in Business Administration from Edinburgh University.
Sid Mofya. Sid Mofya has been a Senior Advisor since October 2022. Mr. Mofya is the Executive Director of the Draper Venture Network, a global consortium of 20 venture capital firms investing in early-stage technologies across the globe. In this capacity, he serves as an advisor to firms that specialize in Web3 investments including Draper Associates (Coinbase, Tezos, Ethereum, Ledger, Maker), Draper Dragon (Gemini, VeChain, Nifty’s, Maker’s Place, Club NFT), Draper Goren Holm (Totle, Ownera, LunarCrush), Blockchain Valley Ventures (Artory, Keyless), as well as the DVN’s Draper Roundtable – a platform for aggregating capital for coinvestment into top Web 3 companies from the Draper Network’s global portfolio.
A Zambian native, Mr. Mofya’s previous work includes strategy, finance, and operations roles with Pricewaterhouse Coopers, Royal Dutch Shell, and the UK Ministry of Justice. He is a member of the Kauffman Fellows, one of the premier investment networks in the world.
He received his Bachelor of Engineering from the University of Sheffield, and an MBA from the Acton School of Business in Texas.
Joshua R. Lamstein. Mr. Lamstein has been a Senior Advisor since our inception. Since 2014, Mr. Lamstein has also been Vice Chairman of HCFP and Co-Chairman and Co-Managing Partner of HCFP/Capital Partners. Mr. Lamstein is also a senior officer and/or director of portfolio companies of HCFP/Capital Partners, including serving as Chairman of Scopus BioPharma (Nasdaq: “SCPS”), a publicly-traded clinical-stage biopharmaceutical company. Mr. Lamstein previously served as a Director of PAVmed Inc. (Nasdaq: “PAVM”), of which HCFP was a Co-Founder. He also serves as a Venture Partner of a seed-stage venture fund with approximately $100 million of assets under management. Mr. Lamstein has worked in venture capital and private equity for over 20 years, including as a Managing Director of GF Capital Private Equity Fund, a $240 million middle market private equity fund, and as a Partner of LMS Capital, a FTSE 250 London Stock Exchange-listed investment trust. Mr. Lamstein initiated the trust’s presence in San Francisco and Silicon Valley. He began his career in private equity at Apollo Management and prior thereto was an investment banker at Lehman Brothers. Mr. Lamstein has been a member of the board of directors of numerous private and public companies, including Canvs.ai, Feed.fm, Rocksbox, TrueAnthem and World Education, Inc.
Mr. Lamstein received his B.A., with honors, from Colgate University and his M.B.A. from the MIT Sloan School of Management.
The Opportunity
Tesseract believes there is an opportunity in partnering Icons with Art Curators; this duo of Icons and Art Curators select artists who will create new original artworks, known as Collaborative Original Fine Artworks (“COFA(s)”), inspired by the Icon. Tesseract will then take the intellectual property underlying the COFAs and seek licensees and/or retailers, who will pay the Company both a minimum guarantee and a royalty to commercialize the intellectual property. It is the licensees and/or retailers who will manufacture, distribute, inventory, and then sell the merchandise developed from the COFA licenses. Tesseract can thus maintain a “lean” working footprint with the licensees bearing the operational and capital cost of manufacturing, distribution, and inventory.
We believe five forces create an economic opportunity for COFA licensing which Tesseract intends to exploit:
1.	Use of Icons—a scarce resource—to sell into their fan base.
2.	COFAs: scarce Icon x high barrier to entry via Art Curator exhibition = High-End Art with singular provenance and repute.
3.	Copyright protection afforded our newly created COFAs.
4.	Use of COFAs in developing visual identities associated with the collaboration between Icon and Art Curator.
5.	The use of collaborations to expand the licensing market potential of intellectual property underlying COFAs.

Use Of Icons—A Scarce Resource—To Sell Into Their Fan Base
Social media has made direct the connection between creators and their fans. Via social media, creators have direct access to their fans: creators can post their content to their fans directly—in so doing, they can aggregate an even larger fan base—and, they can message their fans directly, just as the fans can react and communicate directly with the creators. This direct access to a creator’s fans has made a creator’s fan count a new coin of the marketing realm. As such, creators with large fan bases, generally those greater than one million followers on social media platforms such as Facebook, Instagram, YouTube, TikTok, and/or X, are also known as influencers. They are called influencers because their calls to action on the social platforms, for example, are known to galvanize their followers to such actions. Creators with large fan bases are exceedingly scarce resources. According to Statista.com, below is the number of influencers on Facebook in the United States as of June 2023, by followers:

50,000
40,000
30,000
20,000
10,000
0
Number of influencers
42,240
13,414
12,869
10,971
4,938
5,536
5k-10k
10k-50k
50k-10k
100k-250k
250-1M
1M+

With approximately three billion active users on Facebook, influencers with greater than one million followers represent less than 0.000185% of all accounts. Similarly, on Instagram, according to DemandSage, there are approximately 2.4 billion accounts; and according to Sprout Social, there are approximately 9,000 accounts with more than 1 million Instagram followers. Thus, accounts with greater than one million followers represent only 0.000375% of total users.
Creators with large fan bases, unsurprisingly, have been approached by brands to serve as ambassadors of their brands. For posting or creating content associated with a brand, the creator is paid for the prescribed action. In some cases, instead of simply posting for third party brands, creators, especially creators with extremely large fan bases and high engagement rates, have created their own brands and have gone into business for themselves. Kim Kardashian, with 364 million followers on Instagram, has created Skims, for example. Skims, a shapewear brand, was built via the use of Kardashian’s social influence with her fan base: she announced the formation of the brand, she updated developments on the brand, and she modeled products from the brand, all via social media, with little to no out of pocket marketing expense. As of July 19, 2023, according to USA Today, Skims raised $270 million at a $4 billion valuation.
The selling of products to an installed fan base, also known as affinity marketing, is an opportunity Tesseract intends to exploit. It is the reason for our use of Icons in our business strategy. It is axiomatic that Icons are icons because of their recognition and renown. And because of their recognition and renown, it is not uncommon for Icons to have more than one million fans on the social media platforms of Facebook, Instagram, TikTok, X, and/or YouTube. Moreover, because of the scarcity of Icons, we believe that a strategy predicated on the use of Icons creates a unique selling proposition—especially if such a strategy entailed an exclusive relationship between the Icons and Tesseract as in our current licensing arrangements with our Icons (see below).
We believe that we can capture such opportunities for affinity marketing and selling by finding Icons with large follower counts on social media. It is Tesseract’s intent to find Icons, with large social media fan bases, to partner with the Company to create original intellectual property in the form of original artwork.

COFAs: Scarce Icon x High Barrier to Entry Via Art Curator Exhibition = High-End Art With Singular Provenance And Repute
According to Art Basel and UBS in their joint report, “The Art Market 2023”, the following bar graphs represent market share in auction price segments from 2009 to 2022.

a) By Value of Sales

% of sales
100%
80%
60%
40%
20%
0%
36%
47%
45%
45%
47%
51%
57%
53%
57%
59%
55%
54%
57%
60%
42%
37%
40%
39%
37%
35%
31%
34%
32%
30%
33%
34%
32%
30%
22%
16%
15%
16%
15%
14%
12%
13%
12%
11%
12%
12%
11%
10%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Low End
Middle Market
High End

b) By Volume (Number of Lots)

% of sales
100%
80%
60%
40%
20%
0%
0.3%
1%
1%
1%
1%
1%
0.4%
0.5%
1%
1%
1%
1%
1%
1%
8%
9%
10%
10%
9%
9%
6%
6%
7%
6%
6%
7%
8%
8%
92%
90%
89%
90%
90%
91%
93%
94%
92%
93%
93%
92%
91%
92%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Low End
Middle Market
High End

In 2022, the “middle market” and “high end” segment, defined by the authors as artworks with values between $50,000 and up to $1,000,000 and those greater than $1,000,000, respectively, represented 9% of the sales volume, but 90% of the sales value. Given the aforementioned statistic, we believe that value in the art market resides in the middle market through the high end (hereafter “High-End Art”) segment.
Yet, how does an artwork eventually sell as High-End Art at auction? While there is no definitive formula to create an artwork which sells for greater than $50,000, most High-End Art in the contemporary art market share common characteristics defined by high barriers: the artists who created the artworks are often represented by prestige art galleries; they have been showcased by those galleries at prestigious art fairs such as Art Frieze, Art Basel, and/or the Venice Biennale; and/or, the artworks are often exhibited in museums.

Prestige Art Gallery: Almost all High-End Art is produced by an artist represented by a prestige art gallery. We define a prestige art gallery (“Prestige Art Gallery”) as a gallery with sales greater than $10 million per year AND with multiple galleries in multiple countries. Below are charts from “The Art Market 2023” for galleries with greater than $10 million in sales per year and galleries with multiple galleries in multiple countries:

Figure 2.3 Annual Sales Turnover of Survey Respondents in 2022

More than $10m: 7%
Less than $250k: 31%
$1m-$10m: 37%
$250k-$500k: 13%
$500k-$1m: 11%

Figure 2.1 Geographical Gallery Operations in 2022

No physical premises: 6%
Multiple galleries/multiple countries: 9%
Multiple galleries/one country: 14%
One gallery: 71%

Per the above charts, Prestige Art Galleries represent just 0.63% of the global art gallery market. Such galleries include Gagosian, Hauser & Wirth, Pace, and Zwirners, for example.
Such galleries are staffed with curators, blessed with discerning eyes, who identify emerging artists, and then recruit such up-and-coming artists into the gallery’s stable of artists. The gallery then attends to the artist, oftentimes with both artistic and financial support. Because of the financial support provided to an artist, the competition to gain representation with a Prestige Art Gallery is ferocious. It is such a high barrier to entry which creates the element of scarcity for such represented artists. Because of the financial support provided to an artist, the Prestige Art Gallery must sell the limited works of their artists at prices high enough to justify a return on the invested capital.

Prestige Art Fairs: As part of the services provided by the Prestige Art Gallery, the marketing of their artist sometimes includes a showcase at a prestigious art fair such as Art Frieze, Art Basel, or the Venice Biennale. Such art fairs are annual conclaves at cosmopolitan locales where galleries can meet with collectors en masse. Because of the congregation of collectors at art fairs, galleries usually bring their best works for sale thus distinguishing the art fair as a venue for elevating an artwork. Put differently, an exhibition at an art fair is a marque of significance.
Museums: Museums are cultural arbiters. They consider the context of time and place and select artifacts which speak to and highlight the culture of that time and place. Museums convey what they believe to be cultural moments by organizing gallery shows which evince such phenomena. Items and artworks thus selected by the museums’ curators can be considered works of consequence. Works of consequence, especially single edition works, are by definition scarce—and acceptance into the canon as a work of consequence is yet another high entry barrier to clear.
The archetype of High-End Art is an artwork of consequence, from an artist represented by a Prestige Art Gallery, showcased at a prestigious art fair, which is exhibited in a museum. By partnering Icons with Art Curators, who together will select artists to create original artworks which are then exhibited at a gallery exhibition at the Art Curators’ spaces, we believe we can create High-End Art sanctioned by a scarce Icon, compounded by a high barrier of an Art Curator exhibition. We believe this combination of scarce Icon with a high barrier of Art Curator exhibition will translate to High-End Art with a unique provenance and repute.
It is Tesseract’s intent to commission such new original artworks from artists selected by the Art Curators and inspired by the Icon; the resultant artworks are then exhibited at a gallery show in the Art Curator. We call such works a Collaborative Original Fine Artwork (“COFA(s)”). We believe COFAs, by the nature of their lineage, create a unique differentiator in the artwork created.
Copyright Protection Afforded Our Newly Created COFAs
By and large, a licensee licenses from a licensor the use of the licensor’s intellectual property because the licensor is a brand which is familiar to the broader public. Via the use of the licensor’s brand, the licensee’s products could differentiate itself from a sea of commodified goods through the consumer’s attachment to the licensor. Unsurprisingly, in the world of art licensing, much of the imagery which is used in licensed merchandise sales are generally older recognized artworks not under copyright protection or those relatively newer works still under copyright protection. In the case of those not under copyright protection, the associated licensed art is generally sold in conjunction with a right to use the cultural institution’s name. For example, while the Mona Lisa is not under copyright protection, most licensed images of the Mona Lisa are sold in tandem with the use of the Louvre trademark, the cultural institution where the Mona Lisa hangs. In either case, intellectual property protection exists in the trademark of the institution and/or the copyright of the protected newer artwork. Thus, a competitive barrier is erected.
Following from above, the Company believes there is an opportunity to excel with new art intellectual property in one of four mutually non-exclusive ways: (i) create art which could be quickly recognized by the public because of the acclaim of the artwork or artist; (ii) the use of new art intellectual property for which the general public may be less familiar, partnered with an Icon to gain recognition via the publicity through the Icon’s followers; (iii) the use of new art intellectual property for which the general public may be less familiar, paired with an elite Art Curator which is a distinguished brand; and/or (iv) a combination of (i), (ii), and/or (iii).
We choose to compete by commissioning new art, because new art creates new intellectual property. Thus, a copyright of such imagery from the new art would create a significant long-term competitive barrier.
As above, we believe that we can capture such opportunities for affinity marketing and selling by finding Icons with large follower counts on social media. It is Tesseract’s intent to find Icons, with large social media fan bases, to partner with the Company to create original intellectual property in the form of original artwork.
Elite Art Curators are well known brands. They are renowned for many reasons, including but not limited to: first, in the case of museums, because of recognized masterpieces many museums own within their permanent collections, they are endowed irreplicable advantages against those without; second, their curatorial talents in identifying artists and trends; and last, their ability to situate art within cultural contexts are acknowledged by the community at large. It is Tesseract’s intent to partner Icons with Art Curators, with the duo selecting artists who will create new art inspired by the Icon; furthermore, it is the Company’s intent that such new art will be exhibited at the partner Art Curator.

Taken together, the Company believes there is an opportunity in commissioning new art, our COFAs, inspired by Icons and curated by the Art Curators themselves. By connecting the COFAs with an Icon and a recognized Art Curator brand, we can take a potentially less known newly created image, and tether that visual with a known brand. The goal is to confer a halo effect to the COFA images that might otherwise not be notable were it to stand in isolation.
Use Of COFAs In Developing Visual Identities Associated With The Collaboration Between Icon And Art Curator
Creating distinct visuals in the form of COFAs offers several advantages:
•
Effective communication: Visual elements can communicate information quickly and effectively. Each individual COFA can convey the essence of a plot point with the picture depicting the action. Moreover, a series of COFAs from a collaboration can articulate an extended storyline if so intended by the Icon and Art Curator. Thus, comprehensive narratives can be created without the need for extensive written content.

•
Differentiation: Unique visuals, especially COFAs created by artists selected by Art Curators and inspired by Icons, offer a distinction against generic competition. A visually striking COFA, printed on a scarf, stands out against a monochrome alternative for example, especially if the image is also co-branded with the Icon, the Art Curator, and the artist.

•	Memorability: Unique visuals are more likely to be remembered by the audience. This can lead to increased word-of-mouth referrals and better recall when customers are making purchasing decisions.
•
Customer loyalty: Unique visuals contribute to the development of a community. Customers can easily recognize and identify the visuals connected with the COFA and are thus more likely to become loyal supporters of the COFAs and thus increase the likelihood of purchasing COFA licensed merchandise.

A distinct visual identity is a valuable asset that goes beyond just aesthetics. It plays a crucial role in building effective communication, differentiation, memorability, and customer loyalty. We believe the aforementioned four attributes help associate the visuals to the collaboration between the Icon and the Art Curator. Such a library of COFA imagery would help build brand recognition for the Company in the long run.
The Use Of Collaborations To Expand The Licensing Market Potential Of The Intellectual Property Underlying COFAs
Below are data for licensing and merchandising sales, in millions of dollars, from various property types from Licensing International’s report entitled “2023 Global Licensing Industry Study”:

Art licensing and merchandising has grown from $2.5 billion in 2017 to $3.6 billion in 2022. Excluding the Covid-19 pandemic year of 2020, that is a compound annual growth rate of 9.5%.
As per data evidenced above, were we to consider art licensing alone, the 2022 licensing market had $3.6 billion in sales; by bringing The Little Prince as a Collaborator for COFAs, we would expand our base market to include entertainment/character licensing, which was $138.1 billion in sales in 2022; and by utilizing celebrity Icon Collaborators for COFAs, we would expand our potential base market to include celebrity licensing, which was $6.7 billion in sales in 2022.
Thus, via various collaborations, one can significantly expand the traditional art licensing market to include other categories with potential market sizes as seen from the 2022 licensing revenue metrics above.

While increasing potential buying audiences via collaborations is conceptually straightforward, its execution is anything but. While we believe that Tesseract’s team is well placed to execute such collaborations, there are no assurances that we will be able to create such collaborations, that our sales will comprise a material portion of the overall market in each property type, or that our sales will increase as a result of broadening our market base outside of the traditional art market.
In conclusion, we believe the five forces articulated above create a unique opportunity for Tesseract via commissioning COFAs, partnered with Icons, in return for Global Master Licenses to the COFAs.
Our Strategy
We intend to build ourselves into an intellectual property company. We intend to build our intellectual property library through the creation and amassing of rights to original artworks derived from iconic personalities, iconic brands, iconic characters, or iconic works from the physical art and collectibles markets.
We intend to commission original artworks derived from the Icons created in partnership with renowned Art Curators. Tesseract has entered into, and intends to enter additional, license agreements which allow for the name, image, and/or likeness of the Icons to be utilized. Our Art Curators will select the artists to produce COFAs in collaboration with the Icon we introduce, each of whom is a collaborator in the artistic endeavor, and then exhibit the produced fine artworks in a gallery show at the Art Curator’s space. The stakeholders of a COFA include the Icon, Art Curator, and the artists.
We plan to secure a global master license for all non-NFT rights to the intellectual property underlying the COFAs from each of its stakeholders. Thereafter, we intend to monetize the Global Master License.
According to 2023 Global Licensing Industry Study, below is a chart of licensing revenue by category:

Thus, we can commercialize our Global Master License via the sub-licensing of such rights to third party licensees in various categories as varied as those articulated above. We envisage licensing our intellectual property to third party licensees to include fashion, apparel, accessories, home goods, and media, amongst other licensing categories. Thus, the sub-licensees would imprint the visual imagery of the COFAs on:
•	T-shirts
•	Scarves
•	Bracelets and other jewelry wear
•	Plates and chinaware
For media, the COFAs could be used as part of the storytelling set against an audio narrative for an immersive experience created by a sub-licensee and exhibited in a museum or art gallery.
There are five features to our strategy:
1.
First, we believe it is noteworthy to partner an Icon with an Art Curator and their selected artists. We believe this construct of a rare Icon, partnered with the high curatorial standards of Art Curators, what we term “scarcity times high barrier,” allows for the creation of COFAs of distinction, and the agglomeration of an exceptional asset base available only from Tesseract.

2.
Second, by securing a Global Master License from each stakeholder to the produced COFAs, we would create a competitive barrier to our COFAs. Because we intend that the license would be long termed, our ability to utilize the intellectual property inherent in the license can unfold patiently. Our Global Master Licenses for the sale of merchandise related to The Little Prince, The Kremer Collection and Sentebale are for 10 years with automatic renewal for another 10 year term should Tesseract deliver at least $2 million in royalties to the Licensors during the first term of the license; and an additional 10 year renewal should the Company deliver an additional $1 million in royalties to the Licensors during the second term of the license. The total term, including renewals, is 30 years. Thus, the Company can build a library of enduring rights.

3.
Third, we believe that an Art Curator gallery show, especially with an Icon collaboration in producing the artwork, is rare. We believe the Art Curator showcase will elevate our exhibited works over non-Art Curator exhibited artworks in public minds.

4.
Fourth, we believe our COFAs will be instantly recognizable, as we intend that the Icons from which our COFAs are derived from will be well-known, and the artist creating the COFAs will be well-respected in the High-End Art community because they were selected by the Art Curator partner. Such recognition is prized when we enter sub-licensing discussions with third-party licensees.

5.
Last, by enlisting multiple Collaborators—the Icon, the Art Curator, and the artist—we would expand the COFA marketing and buying audience by piggybacking on the enthusiasts of each of the Collaborators.

Our Strengths
We believe Tesseract is well positioned to capitalize on the Icon and Art Curator developed COFA licensing market, and that executing on such a strategy requires bespoke skills resident within Tesseract.
We believe our principal strengths in capturing this opportunity are:
•	We have access to numerous Icons, Collaborators, and Art Curators: Because of the backgrounds of our team members, we have direct or indirect relationships with:
○	Owners or creators of Icons, their licensees, and/or their licensing agents; and
○	Renowned Collaborators, be they Art Curators, artists, musicians, celebrities, influencers, fashion designers, and/or luxury brands, amongst others.
•
Because of the credibility of our team, we believe that we will be seen as trusted stewards of Icons and Collaborators. We believe those in the industry will trust our respected team to not sully the brands or reputation of the Icons we license, or Collaborators with whom we work. We believe our team will inspire confidence in those with whom we plan to transact.

•	Because of our team’s experience in private equity, we believe we can obtain the Global Master License from all the COFA stakeholders at reasonable prices.

•	Because our core management team is steeped in licensing, we have an in-depth understanding of how to market our COFA visual inventory in ways which we believe will resonate with the market.
While we believe that there is a significant opportunity in the intellectual property of COFAs associated with Icons curated and exhibited by Art Curators, given our early stage of development, it will require substantial management resources, time, and capital, amongst other factors, for Tesseract to capture any portion of this market.
Our Business Model
We expect to derive our revenue from the exploitation of our Global Master Licenses via licensing and merchandising to third-party sub-licensees. That said, given the variety of licensing categories in which we can commercialize our license, we believe we are not beholden to any single genre nor licensee and the Company has the flexible wherewithal to pivot amongst licensing categories should specific segments stagnate.
We expect to have high operating leverage with a small core staff consisting of personnel in commissioning and creative direction in COFA development, COFA licensing and merchandising, marketing, and finance. With such lean staffing, we believe we can manage and execute Tesseract’s licensing and merchandising of COFAs effectively.
We carry no physical inventory. We expect that our minimal capital expenditure requirements will result in high cash flow conversion and increased capacity to invest in future growth initiatives, which include the commissioning of new COFAs in partnership with Icons and Art Curators, thus expanding our inventory of intellectual property for COFA licensing and merchandising opportunities.
Our Icons and Commercialization Timelines
Le Petit Prince/The Little Prince
We signed our Global Master License agreement with The Little Prince on May 16, 2023.
Tesseract acquired the exclusive rights to use the intellectual property of The Little Prince for the creation of COFAs, that are commissioned by, or on behalf of, us, in collaboration with prestige museums, prestige art galleries, and/or prestige art fairs, and for the Company to have the master license for the commercial exploitation of COFAs in all merchandise categories on a worldwide basis, with the exception of NFTs, which is considered a prohibited category under the Global Master License Agreement.

The Little Prince has sold over 200 million copies worldwide, which makes it one of the best-selling books ever written. With translations in over 400 languages and dialects, The Little Prince is the second most translated book after the Bible. It has been adapted to numerous art forms and media, including audio recordings, radio plays, live stage, film, television, ballet, and opera.
Some quantitative highlights include:
•	The animated film of The Little Prince has been streamed over 30 million times on Netflix
•	The book has over 1.4 million fans on the official The Little Prince Facebook page. The Little Prince has over 10 million fans across all accounts, including fanwork pages, on Facebook
•	The Little Prince Park in France receives over one million visitors annually
•
According to License Global, The Little Prince has over 350+ worldwide licenses commercializing the intellectual property of The Little Prince in categories as diverse as apparel, accessories, video games, and location based entertainment

The Company has retained the services of Great Bowery to secure both Art Curator partnerships and help in securing artists selected by the Art Curators to develop the COFAs the Little Prince. Great Bowery is an agency which provides their clients with end to endservice from project inception to full scale execution. Their services include creative, artist representation, image licensing, anddistribution strategy. Founded in 2015 with headquarters in New York City and London, and with offices in Australia and Munich, theirclients include some of the world’s most iconic companies spanning luxury, fashion, beauty, technology, and more. Their clients includeVogue, Beyonce, Bvlgari, Loewe, YSL, among others.
Should we secure an Art Curator interested in curating and exhibiting a collection of COFAs for The Little Prince, we anticipate the exhibition of the collection on or around February of 2026.
We intend to commercialize the Global Master License as soon as possible following the finalization of the COFA visuals.
The Kremer Collection
We signed our Global Master License agreement with The Kremer Collection on October 6, 2023.
Tesseract acquired an exclusive license to exploit the intellectual property underlying the Kremer Collection for the creation of COFAs, and for the Company to have the master license for the commercial exploitation of COFAs in all merchandise categories globally, with the exception of NFTs, which is a prohibited category under the Global Master License Agreement.
The Kremer Collection is a collection of approximately 95—and growing—artwork of 17th century Dutch and Flemish masters owned by George and Ilone Kremer. The collection includes masterpieces by Rembrandt, Frans Hals, Pieter de Hooch, Jan Lievens, Michael Sweerts, amongst others. Over the past 20 years, many of the works from the Collection have been on display in a variety of exhibitions and on long-term loans with international museums, including the Mauritshuis in the Hague, the National Gallery in London, the National Gallery of Art in Washington, D.C., and the Rijksmuseum in Amsterdam.

Rembrandt – Bust of an Old Man

Michael Sweerts – A Young Maidservant
The Company intends to develop a contemporary fine arts project using the works and/or themes of the Kremer Collection as inspiration. Tesseract has retained the services of Great Bowery to secure both Art Curator partnerships and help in securing the fine artists selected by the Art Curators to develop the COFAs for the Kremer Collection. While we are still in discussions with possible museum and/or Prestige Gallery partner, commissioned works from our Kremer Collection project will debut at Art Basel Miami in December 2025.
We intend to commercialize the Global Master License as soon as possible following the finalization of the COFA visuals.
Sentebale
We signed our Global Master License agreement with Sentebale on April 10, 2024.
Tesseract acquired an exclusive license to create COFAs and exploit the intellectual property underlying the COFAs in partnership with Sentebale. The master license for the commercial exploitation of COFAs in all merchandise categories globally, with the exception of NFTs, which is a prohibited category under the Global Master License Agreement.

Prince Harry and Prince Seeiso
Sentebale was founded in 2006 by Prince Harry, The Duke of Sussex, and Prince Seeiso of Lesotho. They are both deeply inspired by their mothers, Princess Diana and Queen Mamahato—courageous women who used their platforms to raise awareness about difficult subjects and brought hope and help to vulnerable communities. As a charity, Sentebale is focused on the creation and implementation of sustainable solutions that address issues of health, wealth inequity, and climate resilience for the youths in Lesotho, Botswana, and South Africa.
The Company intends to develop a showcase of contemporary art featuring African artists from Lesotho, Botswana, and neighboring regions. The artists will be given a broad-spectrum prompt: show us their communities and stories, through their art, and illustrate the challenges, opportunities, issues and concerns, and their hopes for the future, all focused on the core regional topics of health, wellbeing, climate change, economic disparity, and education access—the missionary pillars of Sentebale. The goal of such a showcase is to use the created artwork to narrate the abstract concepts of Sentebale’s missionary pillars, such as economic disparity, in vivid pictures.
Tesseract has retained the services of Great Bowery to secure both Art Curator partnerships and help in securing the fine artists selected by the Art Curators to develop the COFAs for the Sentebale project. While we are still in discussions with possible museum and/or Prestige Gallery partner, commissioned works from our Sentebale project will debut at Art Basel Miami in December 2025 with a gala hosted by Prince Harry and Prince Seeiso.
We intend to commercialize the Global Master License as soon as possible following the finalization of the COFA visuals.

Early Stage of Development
We are a recently formed company with a limited operating history. Our COFAs are not yet under development. We have never been profitable. Currently, we have no products available for sale, and to date we have not generated any revenue from product sales or merchandising or licensing. Because the Company has recurring losses from operations and an accumulated deficit, our auditors have raised substantial doubt about the Company’s ability to continue as a going concern.
Competition
The visual imagery from our COFAs, which would underpin the intellectual property of our Global Master License, are subject to extensive competition from various domestic and foreign intellectual property owners of visual images available for licensing. Such competitors could include our potential collaborating Art Curator partners themselves. We intend to license the imagery from our COFAs across a wide range of product categories, including apparel, accessories, media, home goods, amongst others, in which we and our potential licensees face intense competition, including, in the case of our potential licensees, from other licensees.
In general, competitive factors include visual art quality, name recognition, consumer preference, product quality, price, style and service. In addition, we face competition from other art intellectual property management companies in specific, and other intellectual property management companies in general, for licenses. Other companies owning established intellectual property may decide to enter into licensing arrangements similar to the ones we are currently contemplating. Furthermore, our potential licensees may decide to more prominently promote and market competing intellectual property, or develop or purchase other intellectual property, rather than enter into arrangements with us.
Intellectual Property
As of the date hereof, we do not own nor have we registered any patents, copyrights or trademarks. We have secured three agreements: (i) a Global Master License for all non-NFT rights to The Little Prince; (ii) a Global Master License for all non-NFT rights to The Kremer Collection; and, (iii) a Global Master License for all non-NFT rights to Sentebale. Our success depends in part on our ability to obtain rights to intellectual property, in particular trademarks and copyrights, enforce our and our licensor’s rights to intellectual property against infringers, and operate without infringing on the proprietary rights of third parties. See “Risk Factors - Risks Related to Intellectual Property” for additional information regarding risks to the Company related to intellectual property on which the Company’s business relies.
Facilities
Our office space is located at 45 Rockefeller Plaza, 20th Floor, New York, New York 10111. We believe this facility is suitable and adequate for our current operations.
Employees
We currently have three employees. They are our Chief Executive Officer, our President and our Chief Financial Officer.
We also utilize other third-party consultants in the ordinary course of business with expertise in various aspects of Icon license acquisition, Art Curator advisory, COFA development, and general sales and marketing.
Legal Proceedings
We are not a party to any legal proceedings.
Government Regulation
Regulation of the art and collectible industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws.

In connection with the products we plan to provide, we must comply with these various laws and regulations from federal, state, local and foreign regulatory agencies. We believe that we are in material compliance with regulatory requirements applicable to our business. These regulatory requirements may include, without limitation:
•
to the extent applicable, federal, state, local and foreign laws protecting employees, which may include regulations involving, but not limited to, health care, minimum wage, work and safety laws, as well as Title VII of the Civil Rights Act and the Americans with Disabilities Act and regulations of the U.S. Department of Labor, the Occupational Safety & Health Administration, the U.S. Equal Employment Opportunity Commission and the equivalent state, local and foreign agencies, and other similar laws;

•
to the extent we conduct foreign operations, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and other similar anti-bribery and anti- kickback laws and regulations that generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business; and

•
federal, state and foreign anticorruption, data protection, data privacy, cybersecurity consumer protection, content regulation and other laws and regulations, including without limitation, the California Consumer Privacy Protection Act (“CCPA”), and the EU/UK General Data Protection Regulation (“GDPR”);

•
in relation to our sales and marketing activities, various consumer protection rules and regulations promulgated and/or enforced by various federal and state regulators such as the U.S. Federal Trade Commission, and state attorneys general as well as non-U.S. regulatory authorities that relate to advertising, product delivery and other consumer-facing practices

Our failure to comply with applicable laws and regulations could adversely affect the Company. Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us to significant damages or other penalties.
See “Risk Factors” for additional information regarding regulatory risks to the Company.

MANAGEMENT
Executive Officers and Directors
Our executive officers and directors are set forth below. Our executive officers are full-time employees, and we currently have no other significant employees.
Name	Age	Position
Richard Seet	57	Chief Executive Officer and Director
Charles Riotto	73	President and Director
David Todrin	64	Chief Financial Officer
Richard Seet. Mr. Seet is one of our co-founders and has been Chief Executive Officer and a director since our inception in November 2021. Mr. Seet has also served as Chairman of RXS Enterprises, LLC, a private investment vehicle, since December 2008. Mr. Seet has been a director of CellPoint Digital since January 2019, an advisor to the TED Residency from 2017 to 2019, and a non-executive director of CreateTOTALLY since September 2021. In October 2020, RXS Enterprises led a $687 million take-private bid with Brookfield Special Investments for Iconix Brand Group, a leading brand management company.
Prior to launching RXS Enterprises, from 2005 to 2007, Mr. Seet was Chairman and CEO of Amity Entertainment, an independent film and children’s entertainment company he built in partnership with Angelo, Gordon & Co, a $43 billion alternative investment fund. In 2007, Mr. Seet won an Emmy award as an Executive Producer of The Big Comfy Couch, a children’s property owned by Amity. Prior to Amity, from 1999 to 2002, Mr. Seet co-founded and served as President at Qiosk.com, a startup venture with equity financing led by United Business Media, a FTSE 100 company, providing digital distribution of multimedia interactive magazines. Qiosk’s clients include Hearst, Cahners Business Information, Crain Communications, American Lawyer Media, ABP International, Penn Well and CMP Media LLC. Prior to Qiosk, from 1995 to 1999, he was a principal with the Carlyle Group (“Carlyle”) where he initiated and led Carlyle’s entry into Asia and the creation of its first Asian focused private equity funds. Prior to Carlyle, from 1994 to 1995, Mr. Seet was a research associate at the Harvard Business School where he developed and authored numerous teaching case studies on Asian competitive strategy.
Mr. Seet received his S.B. at the Massachusetts Institute of Technology and his doctoral education in molecular genetics at Harvard where he was a Baxter Fellow.
We believe that Mr. Seet is well-qualified to be on our board of directors due to his experience in the entertainment industry, as and executive, entrepreneur and investor, and his technological expertise and background.
Charles Riotto. Mr. Riotto is one of our co-founders and has been President and a director since our inception. For over 32 years, Mr. Riotto has been a leader in the global licensing and toy industries. Mr. Riotto served as President of International Licensing Industry Merchandisers’ Association (LIMA) (now Licensing International) from June 1997 to June 2018, where he led the organization from a small US-based association into an international organization with offices and affiliates in 12 different countries and members in more than 35 countries. During his tenure, LIMA was renowned globally as the hub of the licensing industry for education, business connections, industry data and networking opportunities, and was recognized internationally as the authoritative voice of the worldwide licensing industry. Mr. Riotto was responsible for the day-to-day operations of LIMA and interactions with the Board of Directors. Prior to joining LIMA, Riotto served as Executive Director of the International Recording Media Association, a global trade group based in Princeton, New Jersey, from 1995 to 1997. Previously, from 1981 to 1993, he was Executive Director of the Toy Manufacturers of America, Inc. (now The Toy Association), the leading trade association for the global toy industry, based in New York City. Mr. Riotto graduated from Montclair State University with a B.A. in Business Administration.
We believe Mr. Riotto is well-qualified to be on our board of directors due to his experience in licensing and merchandising and trade, as well as his widespread relationships in the licensing and merchandising industry.
David Todrin. Mr. Todrin is Chief Financial Officer of Tesseract. He joined the Company on September 1, 2022. Since January 2010, Mr. Todrin has been the President of David Todrin Consulting, the professional services firm he founded to provide CFO services primarily to early-stage companies. In this capacity, Mr. Todrin has served as CFO and advisor for over 35 companies ranging from $1.0 million seed capital funded companies through over $100 million in raised capital Series C level companies, with global teams ranging from two to 100 employees. His experience includes accounting, treasury, business modeling, AP, and tax, among others, and has experience building financial processes from the bottom up to ensure management has the information needed for decision–making, investor inquiries and overall planning.
Prior to that, Mr. Todrin led planning and analysis efforts for public and private companies ranging from $1 million to $2 billion in annual revenue for over 20 years, including Thomson Learning, Scholastic, Bloomberg (via Geller & Associates), Avon Products, and Save the Children. He has built financial processes from scratch, implemented enterprise-level planning systems; led M&A and Due Diligence efforts.
Mr. Todrin earned his B.S. from Georgetown University, his M.Sc. from Brown University and his MBA in Finance and Accounting from Columbia Business School. Mr. Todrin held his CPA license from 1990 through 2018.
Our Senior Advisors
We have complemented our management team and board of directors by also engaging our advisors, who have experience in investment and bringing companies to the public markets, as well as experience in the luxury goods, music, advertising and marketing, media and entertainment, and High-End Art industries. Our advisors will assist us on an advisory basis in identifying Icons to license, engaging potential Collaborators, and providing other services relevant to our business. We believe that engaging our advisors will allow us to have even greater access to expertise and industry networks that will allow us the ability to execute and differentiate our investment strategy. None of our advisors owe us any fiduciary duties and while we expect that they will assist us in identifying High-End Art to license, engaging potential Collaborators, and providing other services relevant to our business, they have no obligation to do so and will continue to devote their business time to activities unrelated to us.
Chris Michaels. Dr. Michaels has been a Senior Advisor since February 2022. Dr. Michaels is the Director of the Reel Store, a new center for digital creativity and immersive storytelling in Coventry, England. It is the United Kingdom’s first permanent digital gallery.
Previously, he was the Director of Digital, Communications and Technology at The National Gallery, London. Before he joined the Gallery, he was Head of Digital & Publishing at the British Museum, where he founded their digital department and created their digital strategy.
He is a Digital Consultant for Bolton & Quinn, the world’s leading communications company to arts and cultural organizations, and the Haus Der Kunst, Munich. He was named one of a top 10 “power influencers” on the Museum sector in 2022. He is a Senior Visiting Research Fellow at King’s College London, a Bloomberg Technology Fellow and a Creative Industries Fellow of the Arts and Humanities Research Council. He was named a 5G Trailblazer by Ericsson in 2021. He has acted as an advisor for the Arts Council England, the Singapore National Heritage Board and the Humboldt Forum in Berlin.
He has a PhD from the University of Bristol and an MPA in Innovation from University College London. He is writing a book on research and development in the Creative Industries.
Betsy Pearce. Ms. Pearce has been a Senior Advisor since our inception. Ms. Pearce is an attorney specialized in the international fashion/luxury industry. The law firm Pearce LLP was founded in 2001. Ms. Pearce serves an international clientele from a base in New York and business presence in Paris. With 20 years in the luxury business, Ms. Pearce offers legal experience, business acumen, industry expertise and the insight of a certified business coach. Ms. Pearce has represented numerous designer-founders, many in the sale of his/her company and namesake brand. Notable clients, past and present, include Alexander McQueen, Carolina Herrera, Tomas Meier, Kate Spade, Alexander Wang, Rick Owens, Kanye West, John Hardy and Ann Demeulemeester. Ms. Pearce has also represented over 100 creative directors and CEOs, negotiating their engagements with international luxury brands including Louis Vuitton, Gucci, Bottega Veneta, Balenciaga, Chloe, Christian Dior, Jimmy Choo, Ralph Lauren, Balmain, Coach, Calvin Klein, Donna Karan, Vera Wang, Nina Ricci, Schiaparelli and Salvatore Ferragamo. Ms. Pearce is on the board of Catholic Guardian Services and is a former board member of Balenciaga. She is a member of Plum Alley, private investment platform for women-founded companies; The Forum, a U.K. Social Club for business founders; and Salmagundi, a New York arts club founded circa 1871. Prior to founding Pearce LLP, Ms. Pearce was a litigator at Cravath, Swaine & Moore, an entertainment lawyer at two NYC firms for a decade and a clerk for a federal district judge in the Southern District of New York.
Ms. Pearce has a law degree from Columbia University, a Certification in Coaching from Columbia Business School/Teachers’ College and a B.A. from Brown University.

Lynn Hazan. Ms. Hazan has been a Senior Advisor since January 2022. Ms. Hazan is a co-Managing Partner of Influence Media Partners (“Influence”), a music catalog acquisition fund. Prior to Influence, Ms. Hazan was General Manager and CFO of Epic Records (“Epic”). At Epic, Ms. Hazan managed all operating divisions for Epic including Finance & Strategic Planning, Accounting, Strategic Marketing (Branding and Licensing), A&R Operations/Admin, Release Planning, IT and HR/People Planning and Development. Prior to Epic, Ms. Hazan was General Manager and CFO of RED Music, a division of Sony Music Entertainment. Prior to RED Music, she was CFO of RCA Records.
Ms. Hazan has been selected as one of Billboard’s “Top Women in the Music Business” four times.
Ms. Hazan received her S.B. from the Massachusetts Institute of Technology and her M.B.A. from The Wharton School.
Margaret Johnson, OBE. Ms. Johnson has been a Senior Advisor since our inception. Ms. Johnson is Group Chief Executive Officer and co-owner of Leagas Delaney, an independent global creative communications and branding agency with offices in London, Hamburg, Shanghai, Milan, Los Angeles, and Johannesburg. During her career at Leagas Delaney, Ms. Johnson developed deep expertise in strategy and branding having worked with global brand clients such as Unilever, P&G, adidas, InterContinental Hotels, William Grant, Bosch and Timberland; and luxury brands such as Patek Philippe, LVMH, Harrods, Pictet Group, Porsche, Brown Brothers Harriman, and The Dalmore.
In 2006, Ms. Johnson was appointed as a Non-Exec of the Admiral Group, one of the most successful UK FTSE 100 insurance companies with an international portfolio of companies in Europe and the USA. During her tenure at Admiral Group, Ms. Johnson was a member of the Audit and Remuneration Committees until she retired from the Board in 2016. From 2017 to 2021, Ms. Johnson took up the role of Non-Exec Director of Admiral Group’s price comparison site, Confused.com, where she was Chair of Risk and Compliance, and during that period also served as Non-Exec Director of Penguin Portals Group. She was also a member of the other international price comparison boards of the Admiral Group until their successful sale to RVU in 2020.
Ms. Johnson was awarded an OBE in 2013 for her services to the creative industry and voluntary services recognizing her achievements as a senior female leader and her contribution to the Red Cross.
Ms. Johnson received her BSc in Economics and a MSc in Business Administration from Edinburgh University.
Bruce David Klein. Mr. Klein has been a Senior Advisor since our inception. Mr. Klein is President of Atlas Media Corp (“Atlas”), among the world’s leading independent producers of award-winning non-fiction content. Atlas’ acclaimed specials and series have become staple programming for such prestigious programming services as Netflix, Discovery Channel, HBO, Travel Channel, National Geographic, Investigation Discovery, MTV, E! Entertainment, Animal Planet, Lifetime, AMC, TLC, A&E, SyFy, Food Network, and History – as well as countless programming services in 100+ countries worldwide. Atlas also produces premium feature documentaries that have won numerous awards at film festivals around the globe before launching theatrically and on services like NBC, IFC, Netflix. For eleven years in a row, Atlas was named to RealScreen Magazine’s prestigious annual “Global 100” list of the most respected and influential providers of non-fiction entertainment in the world.
Mr. Klein has created, written, directed, produced and/or executive-produced series and specials such as HOTEL IMPOSSIBLE (Travel), DR. G: MEDICAL EXAMINER (Discovery Health/TLC), PLAYING WITH FIRE (E!), EPIC WIN (MTV), STALKED: SOMEONE’S WATCHING (ID), BRAINWASHED (Discovery Channel), THE MIND OF A MURDERER (ID), BEHIND THE BASH with Giada De Laurentiis (Food), BREAKING VEGAS (History), and IT CAN HAPPEN TOMORROW (Weather). He wrote and directed the TV movie WHO KILLED CHANDRA LEVY? (TLC) and the theatrical documentary, MEAT LOAF: IN SEARCH OF PARADISE. He recently produced the acclaimed theatrical documentary BEST WORST THING THAT EVER COULD HAVE HAPPENED with Stephen Sondheim, Hal Prince, Jason Alexander (named on “Top 10 Films” lists by the NY Times, Newsweek, amongst others) which launched to raves at the New York Film Festival before its national theatrical run and Netflix premiere. Mr. Klein is the director of ICAHN: THE RESTLESS BILLIONAIRE which premiered on HBO in February 2022.
Mr. Klein is a member of the Academy of Television Arts & Sciences, and serves on the Executive Committee of the National Association of Television Program Executives (NATPE) and is a founding Board Member of the Nonfiction Producers Association (NPACT).

Mr. Klein graduated Phi Beta Kappa and summa cum laude from SUNY Binghamton with a B.A. in Psychology and Creative Writing.
Sid Mofya. Sid Mofya has been a Senior Advisor since October 2022. Mr. Mofya is the Executive Director of the Draper Venture Network, a global consortium of 20 venture capital firms investing in early-stage technologies across the globe. In this capacity, he serves as an advisor to firms that specialize in Web3 investments including Draper Associates (Coinbase, Tezos, Ethereum, Ledger, Maker), Draper Dragon (Gemini, VeChain, Nifty’s, Maker’s Place, Club NFT), Draper Goren Holm (Totle, Ownera, LunarCrush), Blockchain Valley Ventures (Artory, Keyless), as well as the DVN’s Draper Roundtable – a platform for aggregating capital for co-investment into top Web 3 companies from the Draper Network’s global portfolio.
A Zambian native, Mr. Mofya’s previous work includes strategy, finance, and operations roles with Pricewaterhouse Coopers, Royal Dutch Shell, and the UK Ministry of Justice. He is a member of the Kauffman Fellows, one of the premier investment networks in the world. He received his Bachelor of Engineering from the University of Sheffield, and an MBA from the Acton School of Business in Texas.
Joshua R. Lamstein. Since 2014, Mr. Lamstein has been Vice Chairman of HCFP and Co-Chairman and Co-Managing Partner of HCFP/Capital Partners. Mr. Lamstein is also a senior officer and/or director of portfolio companies of HCFP/Capital Partners, including serving as Chairman and a director of Scopus BioPharma (Nasdaq: “SCPS”), a publicly-traded clinical-stage biopharmaceutical company. Mr. Lamstein previously served as a Director of PAVmed Inc. (Nasdaq: “PAVM”), of which HCFP was a Co-Founder. He also has served as a Venture Partner of a seed-stage venture fund with approximately $100 million of assets under management. Mr. Lamstein has worked in venture capital and private equity for over 20 years, including as a Managing Director of GF Capital Private Equity Fund, a middle market private equity fund, and as a Partner of LMS Capital, a FTSE 250 London Stock Exchange-listed investment trust. He began his career in private equity at Apollo Management and prior thereto was an investment banker at Lehman Brothers. Mr. Lamstein has been a member of the board of directors of numerous private and public companies, including Canvs.ai, Feed.fm, Rocksbox, TrueAnthem and World Education, Inc. Mr. Lamstein has also been a Senior Advisor to John Snow, Inc., a leading healthcare consulting firm.
Mr. Lamstein received his B.A., with honors, from Colgate University and his M.B.A. from the MIT Sloan School of Management.
Composition of our Board of Directors
Our board of directors currently consists of two members: Richard Seet and Charles Riotto.
Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. There are no family relationships among any of our directors or executive officers.
Our bylaws provide that the authorized number of directors comprising our board of directors shall be fixed by a majority of the total number of directors or by our stockholders.
We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.
Director Independence
We have no independent directors. In making such determinations, our board considered the relationships that each such person has with our Company and all the other facts and circumstances our board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person.
Committees of the Board of Directors
Our board of directors does not currently have an audit committee, a compensation committee or a nominating and governance committee.
Board Leadership Structure and Risk Oversight
The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board implements its risk oversight function as a whole.

Code of Ethics and Business Conduct
We have not yet adopted a code of ethics and business conduct, which would apply to our employees, directors and officers, including our principal financial officer, principal accounting officer or controller, or persons performing similar functions. In the event that the Company seeks to apply for listing on an exchange or quotation in an over-the-counter market, to the extent it is required, we intend to adopt a code of ethics and business conduct.
Executive Compensation
Summary Compensation Table
The following table sets forth information concerning the compensation of the Company’s named executive officers for the years ended December 31, 2023 and 2022.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Total ($)
Richard Seet	2023	250,000	—	—	250,000
Chief Executive Officer	2022	250,000	—	—	250,000
Charles Riotto	2023	250,000	—	—	250,000
President	2022	250,000	—	—	250,000
David Todrin	2023	176,800		135,814	312,614
Chief Financial Officer	2022	56,800	—	—	56,800

(1)
The amounts in this column represent the amount of base salary earned for service during 2022 and 2023. The following base salary amounts for 2022 were accrued but unpaid as of December 31, 2022: $250,000 for Mr. Seet, $250,000 for Mr. Riotto, and $56,800 for Mr. Todrin. The following base salary amounts for 2023 were accrued but unpaid as of December 31, 2023: $312,500 for Mr. Seet, $312,500 for Mr. Riotto, and $0 for Mr. Todrin.

(2)	The amounts in this column represent the amount of bonuses earned for service during 2022 and 2023. No bonuses were declared for 2022 or 2023.
(3)
Amounts shown in this column represent the aggregate grant date fair value of the stock options awarded to the named executive officers in fiscal years 2022 and 2023. These values have been determined in accordance with FASB ASC Topic 718 using a Black-Scholes model. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Note 2 Summary of Significant Accounting Policies, to the Company’s financial statements included elsewhere in this proxy statement/prospectus. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon exercise of the stock options. No stock option was awarded to the named executive officers in 2022.

Employment Agreements
We currently do not have formal employment agreements or offer letters with Messrs. Seet and Riotto. However, effective January 1, 2022, we began to accrue an annual base salary of $250,000 for each of Messrs. Seet and Riotto and, following this Offering, we expect to enter into formalized employment and compensation arrangements with them, that will include such base salary of $250,000, to be paid retroactively, as well as bonus arrangements.
Summary of Employment Agreement with David Todrin
We have entered into an employment agreement with David Todrin, our Chief Financial Officer, dated as of September 1, 2023. Pursuant to the employment agreement, annual compensation to Mr. Todrin includes salary at an annual rate of $189,600 from the commencement date to January 1, 2024, following which, Mr. Todrin’s base salary was increased to the annual rate of $300,000. The employment agreement also provides for an equity grant consisting of stock options to purchase an aggregate of 1,400,000 shares of our Common Stock. Starting with the contract year ending August 31, 2024, Mr. Todrin will be eligible to receive a discretionary performance-based bonus if Mr. Todrin is employed by the Company on the last day of such contract year. The Company will reimburse Mr. Todrin for all proper expenses in accordance with the terms of the Company’s reimbursement policies.
The employment agreement also provides for severance payments and benefits upon termination by the Company without Cause (as defined below), or by Mr. Todrin for Good Reason (as defined below), including a lump sum cash payment equal to six (6) months of his then-current base salary within 15 days after the effective date of the separation agreement that would be entered into between Mr. Todrin and the Company. Payment of the severance pay is conditioned on (i) executive’s continued compliance in all material respects with executive’s continuing obligations to the Company, including, without limitation, the terms of the employment agreement and of the confidentiality agreement that survive termination of executive’s employment with the Company, and (ii) executive signing a separation agreement and general release in a form of that provided to executive by the Company on or about the termination date.
“Cause” means the executive’s (i) willful misconduct; (ii) willful or gross neglect of executive’s job duties; (iii) material failure to perform executive’s job duties; (iv) refusal to follow a lawful directive of the Company that is materially related to his employment duties; (v) material failure to comply with the Company’s material policies and practices; (vi) act of moral turpitude, theft, fraud or dishonesty; (vii) commission of any felony or misdemeanor (other than minor traffic violations or offenses of a comparable magnitude not involving dishonesty, fraud or breach of trust); (viii) breach of any material term of a contractual agreement between executive and the Company, including, without limitation, the employment agreement; (ix) willful act that is (or reasonably would be expected to be) materially damaging or detrimental to the Company; (x) material violation of any federal securities law, rule or regulation or the rule of any securities self-regulatory organization; or (xi) becoming a statutorily disqualified person, as that term is defined in Section 39a)(39) of the Exchange Act; provided, however, that, in the event of conduct described in clauses (iii), (iv), (v) or (viii) that is capable of being cured, Cause shall exist only if the Company provides written notice to executive reasonably detailing such grounds giving rise to Cause and executive fails to cure such grounds for Cause to the reasonable satisfaction of the Company within five (5) business days after delivery to Executive of such written notice, if reasonably curable within five (5) business days, or, if not, then within such time as is reasonable under the circumstances, which in no event shall exceed fifteen (15) calendar days, unless despite good faith efforts, elements beyond Executive’s control require additional time to cure, in which case the Company may extend this period in additional 5 day increments up to 30 days.
“Good Reason” means (i) a material and substantial diminution in executive’s duties, authority, or responsibilities that would be inconsistent with executive’s position (other than while Executive is temporarily physically or mentally incapacitated, as permitted under the employment agreement, or as required by applicable law), (ii) a material failure by the Company to pay executive’s compensation; or (iii) other material breach by the Company of a material provision of the employment agreement or any other agreement between the Company and executive; provided, however, that such event shall constitute Good Reason only if (x) executive has provided the Company with written notice reasonably detailing the event giving rise to Good Reason within thirty (30) days after the initial occurrence thereof or, if later, within thirty (30) days after the date upon which executive first becomes aware of such event, (y) the Company fails to cure such event within thirty (30) days after delivery to it of such written notice; and (z) executive actually terminates executive’s employment for such uncured Good Reason event, on at least ten (10) days’ prior written notice, within thirty (30) days following the expiration of such thirty (30) day period referred to in clause (y) above.
Outstanding Equity Awards at Fiscal Year End
On March 21, 2023, we issued 400,000 incentive stock options under the 2022 Plan to David Todrin with an exercise price of $0.50 per share, an expiration date of March 1, 2033, and an aggregate grant date fair value of $135,814. The options were fully vested during the year ended December 31, 2023 and unexercised as of December 31, 2023.
Director Compensation
Until the appointment of our independent directors, we do not have any outside directors and, accordingly, have not paid any compensation to our directors for serving as directors.
2022 Omnibus Incentive Plan
Our board of directors and stockholders have adopted and approved the 2022 Omnibus Incentive Plan (as amended, the “2022 Plan”). The 2022 Plan is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to our officers, employees, directors, consultants and advisers. The purpose of the 2022 Plan is to help us attract, motivate and retain such persons with awards under the 2022 Plan and thereby enhance shareholder value.
The maximum aggregate number of shares of Common Stock which may be issued pursuant to awards under the 2022 Plan is 2,600,000 shares, and the maximum aggregate number of shares which may be issued pursuant to the exercise of Incentive Stock Options is 2,600,000 shares. As of the date of this Offering Circular, we have granted an aggregate of 2,239,836 options to various key employees, directors, and consultants under the 2022 Plan. As of the date of this Offering Circular, there are 360,164 shares available to be granted under the 2022 Plan. On or prior to the consummation of this offering, we intend to cancel the 2022 Plan and replace the 2022 Plan with the 2024 Plan, as more fully described below.
2024 Equity Incentive Plan
On or prior to the completion of this Offering, our board of directors and stockholders will adopt and approve the 2024 Equity Incentive Plan (the “2024 Plan”). The 2024 Plan will replace and supersede the 2022 Plan. The 2024 Plan is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to our officers, employees, directors, consultants and advisers. The purpose of the 2024 Plan is to help us attract, motivate and retain such persons with awards under the 2024 Plan and thereby enhance shareholder value.
Administration. The 2024 Plan is administered by the board, and upon completion of this Offering will be administered by a committee comprised of two (2) or more members of the Board who are selected by the Board (the “committee”), each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “independent” for purposes of any applicable listing requirements. If a member of the committee is eligible to receive an award under the 2024 Plan, such committee member shall have no authority under the plan with respect to his or her own award. Among other things, the committee has complete discretion, subject to the express limits of the 2024 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted the terms and conditions of the award, the form of payment to be made and/or the number of shares of Common Stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the Common Stock underlying the award, and the required withholding, if any. The committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2024 Plan. Notwithstanding the foregoing, the committee does not have any authority to grant or modify an award under the 2024 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A, unless such award is structured to be exempt from or comply with all requirements of Code Section 409A.
Grant of Awards; Shares Available for Awards. The 2024 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of Tesseract Collective, Inc. or its affiliates. The aggregate number of shares of Common Stock reserved and available for grant and issuance under the 2024 Plan is    . No more than      shares of Common Stock in the aggregate may be issued under the 2024 Plan in connection with incentive stock options. Shares shall be deemed to have been issued under the 2024 Plan solely to the extent actually issued and delivered pursuant to an award. If any award granted under the 2024 Plan expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2024 Plan. The 2024 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the board of directors. The board of directors in its discretion may terminate the 2024 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2024 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.
Future new hires and additional non-employee directors and/or consultants would be eligible to participate in the 2024 Plan as well. The number of stock options, shares of restricted stock, or other awards to be granted to executives and directors under the 2024 Plan cannot be determined at this time, as the grant of such awards is dependent upon various factors such as hiring requirements and job performance.
Stock Options. The 2024 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under Section 422 of the Code, or “nonqualified stock options” (“NSOs”). Stock options may be granted on such terms and conditions as the committee may determine, which shall be specified in the option agreement; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of Common Stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of our Company or a parent or subsidiary of our Company). ISOs may only be granted to employees. In addition, the aggregate fair market value of Common Stock covered by one or more ISOs (determined at the time of grant), which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as an NSO.
Stock Appreciation Rights. A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying Common Stock between the date of grant and the date of exercise. The committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. SARs may be granted in tandem with, or independently of, stock options granted under the 2024 Plan. A SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the Common Stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the committee may specify.
Performance Shares and Performance Unit Awards. Performance share and performance unit awards entitle the participant to receive cash or shares of Common Stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values. The committee shall set forth in the applicable award agreement the performance goals and objectives and the period of time to which such goals and objectives shall apply. If such goals and objectives are achieved, such distribution of shares, or payment in cash, as the case may be, shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.
Distribution Equivalent Right Awards. A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of Common Stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award (but not an option or SAR award) under the 2024 Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award. The committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional ordinary shares, or is to be entitled to choose among such alternatives.
Restricted Stock Awards. A restricted stock award is a grant or sale of Common Stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the committee or the board of directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the committee or the board of directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the committee or the board of directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.
Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of an ordinary share, or one ordinary share, as determined in the sole discretion of the committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A. A restricted stock unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of shares of Common Stock prior to the time the Holder shall receive a distribution of shares.
Unrestricted Stock Awards. An unrestricted stock award is a grant or sale of shares of our Common Stock to the employees, non-employee directors or non-employee consultants that are not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to the Company or an affiliate or for other valid consideration.
Change-in-Control Provisions. The committee may, in its sole discretion, at the time an award is granted or at any time prior to, coincident with or after the time of a change in control, cause any award either (i) to be cancelled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share of Common Stock in the change in control over the per share exercise, base or purchase price of such award, which may be paid immediately or over the vesting schedule of the award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such change in control; (iii) accelerate any time periods, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an award so that any award to a holder whose employment has been terminated as a result of a change in control may be vested, exercised, paid or distributed in full on or before a date fixed by the committee; (iv) to be purchased from a holder whose employment has been terminated as a result of a change of control, upon the holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or (v) terminate any then outstanding award or make any other adjustment to the awards then outstanding as the committee deems necessary or appropriate to reflect such transaction or change. The number of shares subject to any award shall be rounded to the nearest whole number.
Amendment and Termination. The committee may adopt, amend and rescind rules relating to the administration of the 2024 Plan, and amend, suspend or terminate the 2024 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2024 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.
Certain U.S. Federal Income Tax Consequences of the Plan
The following is a general summary of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired ordinary shares. This summary assumes that U.S. Participants will hold their ordinary shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Plan, or ordinary shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Plan or ordinary shares issued thereunder pursuant to the Plan.
A U.S. Participant generally does not recognize taxable income upon the grant of a NSO if structured to be exempt from or comply with Code Section 409A. Upon the exercise of a NSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the ordinary shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells ordinary shares acquired pursuant to the exercise of a NSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the ordinary shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.
A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (“AMT”) the exercise, of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the ordinary shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the ordinary shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the ordinary shares to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such ordinary shares prior to the end of either of the required holding periods, the U.S. Participant will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and the Company generally will be entitled to deduct such amount.
A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company generally will be entitled to a deduction for such amount.
A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of ordinary shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the ordinary shares or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to deduct such amount at such time.
A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such ordinary shares at the time the restriction lapses over any amount paid for the ordinary shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such ordinary shares at the time of grant. The Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements, we describe below transactions and series of similar transactions, since our inception, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the completed fiscal year; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We have engaged 829 Studios LLC (“829 Studios”) to perform strategic services in connection with our marketing plan and to build, maintain, and develop our web site as the Company evolves. A founding partner of 829 Studios is the son of Charles Riotto, our President and a member of our board of directors. As of December 31, 2023, $402,906.17 has been incurred by the Company for services provided by 829 Studios.
On November 29, 2021 (inception), one share of Common Stock was issued to a director for consideration of $0.01.
In December 2021, in connection with a private placement of Common Stock, the Company issued 12,600,000 shares of Common Stock to the Company’s directors and officers for cash consideration of $1,260, of which $260 is included in stock subscriptions receivable – related party as of December 31, 2021. The amount of $260 was received in January 2022.
In December 2021, the Company initiated a private placement of Common Stock at the price of $0.25 per share. Pursuant to the private placement, the Company collected $80,000 in December 2021 from the two directors and executive employees. The private placement was subject to the acceptance of the subscription agreements by the Company. In January 2022, the Company refunded the $80,000 of the stock subscription amounts (for 320,000 shares of Common Stock) as this private placement was not accepted by the Company.
In January 2022, in connection with a private placement of Common Stock, the Company issued 600,000 shares of Common Stock to the Company’s directors and officers for cash consideration of $150,000.
From July through November 2022, in connection with a private placement of Common Stock for $0.50 per share, the Company issued 200,000 shares to the Company’s two directors, who are also executive employees, for cash consideration of $100,000.
Between September and December 2023, in connection with a private placement of Common Stock for $0.75 per share, the Company issued an aggregate of 799,998 shares to Mr. Seet and Mr. Riotto, who are also executive employees, for cash consideration of $599,999.
Indemnification Agreements
We intend to enter into indemnification agreements with each of our executive officers and directors prior to the completion of this Offering. The indemnification agreements will provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law (DGCL), subject to certain exceptions contained in those agreements. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Policies and Procedures for Related Party Transactions
We have not yet adopted a written related party transaction policy, which would cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 in any fiscal year or one percent of the average of our total assets as of the two previous fiscal years and a related party had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. In the event that the Company seeks to apply for listing on an exchange or quotation in an over-the-counter market, to the extent it is required, we intend to adopt a written related party transaction policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our shares of Common Stock as of the date of this Offering Circular (assuming none of the individuals listed purchase shares in this Offering), by:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares;
•	each of our executive officers and directors; and
•	all of our executive officers and directors as a group.
The percentage of beneficial ownership in the table below is based on 25,259,330 shares of Common Stock deemed to be outstanding as of the date of this Offering Circular. Shares of Common Stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table (including the 2,000,000 shares of Series A Preferred Stock outstanding), are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Additionally, except as otherwise indicated, beneficial ownership reflected in the table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Shares of Common Stock
		Prior to Offering	After Offering
Directors and Executive Officers
Richard Seet	12,050,000	47.7%	%
Charles Riotto	2,149,999	8.5%	%
David Todrin	0	0%	%
All directors and executive officers as a group (3 individuals)	14,199,999	56.3%	%
Homebase Ltd.(3)	2,000,000	7.3%	%
(1)	Unless otherwise indicated, the business address of each of the individuals is 45 Rockefeller Plaza, 20th Floor, New York, New York 10111.
(2)	Reflects the number of the Company’s Common Stock shares unless indicated otherwise.
(3)
Consists of 2,000,000 shares of Series A Preferred Stock, which are convertible into 2,000,000 shares of Common Stock by the holder at any time. George Kremer is the Managing Director of Homebase Ltd. The address of the holder is One Marina no 9, Palm Cay, Yamacraw Hill Road, New Providence Bahamas.

SECURITIES BEING OFFERED AND DESCRIPTION OF SECURITIES
General
Our authorized capital stock consists of 80,000,000 shares of Common Stock, $0.0001 par value, and 20,000,000 shares of preferred stock, $0.0001 par value. As of the date of this Offering Circular, there were 23,259,330 shares of Common Stock outstanding and 2,000,000 shares of preferred stock outstanding, all of which are comprised of our Series A Preferred Stock. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.
Common Stock
As of the date of this Offering Circular, there were 23,259,330 shares of Common Stock outstanding. There is currently no public trading market for our Common Stock.
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders; provided, however, that except as otherwise required by law, holders of Common Stock, are not entitled to vote on any amendment to the amended and restated certificate of incorporation that relates solely to the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one (1) or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation or pursuant to the General Corporation Law. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of our Common Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Upon our dissolution, liquidation or winding up, holders of our Common Stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Series A Preferred Stock
Our amended and restated certificate of incorporation has designated 2,000,000 shares of the authorized and unissued Preferred Stock of the Company as “Series A Preferred Stock,” of which all 2,000,000 shares of Series A Preferred Stock are outstanding as of the date of this Offering Circular. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or any other obligation for us to redeem, repurchase or retire the Series A Preferred Stock.
Ranking
The Series A Preferred Stock rank, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, senior to our Common Stock.
Dividends
The holders of the Series A Preferred Stock are entitled to receive, on a pari passu basis with the holders of our Common Stock, when and as declared by our board of directors, out of any assets of the company legally available therefore, such dividends as may be declared from time to time by our board of directors.
Conversion Rights
Each share of Series A Preferred Stock are convertible into shares of the company’s Common Stock (i) at any time at the option of the holder, or (ii) shall automatically convert into shares of Common Stock immediately upon the earlier of (a) the closing of the sale of shares of Common Stock to the public at a price of at least $4.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $15,000,000 of gross proceeds to the Company (an “IPO”), (b) the Common Stock is listed for trading on a national securities exchange including the New York Stock Exchange, the NYSE American, the Nasdaq Stock Market’s Global, Global Select or Capital Market, and the Company has unaffiliated public float of at least $15,000,000, or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 50% of the outstanding shares of Series A Preferred Stock.
The rate of conversion as of the date of this Offering is 1:1, subject to adjustments upon the issuance of additional shares of Common Stock as more fully described in our amended and restated certificate of incorporation, which appears as Exhibit 2.1 to the offering statement of which this Offering Circular forms a part.
Liquidation Preference
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding are entitled to be paid out of the assets of the Company available for distribution to its stockholders or, in the case of a deemed liquidation event, out of the consideration payable to stockholders in such deemed liquidation event or the available proceeds, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.75 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, plus any dividends declared but unpaid thereon.
Voting Rights
The holders of the Series A Preferred Stock have the right to vote in connection with the election of directors of the Company and with respect to every other matter on which the holders of shares of Common Stock are entitled to vote. The holders of Series A Preferred Stock have the right to cast the same number of votes as the number of votes that such holder would be entitled to cast if such shares of Series A Preferred Stock were converted into Common Stock.
So long as 1,000,000 shares of the Series A Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of at least a majority in voting power of the outstanding Series A Preferred Stock, given in person or by proxy, either in writing or by vote at an annual or special meeting of such shareholders:
(1)	liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation or any other deemed liquidation event, or consent to any of the foregoing;
(2)	amend, alter or repeal any provision of our articles so as to adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock;
(3)
(i) create, or authorize the creation of, or issue or obligate itself to issue shares of, or reclassify, any capital stock unless the same ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges, or (ii) increase the authorized number of shares of Series A Preferred Stock or any additional class or series of capital stock of the Company unless the same ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges;

(4)
purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

(5)
create, adopt, amend, terminate or repeal any equity (or equity-linked) compensation plan greater than 10% of the outstanding Common Stock (as fully diluted) or amend or waive any of the terms of any option or other grant pursuant to any such plan;

(6)
create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed $5,000,000.00; or

(7)
create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by the Company, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary.

Voting Rights
The holder of the Series A Preferred Stock are entitled to registration rights pursuant to an Investor Rights Agreement. The Investor Rights Agreement provides that if at any time after one hundred eighty (180) days after the effective date of the registration statement for any initial public offering, the Company receives a request from the holders of fifty percent (50%) of the Series A Preferred Stock then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the securities then outstanding, then the Company shall: (x) within ten (10) days after the date such request is given, give notice to all holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the holder(s), file a Form S-1 registration statement under the Securities Act covering all registrable securities that the initiating holder(s) requested to be registered and any additional registrable securities requested to be included in such registration by any other holders.
Repurchases
We may seek to repurchase our outstanding securities from time to time in market or private transactions.
Dividends
We have not paid any cash dividends on our shares of Common Stock or shares of Series A Preferred Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the current intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent
The transfer agent for our securities is    .
Exchange Act Registration
Our Common Stock is not currently registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”). We will seek to have our Common Stock registered under Section 12(g) of the Exchange Act promptly following qualification with the Commission of the offering statement of which this Offering Circular is a part.
Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-laws
Special meeting of stockholders
Our by-laws provide that special meetings of our stockholders may be called at any time by our board of directors, the Chief Executive Officer, or by the stockholders entitled to at least one-third of the vote which all stockholders are entitled to cast at the particular meeting.

SHARES ELIGIBLE FOR FUTURE SALE
Immediately after this Offering, we will have    shares of Common Stock outstanding. Of these shares, the     shares of Common Stock sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for the shares of Common Stock purchased in this Offering by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of our remaining shares are restricted securities under Rule 144 since they were issued in private placements not involving a public offering. Such restricted shares would be available for sale in the public markets subject to Rule 144 and the contractual lock-up agreements described below. Taking into account these lock-up agreements, our remaining 21,495,001 shares will be saleable in the public markets beginning on the first business day following the three-year anniversary date of the initial trading date of our securities on an exchange or through a quotation service that requires the shares to be registered under the Securities Act, subject to any releases from such contractual lock-up agreements.
Rule 144
A person who has beneficially owned restricted shares of Common Stock or warrants for at least six months would be entitled to sell their securities under Rule 144 provided that (i) such person is not deemed to have been an affiliate of the subject company at the time of, or at any time during the three months preceding, a sale and (ii) the subject company is subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are an affiliate of the subject company at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;
Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the subject company.
Lock-Up Agreements
The shares of Common Stock we issued prior to this Offering are each subject to transfer restrictions set forth in agreements among us and the holders of such securities. These transfer restrictions generally provide that such securities are not transferable or salable until the first business day following the three-year anniversary date of the initial trading date of our securities on an exchange or through a quotation service that requires the shares to be registered under the Securities Exchange Act of 1934, as amended, subject to certain limited exceptions. We also may elect to release such holders from this lock-up at any time or from time to time for any reason or no reason with respect to any or all of the securities held by such holder. As of the date of this Offering Circular, we have reduced the three-year lock-up period to one year for one shareholder. Additionally, the lock-up period for the holder of the Series A Preferred Stock will expire 90 days after the date of this Offering.
In connection with the establishment of any trading market for our shares of Common Stock, certain of our executive officers, directors and/or employees may enter into written trading plans that are intended to comply with Rule 10b5-1 under the Exchange Act. Sales under any such trading plans would not be permitted until the expiration or waiver of the lock-up restriction applicable thereto.
Registration Statements on Form S-8
Upon completion of this Offering, we intend to file a registration statement on Form S-8 under the Securities Act to register all of the shares of Common Stock issued or reserved for issuance under the 2022 Plan and the 2024 Plan. Shares of Common Stock covered by this registration statement will be eligible for sale in the public market, upon the expiration or release from the terms of the lock-up agreements and subject to vesting of such shares.

PLAN OF DISTRIBUTION
We are offering the shares of Common Stock at an offering price of $   per share. The offering price was determined by us. This determination was done without reference to our book value or asset values or by the application of any customary, established models for valuing companies or securities. Accordingly, the offering price may not be indicative of any amounts you might receive should you seek to sell your shares or should there be a liquidation of our company. In addition, such prices are not necessarily indicative of any prices at which our securities may trade, or any value that might be ascribed to our company after the completion of the offering.
We and our management are directly offering the shares of Common Stock on a “best efforts” basis. No commissions or other compensation will be paid to the company management with respect to sales initiated by them.
The company may engage commissioned sales agents, placement agents or underwriters in the future. If the company engages any such FINRA-registered broker dealers going forward to assist in distributing this Offering, the company will file an amendment to this Offering Circular.
None of our securities are being offered or sold by any of our current stockholders pursuant to this Offering Circular.
There is no minimum amount of shares of Common Stock that must be sold in connection with this Offering. This Offering will close upon the earlier of (1) the sale of the maximum number of shares of Common Stock, (2) one year from the date this Offering begins or (3) a date prior to one year from the date this Offering begins that is so determined by our board of directors. The company will have immediate access to the proceeds of the offering as soon as shares of Common Stock are issued.
Investment Amount Limitations
Investors must answer certain questions set forth in a subscription agreement to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid for the securities by an investor who is not an accredited investor cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead. The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria:
•
a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth; or

•
a natural person who has individual annual income in excess of $200,000 in each of the two most recent years or joint annual income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year.

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of shares of our Common Stock.

An entity other than a natural person is an accredited investor if it falls within any one of the following categories:
•
an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

•
a tax-exempt organization described in Section 501 (c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

•
a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under Regulation D; or

•	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, and registered investment companies.
Right to Reject Subscriptions
After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deductions.
Acceptance of Subscriptions
Upon our acceptance of a subscription agreement and receipt of full payment, we will countersign the subscription agreement and return a copy to you.
Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscription agreements are irrevocable, even if you subsequently learn information about the company that you consider to be materially unfavorable.
Investors’ Tender of Funds
We will commence the sale of the shares of Common Stock as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the Commission. The Company may close the entire Offering at one time or may have multiple closings. Throughout this Offering Circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. Additional closings, if any, will occur on a rolling basis throughout the offering period. The maximum Offering period is 12 months from the date of commencement, but we reserve the right to terminate this Offering for any reason at any time prior to the initial closing. Each time the company accepts funds is defined as a “closing.” We intend that the funds tendered in cash by potential investors will be received directly by Continental Stock Transfer & Trust Company (the “Escrow Agent”) and will be transferred to the company upon closing.
There is no minimum offering amount and the Company anticipates undertaking closings on a monthly basis without qualifications for such closings until such time as the maximum offering amount is reached. Prior to a closing, investor’s funds will be held in escrow and such investor will not have any rights as a shareholder of the Company, including the right to receive distributions and vote the shares. Funds held in escrow are not refundable and the Company may direct a closing regardless of the amount which is being held in escrow at such time. After each such closing, funds tendered by investors will be available to the Company and investors will become shareholders of the Company with the same rights as other holders of the Company’s Common Stock.
Transfer Agent, Book-Entry Only
All securities sold in this Offering will be issued by our transfer agent, Continental Stock Transfer & Trust Company, to investors in book-entry only format and will be represented by a stock transfer ledger, maintained by our transfer agent.

Investors in the shares of Common Stock will not be entitled to have certificates registered in their names and will not receive or be entitled to receive physical delivery of the shares in definitive form. Transfers of shares of Common Stock will be facilitated through the transfer agent. As a result, you will not be entitled to receive a certificate representing your interest in the shares of Common Stock you purchase. Your ability to pledge shares of Common Stock that you purchase, and to take other actions, may be limited because you will not possess a physical certificate that represents your interests. Investors will receive written confirmation from the transfer agent upon closing of their purchases. Transfers of the securities will be recorded on the stock transfer ledger maintained by the transfer agent. We have no responsibility for any aspect of the actions of the transfer agent. In addition, we have no responsibility or liability for any aspect of the records kept by the transfer agent relating to, or payments made on account of investors in, the shares, or for maintaining, supervising or reviewing any records relating to ownership of shares. We also do not supervise the systems of the transfer agent.
Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us that would permit a public offering of the Common Stock offered by this Offering Circular in any jurisdiction where action for that purpose is required. The Common Stock offered by this Offering Circular may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of any such Common Stock be distributed or published in any jurisdiction outside of the U.S., except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock offered by this Offering Circular in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
The validity of the securities offered in this Offering Circular are being passed upon for us by Loeb & Loeb LLP.
EXPERTS
The financial statements of Tesseract Collective, Inc. as of December 31, 2023 and 2022 and for the periods then ended included in this Offering Circular and elsewhere in the offering statement have been so included in reliance upon the report (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as discussed in Note 1 to the financial statements) of Wolf & Company, P.C. independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the Commission a Regulation A Offering Statement on Form 1-A, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of securities. Although this Offering Circular, which forms a part of the Form 1-A, contains all material information included in the Form 1-A, parts of the Form 1-A have been omitted as permitted by rules and regulations of the Commission. We refer you to the Form 1-A and its exhibits for further information about us, our securities and this Offering. The Commission maintains a website at http://www.sec.gov, which contains the Form 1-A and other reports, proxy and information statements and information regarding issuers that file electronically with the Commission.
After qualification of this Regulation A Offering Statement, we intend to file a registration statement on Form 8-A to become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, would be required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Commission.

Report of Independent Registered Public Accounting Firm
To the Board of Directors of Tesseract Collective, Inc.:
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Tesseract Collective, Inc. (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2023 and 2022, and the related notes to the financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and 2022 in conformity with accounting principles generally accepted in the United States of America.
Emphasis of a Matter Regarding Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations and an accumulated deficit that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
Critical Audit Matters
Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.
/s/ Wolf & Company, P.C.
We have served as the Company's auditor since 2022.
Boston, Massachusetts
April 3, 2024

TESSERACT COLLECTIVE, INC
BALANCE SHEETS
	December 31,
	2023	2022
Assets
Current assets:
Cash	$384,578	$283,652
Prepaid expenses	310,228	15,855
Deferred offering costs	368,122	271,560
Total current assets	$1,062,928	$571,067

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$939,501	$886,296
Accrued compensation	681,680	606,912
Due to related party	—	7,965
Total current liabilities	1,621,181	1,501,173

Commitments and Contingencies (Note 4)

Stockholders' Equity (Deficit):
Series A convertible preferred stock, $0.0001 par value; 20,000,000 and 0 shares authorized; 1,333,333 and 0 issued and outstanding as of December 31, 2023 and 2022, respectively (preference in liquidation of $1,000,000 at December 31, 2023)	133	—
Common stock, $0.0001 par value; 80,000,000 shares authorized; 22,855,332 and 21,495,001 issued and outstanding as of December 31, 2023 and 2022, respectively.	2,286	2,150
Additional paid-in-capital	3,470,091	1,247,151
Accumulated deficit	(4,030,763)	(2,179,407)
Total Stockholders' Deficit	(558,253)	(930,106)
Total Liabilities and Stockholders’ Deficit	$1,062,928	$571,067
See report of independent registered public accounting firm and accompanying notes to these financial statements.

TESSERACT COLLECTIVE, INC.
STATEMENTS OF OPERATIONS
	For the Years Ended December 31,
	2023	2022
Operating Expenses:
Sales and marketing expenses	$274,195	$525,625
General and administrative expenses	1,577,161	1,651,278
Net loss	$(1,851,356)	$(2,176,903)

Weighted average common stock shares outstanding	22,014,252	20,050,004
Basic and diluted net loss per common stock share (see Note 2)	$(0.08)	$(0.11)
See report of independent registered public accounting firm and accompanying notes to these financial statements.

TESSERACT COLLECTIVE, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
	Series A Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance - December 31, 2022	—	$—	21,495,001	$2,150	$1,247,151	$(2,179,407)	$(930,106)
Issuance of common stock, including issuance costs settled in options and warrants (Note 5)	—	—	1,290,331	129	900,119	—	900,248
Issuance of preferred stock, net of issuance costs totaling $76,477	1,333,333	133	70,000	7	923,390	—	923,523
Issuance of common stock for services	—	—	—	—	34,993	—	35,000
Stock based compensation	—	—	—	—	364,438	—	364,438
Net loss	—	—	—	—	—	(1,851,356)	(1,851,356)
Balance - December 31, 2023	1,333,333	$133	22,855,332	$2,286	$3,470,091	$(4,030,763)	$(558,253)
	Series A Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance - December 31, 2021	—	$—	$17,460,001	$1,746	$—	$(2,504)	$(758)
Issuance of common stock	—	—	3,955,000	396	1,227,159	—	1,227,555
Common stock issued for services	—	—	80,000	8	19,992	—	20,000
Net loss	—	—	—	—	—	(2,176,903)	(2,176,903)
Balance - December 31, 2022	—	$—	21,495,001	$2,150	$1,247,151	$(2,179,407)	$(930,106)
See report of independent registered public accounting firm and accompanying notes to these financial statements.

TESSERACT COLLECTIVE, INC.
STATEMENTS OF CASH FLOWS
	For the years ended December
	2023	2022
Cash flows from operating activities
Net loss	$(1,851,356)	(2,176,903)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	364,438	20,000
Issuance of common stock for services	35,000	—
Changes in current assets and liabilities:
Prepaid expenses	(294,373)	(15,256)
Accounts payable and accrued expenses	(119,834)	687,636
Accrued compensation	74,768	606,912
Due to related party	(7,965)	6,992
Net cash used in operating activities	(1,799,322)	(870,619)

Cash flows from financing activities
Refunds of common stock subscriptions	—	(80,054)
Payment of deferred offering costs	—	(75,000)
Proceeds from issuance of common stock	900,248	1,227,815
Proceeds from issuance of preferred stock	1,000,000	—
Net cash provided by financing activities	1,900,248	1,072,761

Net change in cash	100,926	202,142
Cash - beginning of period	283,652	81,510
Cash - end of period	$384,578	$283,652

Non-cash financing activities
Deferred offering costs included in accounts payable and accrued expenses	$96,562	$196,560
Series A preferred transaction costs included in accounts payable and accrued expenses	$76,477	$—
Common stock issuance costs settled in options and warrants	$95,004	$—
See report of independent registered public accounting firm and accompanying notes to these financial statements.

Tesseract Collective, Inc.
Notes to Financial Statements
1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION
Business
Tesseract Collective, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on November 29, 2021, with its headquarters located in New York, NY. The Company was formed for the purpose of building a fine artworks library derived from iconic personalities or iconic works from the physical art and collectibles markets and generating revenues from licensing of the artwork. The Company will secure global master licenses for all rights to the intellectual property underlying the fine art. The Company will organize events in partnership with media organizations and cultural institutions.
Going concern and liquidity
Since its inception, the Company has devoted substantially all its efforts to its formation, business planning, and capital raising activities. The Company generated no revenues since its inception and the future profitability of the Company’s business is unproven. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. As of December 31, 2023, the Company had $384,578 of cash and a working capital deficit of $558,253. Since its inception, the Company has experienced net losses and negative cash flows from operating activities and has an accumulated deficit of $4,030,763 as of December 31, 2023. The Company plans to fund its activities through equity offerings and debt financings until it starts generating licensing and other revenues from its activities. There can be no assurance as to the availability of such future equity and debt financing on terms acceptable to the Company, if at all. If the Company is not able to secure adequate additional funding or generate sufficient revenues, the Company may be forced to make reductions in spending, suspend, or curtail operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.
Risks and uncertainties
The Company is subject to a number of risks similar to other companies in its industry, including competition from established market participants, and dependence on key personnel.
Results of operations may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The business could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, or increases in interest rates. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s business.
Basis of presentation
The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
2.	SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies adopted by the Company in preparation of its financial statements.
Use of estimates
The preparation of the Company’s financial statements requires the use of estimates and assumptions that affect the amounts we report as assets, liabilities, revenues and expenses and our disclosures in these financial statements. Significant estimates in the financial statements include accrued liabilities, stock-based

Tesseract Collective, Inc.
Notes to Financial Statements
compensation expense, including fair value of the Company’s common stock, and management’s assessment of the Company’s ability to continue as a going concern, which involves the estimation of the amount and timing of future cash inflows and outflows, specifically as it relates to revenue generation and related costs. Due to the inherent uncertainty involved in making estimates, actual results can differ from those estimates.
Cash
Cash includes cash in the Company’s bank accounts and deposits which are unrestricted as to withdrawal. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses as a result of the use of uninsured deposit accounts.
Deferred Offering Costs
Deferred offering costs consist of legal, underwriting fees, and other costs that are directly related to the initial public offering and that will be accounted for as a reduction of proceeds received upon completion of the initial public offering. Should the initial public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be expensed on the Company’s statement of operations. As of December 31, 2023 and 2022, the Company had deferred offering costs of $368,122 and $271,560, respectively.
License costs
The Company enters into licensing agreements to secure all necessary rights in artwork with a licensor to create sub-licensable fine artwork. These licensing agreements may require the payment of a minimum guarantee plus royalty payments if royalties derived from sub-licensee sales exceed the minimum. Minimum guarantee payments, if any, will be 100% recoupable against aggregate royalty payments arising from all sub-licensee fees to the licensor based on a percentage of revenue. These royalty fees are expensed upon the sale of the related fine art and other assets and presented as the cost of license agreement on the Company’s statement of operations.
Licensing agreements may require upfront payments and minimum royalty commitments. The upfront payments and minimum royalty payments are capitalized and reflected in prepaid expenses on the Company’s balance sheet in accordance with the guidance in ASC 340 Other Assets and Deferred Costs. License costs are amortized over the period of use on a straight-line basis which reflects the pattern in which the Company benefits from the intellectual property rights. Amortization of the capitalized costs is recorded in cost of license agreement in the statement of operations. If it is determined that it is probable that the expected revenue will not allow for the recoverability of these costs, the Company will write off the amount against the prepaid asset for the non-recoverable portion. The Company will continue to evaluate whether this prepaid asset is recoverable over the term of the license agreement. In situations where a minimum commitment is not expected to be met based on expected revenues, the Company will record to the expense equal to the minimum amount when it is reasonably certain that revenues generated will not meet the minimum commitment.
Advertising costs
Advertising costs are expensed as incurred and are included within sales and marketing expenses in the accompanying statement of operations. These include costs incurred on public relations, website and logo design, advertising, field marketing, and market research services. The Company incurred advertising costs of $274,195 and $525,625 during the years ended December 31, 2023 and 2022, respectively.
Segment reporting
Management has determined that the Company has one operating segment, which is principally the business of creating and sub-licensing fine artwork and other merchandise produced from the licenses of iconic, one-of-a-kind assets.
Net loss per share
The Company follows the two-class method to compute basic and diluted net loss per share attributable to common stockholders when shares meet the definition of participating securities. The two-class method determines net loss per common share for each class of common and participating securities according to

Tesseract Collective, Inc.
Notes to Financial Statements
dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to share in the earnings as if all income for the period had been distributed. During periods of loss, there is no allocation required under the two-class method as no earnings are distributed for the period coupled with the fact that the Company’s Series A Convertible Preferred Stock (see Note 5) does not contain a contractual right to participate in the losses of the Company. Thus, all undistributed losses were allocated entirely to the Company’s outstanding common stock.
Basic net loss per share attributable to common stockholders is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period without consideration of potentially dilutive common stock. Diluted net loss per share attributable to common stockholders reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company unless inclusion of such shares would be anti-dilutive. As the Company has incurred losses for each of the years ended December 31, 2023 and 2022, basic and diluted net loss per share is the same for each period.
The following table presents the potentially dilutive shares that were excluded from the computation of diluted net loss per share of common stock attributable to common stockholders, because their effect was anti-dilutive:
	December 31,
	2023	2022
Series A convertible preferred stock	1,333,333	—
Common stock warrants	423,615	—
Common stock options	839,836	—
Total	2,596,784	—
Share-Based Compensation
The Company accounts for share-based payments in accordance with Accounting Standard Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). Under ASC 718, the Company measures, and records compensation expense related to share-based payment awards (to employees and non-employees) based on the grant date fair value using the Black-Scholes option-pricing model. The Company recognizes forfeitures related to employee share-based payments when they occur. Forfeited share-based awards are recorded as a reduction to stock compensation expense.
The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected term, risk-free interest rate and expected dividends.
In determining the exercise prices of options granted, the Company’s Board has considered the fair value of the common stock as of the measurement date. The fair value of the common stock has been determined by the Board at each award grant date based upon a variety of factors, including the results obtained from an independent third-party valuation, the Company’s financial position and historical financial performance, the status of technological developments within the Company’s proposed products, an evaluation or benchmark of the Company’s competition, the current business climate in the marketplace, the illiquid nature of the common stock, arm’s length sales of the Company’s capital stock, including convertible preferred stock, the effect of the rights and preferences of the preferred stockholders, and then prospects of a liquidity event, among others.
The Company does not have a history of market prices of its common stock, and as such, volatility is estimated using historical volatilities of publicly traded companies with a similar risk profile as the Company. The Company will continue to apply this process until a sufficient amount of historical information regarding the volatility of its own stock price becomes available. The expected term of the awards is estimated based on the simplified method for grants to employees and is based on the expected service term for non-employee awards. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of the awards. The dividend yield assumption is based on history and expectation of paying no dividends.

Tesseract Collective, Inc.
Notes to Financial Statements
The assumptions that the Company used to determine the fair value of the stock options and warrants granted to employees, directors and nonemployees were as follows for the year ended December 31, 2023:
Risk-free interest rate	3.37 – 4.16%
Expected term (in years)	5.0 – 10.0
Expected volatility	82.58%
Expected dividend yield	0%
The weighted average grant date fair value of the common stock options and warrants was $0.34 and $0.41 per share, respectively, for the year ended December 31, 2023. The Company did not grant any stock options or warrants during the year ended December 31, 2022.
Income taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740 “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases as well as tax operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties for the years ended December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviations from its positions taken. The Company is subject to income tax examinations by major taxing authorities since inception.
Recently issued accounting standards
The Company has evaluated recent accounting pronouncements issued but not yet effective and has determined that upon adoption, none of these standards will have a material impact on the Company’s financial statements.
3.	RELATED PARTY TRANSACTIONS
The Due to related party balance of $0 and $7,965 as of December 31, 2023 and 2022, respectively, represents general and administrative expenses paid by two stockholders on behalf of the Company. This balance accrues no interest and is payable upon demand.
In January 2022, in connection with the April 2022 Private Placement (Note 5), the Company issued 600,000 shares of common stock to the Company’s two directors, who are also executive employees, for cash consideration of $150,000.
In July 2022, in connection with the July 2022 Private Placement (Note 5), the Company issued 200,000 shares to the Company’s two directors, who are also executive employees, for cash consideration of $100,000.
Between September and December 2023, in connection with the May 2023 Private Placement (Note 5) and the Series A Preferred Financing (Note 5), the Company issued 799,998 shares to the Company’s two directors, who are also executive employees, for cash consideration of $600,000.
4.	COMMITMENTS AND CONTINGENCIES
The Company may be involved in legal actions in the ordinary course of business. In the opinion of management, there are no legal proceedings pending against or involving the Company whose outcome is likely to have a material adverse effect on the Company’s financial position or results of operations.

Tesseract Collective, Inc.
Notes to Financial Statements
SOGEX license agreements
In January 2022, the Company entered into an exclusive license agreement with Société de Gestion et d’Exploitation des Droits Dérivés de l’Œuvre d’Antoine de Saint- Exupéry (“SOGEX”), and amended that agreement on June 20, 2022 (as amended, the “Original SOGEX License Agreement”). Pursuant to the Original SOGEX License Agreement, SOGEX granted the Company the exclusive right to use the title “Le Petit Prince”, texts in short quotes, original artwork, sketches, designs, drawings, pictures, paintings and characters which appear in the masterwork “Le Petit Prince” book (the “Licensed Assets”) to develop and market digital art pieces, and related merchandise, based on and inspired by the Licensed Assets. Any copyrights or other similar rights in any digital art pieces that are derivative works incorporating elements of both the Licensed Assets and creative expression or work of a Collaborator, are owned equally among the Company, SOGEX, and the Collaborator; while any copyrights or other similar rights in any digital art pieces of the Licensed Asset’s original artwork will remain with SOGEX. Under the terms of the Original SOGEX License Agreement, the Company is obligated to pay earned royalties based on an upper single-digit percentage of net profits, as defined in the Original SOGEX License Agreement.
The Company terminated the Original SOGEX License Agreement on May 16, 2023 by mutual agreement with SOGEX and entered into a new agreement as discussed below. As a result, the Company does not expect to incur any revenue-related royalty obligations under the terms of the contract. The Company made minimum royalty payments totaling $100,000 and $150,000 under the Original SOGEX agreement during the years ended December 31, 2023 and 2022, respectively. The Company recorded expenses totaling $305,556 for the year ended December 31, 2022, and the expense reversal of $55,556 due to the termination during the year ended December 31, 2023, included in General and administrative expenses in the Company’s statements of operations. As of December 31, 2023 and 2022, accrued expenses related to the SOGEX License Agreement totaled $0 and $155,556, included in Accounts payable and accrued expenses in the accompanying balance sheet.
On May 16, 2023, the Company entered into an exclusive license agreement, as amended, (the “New SOGEX License Agreement”) with Societe Civile Pour L’Oeuvre Et La Memoire D’Antoine De Saint-Exupery - Succession Saint-Exupery - D’Agay (“POMASE”) (the parent company and 100% owner of SOGEX), relating to the Licensed Assets as discussed above. Under the New SOGEX License Agreement, the Company no longer has the copyright ownership rights to the derivative art as described above, rather, the Company has obtained the exclusive right to use the Licensed Assets for the creation of “Collaborative Original Fine Artwork(s)” (“COFAs”). Additionally, the Company obtained the master license for the commercial exploitation of COFAs in all merchandise categories on a worldwide basis, with the exception of NFTs, which shall be considered a prohibited category under the New SOGEX License Agreement.
With respect to the creation of COFAs, the New SOGEX License Agreement has an original term of three years, with an option to renew for an additional three years at the Company’s option upon 90 days prior notice if the Company is in good standing with the Delaware Secretary of State, has paid all sums due and owing to the licensor, is not in breach of the New SOGEX License Agreement at the time of the exercise of the renewal, and has achieved gross receipts of at least $2.0 million during the original term of the agreement. With respect to the licensing of COFA merchandise, the New SOGEX License Agreement has an original term of ten years, with an option to renew for an additional ten year period at the Company’s option upon 90 days prior notice if the Company is in good standing with the Delaware Secretary of State, has paid all sums due and owing to the licensor, is not in breach of the New SOGEX License Agreement at the time of the exercise of the renewal, and has paid to POMASE at least $2.0 million in minimum guarantees and royalties under the agreement (or makeup payments if the earned royalties fall short). The Company can extend its rights with respect to the licensing of COFA merchandise for subsequent additional 10 year periods subject to the same conditions as previously described, except the Company must have paid to POMASE at least $1.0 million in royalties (or makeup payments if the earned royalties fall short) during the preceding ten-year renewal period.
Under the New SOGEX License Agreement the Company is obligated to pay earned royalties based on an upper single-digit percentage of net profits. Also, the Company is required to make minimum royalty payments totaling $300,000 and $450,000 during the years ended December 31, 2023 and 2024, respectively. The Company made the required minimum royalty payments totaling $300,000 in 2023.

Tesseract Collective, Inc.
Notes to Financial Statements
The total minimum royalty obligation of $750,000 under the New SOGEX License Agreement will be capitalized into prepaid expenses as payments are made pursuant to the New SOGEX License Agreement to the extent that the amount paid to date exceeds expenses recorded. The related expenses are recognized on a straight-line basis over the expected ten-year period of benefit. During the year ended December 31, 2023, the Company recognized $46,875 of expenses, included in general and administrative expenses in the accompanying statement of operations. As of December 31, 2023, prepaid expenses related to the New SOGEX License Agreement totaled $253,125, included in prepaid expenses in the accompanying balance sheet.
The Kremer Collection license agreement
On October 6, 2023, the Company entered into an exclusive license agreement, as amended, (the “Kremer License Agreement”) with Aetas Aurea Holding Ltd., (“Aetas”), relating to the Kremer Collection, and the “KC” logo as well as the goodwill, trademarks, and other intellectual property rights in the aforementioned, the copyrights and/or worldwide exclusive exploitation rights in copyrights in photographs and/or digital images of the Kremer Collection of original artwork, namely of 17th century Dutch and Flemish old masters, the goodwill, design rights and other intellectual property rights in the aforementioned (the “Licensed Assets”). The Company obtained the exclusive right to use the Licensed Assets for the creation of COFAs. Additionally, the Company obtained the master license for the commercial exploitation of COFAs in all merchandise categories on a worldwide basis, with the exception of NFTs, which shall be considered a prohibited category under the Kremer License Agreement.
With respect to the creation of COFAs, the Kremer License Agreement has an original term of three years, with an option to renew for an additional three years at the Company’s option upon 90 days prior notice if the Company is in good standing with the Delaware Secretary of State, has paid all sums due and owing to the licensor, is not in breach of the Kremer License Agreement at the time of the exercise of the renewal, and has achieved gross receipts of at least $1.0 million. With respect to the licensing of COFA merchandise, the Kremer License Agreement has an original term of ten years, with an option to renew for an additional ten year period at the Company’s option upon 90 days prior notice if the Company is in good standing with the Delaware Secretary of State, has paid all sums due and owing to the licensor, is not in breach of the Kremer License Agreement at the time of the exercise of the renewal, and has paid to Aetas at least $1.0 million in minimum guarantees and royalties under the agreement (or makeup payments if the earned royalties fall short). The Company can extend its rights with respect to the licensing of COFA merchandise for subsequent additional 10 year periods subject to the same conditions as previously described, except the Company must have paid to Aetas at least $1.0 million in royalties (or makeup payments if the earned royalties fall short) during the preceding ten-year renewal period. The parties to the License Agreement have not agreed to any future renewals as of the date hereof.
Under the Kremer License Agreement, the Company is obligated to pay earned royalties based on an upper single-digit percentage of net profits. The Company is also required to make minimum royalty payments totaling $37,500, $100,000, and $112,500 during the years ended December 31, 2023, 2024, and 2025, respectively. The Company made the required minimum royalty payments totaling $37,500 during the year ended December 31, 2023.
The total minimum royalty obligation of $250,000 under the Kremer License Agreement will be capitalized into prepaid expenses as payments are made pursuant to the Kremer License Agreement to the extent that the amount paid to date exceeds expenses recorded. The related expenses are recognized on a straight-line basis over the expected ten-year period of benefit. During the year ended December 31, 2023, the Company recognized $6,250 of expenses, included in general and administrative expenses in the accompanying statement of operations. As of December 31, 2023, prepaid expenses related to the Kremer License Agreement totaled $31,250, included in prepaid expenses in the accompanying balance sheet.
5.	STOCKHOLDERS’ EQUITY
Preferred stock
The Company’s Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Preferred stock with a par value of $0.0001. Significant terms, rights, liquidation preferences, and limitations of the Preferred stock

Tesseract Collective, Inc.
Notes to Financial Statements
shall be designated by the Company’s board of directors when or as the Preferred stock issuance resolutions are adopted. On October 10, 2023, the Company entered into a Series A Preferred Stock Purchase Agreement (the “SPA”) and issued 1,333,333 Series A Preferred Stock shares to a third-party investor on the terms described further below. In conjunction with the transaction, the Company’s Certificate of Incorporation was amended to designate 2,000,000 Preferred stock shares as Series A Preferred Stock, $0.0001 par value (the “Series A”). As of December 31, 2023 and 2022, 1,333,333 and zero shares of Series A Preferred stock were issued and outstanding, respectively.
Significant terms of the Series A Convertible Preferred Stock are as follows:
Dividends
Dividends may be paid on the Series A when, as and if declared by the Board of Directors (the “Board”). The rights of holders of Series A to payment of any dividends shall be pro rata with the rights of holders of common stock, calculated on an as-converted basis. There have been no dividends declared by the board through December 31, 2023.
Conversion
Each share of Series A is convertible, at the option of the holder, at any time after date of issuance of such share into the number of fully paid and non-assessable shares of common stock, which is determined by dividing the original issue price for such shares by the applicable conversion price then in effect. The conversion price of Series A is $0.75 per share as of December 31, 2023.
Each share of Series A is automatically convertible into common stock upon the occurrence of one of following events:
a)
The closing of the sale of shares of common stock to the public at a price of at least $4.00 per share in a firm-commitment underwritten initial public offering resulting in at least $15,000,000 of gross proceeds to the Company,

b)	The common stock is listed for trading on a national securities exchange and the Company has an unaffiliated public float of at least $15,000,000, or
c)	The date and time, or occurrence of an event, specified by vote or written consent of the Requisite Holders (defined as the holders of at least 50% of the outstanding Series A).
Voting
Each holder of Series A is entitled to the number of votes equal to the number of shares of common stock into which the Series A could be converted as of the record date. Except as otherwise specified in the Certificate of Incorporation, the holders of Series A and the holders of common stock vote as a single class on all matters submitted to a vote of stockholders, and not as separate classes.
Liquidation Preference
In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A are entitled to receive, prior and in preference to any distribution to the holders of the common stock or any other series of Preferred Stock, an amount per share for each share of Series A held by them equal to the sum of original issue price, and all declared but unpaid dividends.
Preferred Stock Financing
Under the SPA described above, on October 10, 2023 (the “Issuance Date”), the Company issued 1,333,333 shares of Series A preferred stock to a third-party investor (“Preferred Stock Investor”) at $0.75 per share, for total net proceeds of $923,523, after payment of $76,477 of issuance costs (the “Initial Closing”). The Initial Closing was subject to the Company’s two founders’ and Board members’ (the “Founders”) purchase of 266,666 shares of common stock each for $0.75 per share (for a total of $199,999.50 per Founder) as part of the May 2023 Private Placement (as discussed below).

Tesseract Collective, Inc.
Notes to Financial Statements
After the Initial Closing, if the Founders purchased, in the aggregate, 266,666 additional common shares on or prior to October 31, 2023 (the “Founders Purchase”), the Preferred Stock Investor would have been required to purchase 666,666 additional Series A shares (the “Additional Shares”) at a purchase price of $0.75 per Additional Share within thirty days upon being provided notice of the Founders Purchase (the “Additional Shares Option”). On December 27, 2023, the SPA was amended to extend the exercise period for the Additional Shares Option through December 29, 2023.
The Preferred Stock Investor also had the right to purchase up to 666,666 Additional Shares at a purchase price of $0.75 per share on or prior to November 30, 2023 (the “Investor Option”), which would have expired upon a Founders Purchase. If the Preferred Stock Investor exercised its Investor Option on or prior to November 30, 2023, then a Founders Purchase would have been terminated. On December 27, 2023, the SPA was amended to extend the Investor Option through January 14, 2024.
On December 27, 2023, the Founders Purchase was completed, and the Company sold 266,666 additional shares of common stock to the Founders for gross proceeds of $200,000. As a result of the Founders Purchase, the Preferred Stock Investor purchased 666,666 shares of Series A Preferred Stock on January 9, 2024 for the gross proceeds of $500,000.
Common stock
The Company’s Certificate of Incorporation authorizes the issuance of 80,000,000 shares of common stock with a par value of $0.0001. Each holder of common stock shall be entitled to one vote for each share of common stock held of record by such holder on all matters in which stockholders generally are entitled to vote. As of December 31, 2023 and 2022, 22,785,332 and 21,495,001 of common stock shares, respectively, were issued and outstanding.
Founders’ Round
In December 2021, pursuant to securities purchase agreements for common stock, the Company issued 17,460,001 shares of common stock to various individual investors (the “Founders’ Round”). Gross cash proceeds from the Founders’ Round totaled $1,746, of which $1,486 was collected prior to December 31, 2021, and $260 was received in January 2022, included in stock subscriptions receivable – related party as of December 31, 2021. In January 2022, the Company issued an additional 540,000 shares of common stock under the Founders’ Round for gross cash proceeds of $54.
April 2022 Private Placement
From January through April 2022, pursuant to securities purchase agreements for common stock, the Company issued 2,000,000 shares of common stock to various individual investors and the Company’s two directors, who are also executive employees (see Note 3) (the “April 2022 Private Placement”). Net cash proceeds from the April 2022 Private Placement totaled $480,000. Included in the 2,000,000 shares issued in connection with the April 2022 Private Placement were 80,000 shares issued in exchange for services with a fair value of $20,000.
July 2022 Private Placement
From July 2022 through May 2023, pursuant to securities purchase agreements for common stock, and in connection with the private placement of common stock for $0.50 per share, the Company issued 1,765,000 shares of common stock to various individual investors and the Company’s two directors, who are also executive employees (see Note 3) (the “July 2022 Private Placement”). Net cash proceeds from the July 2022 Private Placement totaled $135,000 and $747,500 during the years ended December 31, 2023 and 2022, respectively. In connection with the July 2022 Private Placement, during the year ended December 31, 2023, the Company issued common stock 140,000 common Stock options and 113,750 common Stock warrants (see Note 6) to certain advisors for services performed in connection with the financing. The common stock common stock options and common stock warrants had an estimated fair value of $47,277 and $47,726, respectively, common stock charged to Additional paid-in capital during the year ended December 31, 2023.

Tesseract Collective, Inc.
Notes to Financial Statements
May 2023 Private Placement
From May through September 2023, pursuant to securities purchase agreements for common stock, and in connection with an ongoing private placement of common stock for $0.75 per share, the Company issued 1,020,331 shares of common stock to various individual investors and the Company’s two directors, who are also executive employees (see Note 3) (the “May 2023 Private Placement”). Net cash proceeds from the May 2023 Private Placement totaled $765,248 through the year ended December 31, 2023.
In connection with the May 2023 Private Placement, subsequent to December 31, 2023, the Company issued an additional 403,998 shares of common stock for net cash proceeds of $302,999.
6.	STOCK-BASED PAYMENTS
Effective December 22, 2022, the Company executed an equity incentive plan (the “Plan”), which permits the Company to grant restricted stock, unrestricted stock, restricted stock units, incentive stock options, non-qualified stock options, stock appreciation rights, and performance stock unit awards to employees, consultants, and directors of the Company. Under the Plan, the term of any awards may not be more than ten years from the date of grant. The number of shares reserved for issuance under the Plan is 2,100,000. At December 31, 2023, there were 1,260,164 shares available for grant under the Plan.
During the year ended December 31, 2022, the Company engaged vendors to provide the Company with various advertising, marketing and advisory services. In lieu of cash payment, the Company agreed to issue to these vendors stock options, warrants or common stock shares. There were no stock options, warrants or common stock shares issued under these arrangements through December 31, 2022. As of December 31, 2022, the following stock options, warrants or common stock shares were issuable to these vendors for services provided during the year ended December 31, 2022:
Type of security	Number	Exercise price	Liability at December 31, 2022
Stock options	200,947	$ 0.50	$ 85,401
Warrants	279,865	0.75	114,057
Common Shares	55,000	—	27,500
Warrants	30,000	$ 0.01	14,842
The Company recorded a $241,800 liability in “accounts payable and accrued expenses” related to these services at December 31, 2022, of which $99,185 and $142,615 are included in general and administrative and sales and marketing expenses, respectively, on the accompanying statement of operations as of December 31, 2022.
During the year ended December 31, 2023, the Company settled the liabilities described above through the issuance of common stock, options and warrants. Additionally, the Company issued common stock options and warrants for various advertising, marketing and advisory services performed during the year ended December 31, 2023. In relation to these 2022 and 2023 services, in 2023, the Company issued 70,000 shares of common stock shares and 439,836 fully vested common stock options under the Plan to service providers with an exercise price of $0.50 per share and a term of 10-years from the grant date. The total fair value of the stock options granted for services during the year ended December 31, 2023 was $148,673 allocated as follows in the accompanying financial statements:
General and administrative expenses	$ 54,108
Sales and marketing expenses	47,288
Additional paid-in capital(1)	47,277
$ 148,673
(1)
In connection with the July 2022 Private Placement (see Note 5), during the year ended December 31, 2023, the Company issued 140,000 common stock options with an estimated fair value of $47,277 to certain advisors for services performed in connection with the financing.

Tesseract Collective, Inc.
Notes to Financial Statements
During the year ended December 31, 2023, the Company issued 400,000 incentive stock options under the Plan to an executive employee of the Company with a 10-year term and graded vesting over a one-year period. These options had the fair value of $135,814 at the grant date and were fully vested prior to December 31, 2023 with the related expense included in general and administrative expenses in the statement of operations.
The summary of the Company’s stock option activity under the Plan was as follows:
	Number of Stock Options	Weighted- average Exercise Price	Weighted- average Remaining Contractual Life (in years)
Outstanding at December 31, 2022	—	$ —	—
Granted	839,836	0.50	10.0
Exercised	—	—	—
Forfeited/Expired/Cancelled	—	—	—
Outstanding at December 31, 2023	839,836	0.50	9.2
Exercisable at December 31, 2023	839,836	$ 0.50	9.2
All outstanding options were fully vested as of December 31, 2023.
During the year ended December 31, 2023, the Company issued 423,615 fully-vested common stock warrants to service providers with a weighted average exercise price of $0.63 per share and a contractual term of 10-years from the grant date. The weighted average remaining contractual term of the outstanding warrants is 9.3 years as of December 31, 2023. The fair value of the stock warrants granted for services during the year ended December 31, 2023 was estimated $174,956.
The fair value of the common stock warrants granted during the years ended December 31, 2023 were allocated as follows in the accompanying financial statements:
General and administrative expenses	$14,843
Sales and marketing expenses	112,387
Additional paid-in capital(1)	47,726
$ 174,956
(1)
In connection with the July 2022 Private Placement (see Note 5), during the year ended December 31, 2023, the Company issued 113,750 common stock warrants with an estimated fair value of $47,726 to certain advisors for services performed in connection with the financing.

7.	INCOME TAXES
During the years ended December 31, 2023 and 2022, the Company incurred $0 of current federal and state income tax expense.
The Company’s income tax provision consists of the following as of December 31, 2023 and 2022:
	December 31,
	2023	2022
Federal
Current	$—	$—
Deferred	340,701	457,677
Change in valuation allowance	(340,701)	(457,677)
Income tax provision	$—	$—

Tesseract Collective, Inc.
Notes to Financial Statements
The Company’s net deferred tax assets consisted of the following as of December 31, 2023 and 2022:
	December 31,
	2023	2022
Deferred tax asset
Net operating loss carryforward	$561,394	$244,866
Accrued compensation	143,154	127,452
Deferred license fees	72,567	64,167
Startup/Organization costs	21,192	21,192
Other	71	—
Total deferred tax assets	798,378	457,677
Valuation allowance	(798,378)	(457,677)
Deferred tax asset, net of allowance	$—	$—
As of December 31, 2023 and 2022, the Company had U.S. federal net operating loss carryforwards of $561,394 and $244,866, respectively, that do not expire. As of December 31, 2023 and 2022, the Company had no state net operating loss carryforwards.
The statutory income tax rate differs from the Company’s effective tax rate for the years ended December 31, 2023 and 2022 due to the following:
	December 31,
	2023	2022
Statutory federal income tax rate	21.0%	21.0%
Non-deductible/Non-taxable items	(2.6)	—
Valuation allowance	(18.4)	(21.0)
Effective tax rate	—%	—%
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2023 and 2022, the change in the valuation allowance was $340,701 and $457,677, respectively.
8.	SUBSEQUENT EVENTS
Other than what is disclosed below, or elsewhere in these notes to the financial statements, there are no material subsequent events requiring additional disclosure.

PART III - EXHIBITS
Index to Exhibits.
2.1	Amended and Restated Certificate of Incorporation of the Registrant**
2.2	By-laws of Registrant**
3.1	Form of Common Stock Certificate*
3.2	Investor Rights Agreement**
3.3	Right of First Refusal and Co-Sale Agreement**
4.1	Form of Subscription Agreement (Private Placement)
4.2	Form of Subscription Agreement*
6.1	Master License Agreement between POMASE, the Registrant and Caravanserai Partners SL, dated as of May 16, 2023.**
6.2	First Amendment to Master License Agreement between POMASE, the Registrant and Caravanserai Partners SL, dated as of March 21, 2024.**
6.3	Master License Agreement between Aetas Aurea Holding Ltd. and the Registrant, dated as of October 6, 2023.**
6.4	First Amendment to Master License Agreement between Aetas Aurea Holding Ltd. and the Registrant, dated as of March 14, 2024.**
6.5	Framework Agreement between Sentebale, American Friends of Sentebale Foundation and Tesseract Collective, Inc., dated as of April 10, 2024.
6.6	Form of Indemnification Agreement*
6.7	2022 Equity Incentive Plan, as amended*
6.8	Form of 2024 Equity Incentive Plan**
6.9	Employment agreement with David Todrin
8.1	Form of Escrow Agreement*
10.1	Power of Attorney (included on the signature page hereto)*
11.1	Consent of Wolf & Company, P.C.*
12.1	Legal opinion of Loeb & Loeb LLP as to the legality of the securities being qualified*
*	To be filed by amendment.
**	Previously filed.
+	Portions of this exhibit have been omitted because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on   , 2024.
TESSERACT COLLECTIVE, INC.

By:
Richard Seet
Chief Executive Officer
(Principal Executive Officer)
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Seet as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-qualification and post-qualification amendments) to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.
Name	Position	Signature	Date

Richard Seet	Chief Executive Officer and Director (Principal Executive Officer)		, 2024

Charles Riotto	President		, 2024

David Todrin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)		, 2024